Prospectus Supplement
(To Prospectus dated October 30, 2003)

                                $205,377,075
                                (APPROXIMATE)

                            [FIRST HORIZON LOGO]

                           SELLER AND MASTER SERVICER
                FIRST HORIZON MORTGAGE PASS-THROUGH TRUST 2004-5
                                     ISSUER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5
             DISTRIBUTIONS PAYABLE MONTHLY COMMENCING IN JULY 2004
--------------------------------------------------------------------------------

    The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

         8 classes of senior certificates

         3 classes of subordinated certificates

    For a description of the classes of certificates offered by this prospectus, see 'Summary -- Offered Certificates' on page S-5. Credit enhancement for the certificates will be provided by subordination.

    The assets of the trust will include two pools of conventional, fixed rate, first lien, fully amortizing, one-to-four family residential mortgage loans. The remaining terms to maturity of the mortgage loans in Pool I will range from 216 to 339 months. The remaining terms to maturity of the mortgage loans in Pool II will range from 136 to 157 months.

                       THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 You should carefully consider the risk factors beginning on page S-10 of this prospectus supplement and on page 6 of the accompanying prospectus.

    Deutsche Bank Securities Inc. will purchase the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-R and Class II-A-l Certificates and FTN Financial Capital Markets, a division of First Tennessee Bank National Association, will purchase the Class I-A-PO, Class II-A-PO, Class B-1,
Class B-2 and Class B-3 Certificates. Deutsche Bank Securities Inc. and FTN Financial Capital Markets will sell the offered certificates to investors at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the certificates will be approximately 102.328% of the total principal balance of those certificates, plus accrued interest, before deducting expenses. Each underwriter's commission will be the difference between the price it pays for the certificates and the amount it receives from their sale to the public. The certificates will be available for delivery to investors on or about June 30, 2004.

--------------------------------------------------------------------------------

                            DEUTSCHE BANK SECURITIES
                                 FTN FINANCIAL

                   Prospectus Supplement dated June 28, 2004

--------------------------------------------------------------------------------

              Important notice about information presented in this
             prospectus supplement and the accompanying prospectus:

     We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     After the initial distribution of the certificates offered hereby, this prospectus and prospectus supplement may be used by FTN Financial Securities Corp., an affiliate of the depositor, the seller and the master servicer, in connection with market making transactions in such certificates. FTN Financial Securities Corp. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement may be updated from time to time in connection with transactions in which FTN Financial Securities Corp. acts as a market maker.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY......................................................................S-5
   The Issuer................................................................S-5
   The Mortgage Pools........................................................S-5
   Offered Certificates......................................................S-5
   Relationship Between Mortgage Pools and the Certificates..................S-6
   The Mortgage Loans........................................................S-6
   Cut-off Date..............................................................S-7
   Closing Date..............................................................S-7
   Depositor.................................................................S-7
   Seller and Master Servicer................................................S-7
   Trustee...................................................................S-7
   Distributions on the Certificates.........................................S-7
   Optional Termination......................................................S-8
   Advances..................................................................S-8
   Credit Enhancement........................................................S-8
   Tax Status................................................................S-9
   ERISA Considerations......................................................S-9
   Legal Investment..........................................................S-9
   Ratings...................................................................S-9

RISK FACTORS................................................................S-10
      Certificates may not be appropriate investments
         for some investors.................................................S-10
      Effect of performance of mortgage loans on rating
         of the certificates................................................S-10
      Prepayments are unpredictable and will affect the yield
         on your certificates...............................................S-11
      The effect of prepayments on principal only certificates,
         notional amount certificates and certificates purchased at a premium or discount may be severe..................................S-12
      The yield on the Class I-A-2 and Class I-A-3 Certificates
         will be affected by the level of LIBOR.............................S-12
      Subordination may not be sufficient to protect senior certificates from losses........................................................S-12
      Geographic concentration of mortgage loans may increase risk of losses on your certificates........................................S-13
      Residual Certificates have adverse tax consequences...................S-14
      Terrorist attacks and military action.................................S-14

FORWARD LOOKING STATEMENTS..................................................S-15

THE MORTGAGE POOLS..........................................................S-15
   General..................................................................S-15
   Assignment of the Mortgage Loans.........................................S-18

SERVICING OF MORTGAGE LOANS.................................................S-20
   General..................................................................S-20
   The Master Servicer......................................................S-20
   Foreclosure, Delinquency and Loss Experience.............................S-20
   Management's Discussion and Analysis of Delinquency and
      Foreclosure Trends....................................................S-24
   Servicing Compensation and Payment of Expenses...........................S-24
   Adjustment to Master Servicing Fee in Connection with Principal
      Prepayments...........................................................S-24
   Advances.................................................................S-25
   Unanticipated Recoveries of Losses on the Mortgage Loans.................S-25

DESCRIPTION OF THE CERTIFICATES.............................................S-26
   General..................................................................S-26
   Separate REMIC Structure.................................................S-26
   Book-Entry Certificates..................................................S-27
   Payments on Mortgage Loans; Accounts.....................................S-27
   Determination of LIBOR...................................................S-27
   Distributions on the Certificates........................................S-28
   Cross-collateralization..................................................S-32

   Losses Allocable to the Class I-A-PO and II-A-PO Certificates............S-33
   Losses Allocable to the Certificates other than the Class I-A-PO and II-A-PO Certificates..............................................S-33
   Voting Rights............................................................S-35
   Additional Rights of the Residual Certificateholders.....................S-35
   Subordination............................................................S-36
   Structuring Assumptions..................................................S-37
   Optional Purchase of Defaulted Loans.....................................S-39
   Optional Termination.....................................................S-39
   The Trustee..............................................................S-39
   Restrictions on Transfer of the Residual Certificates....................S-40

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS...............................S-40
   General..................................................................S-40
   General Prepayment Considerations and Risks..............................S-40
   Prepayment Considerations and Risks for the Class B Certificates.........S-42
   Sensitivity of the LIBOR Certificates....................................S-42
   Yield Sensitivity of the Class I-A-PO and Class II-A-PO
      Certificates..........................................................S-44
   Additional Information...................................................S-45
   Weighted Average Lives of the Offered Certificates.......................S-45
   Decrement Tables.........................................................S-46
   Last Scheduled Distribution Date.........................................S-49

USE OF PROCEEDS.............................................................S-49

MATERIAL FEDERAL INCOME TAX CONSEQUENCES....................................S-49

ERISA CONSIDERATIONS........................................................S-51

UNDERWRITING................................................................S-52

LEGAL MATTERS...............................................................S-53

RATINGS.....................................................................S-53

ANNEX I......................................................................I-1

ANNEX II....................................................................II-1

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                                     SUMMARY

          This summary highlights selected information from this document and does not contain the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, you should read carefully this entire document and the accompanying prospectus.

          For the definitions of certain capitalized terms used in this prospectus supplement, see "Glossary of Terms" on page S-54.

The Issuer

     The Issuer of the certificates will be First Horizon Mortgage Pass-Through Trust 2004-5. The trust was created for the sole purpose of issuing the certificates.

The Mortgage Pools

     The assets of the trust will consist of two pools of mortgage loans: "Pool I" and "Pool II." Pool I consists of 394 mortgage loans with an aggregate stated principal balance as of June 1, 2004 of approximately $171,380,051. Pool II consists of 82 mortgage loans with an aggregate stated principal balance as of June 1, 2004 of approximately $34,615,985. The aggregate principal balance of the mortgage loans in Pool I and Pool II as of June 1, 2004 is approximately $205,996,036. For a further description of the mortgage loans in Pool I and Pool II, see "The Mortgage Pools -- Description of the Mortgage Loans" and Annexes A-I and A-II to this prospectus supplement.

Offered Certificates

     On the closing date, the trust will issue fourteen classes of certificates, eleven of which are being offered by this prospectus supplement and the accompanying prospectus.

     The following table shows the approximate initial class certificate balance, annual pass-through rate and type of each class of offered certificates:

--------------------------------------------------------------------------------
                                 Class
                              Certificate     Pass-Through
    Class                       Balance           Rate               Type
--------------------------------------------------------------------------------
Class I-A-1                  $122,325,000         6.000%     Senior /Accretion
                                                             Directed
--------------------------------------------------------------------------------
Class I-A-2                  $ 40,775,000      variable(1)   Senior/Floating
                                                             Rate /Accretion
                                                             Directed
--------------------------------------------------------------------------------
Class I-A-3                              (2)   variable(1)   Senior/Inverse
                                                             Floating Rate/IO
--------------------------------------------------------------------------------
Class I-A-4                  $  2,818,100         6.500%     Senior/Accrual
--------------------------------------------------------------------------------
Class I-A-PO                 $  1,005,910              (3)   Senior/PO
--------------------------------------------------------------------------------
Class I-A-R                  $        100         6.500%     Senior/Residual
--------------------------------------------------------------------------------
Class II-A-1                 $ 33,229,000         6.250%     Senior/Pass-Through
--------------------------------------------------------------------------------
Class II-A-PO                $    486,965              (3)   Senior/PO
--------------------------------------------------------------------------------
Class B-1                    $  3,501,000      variable(4)   Subordinated
--------------------------------------------------------------------------------
Class B-2                    $    824,000      variable(4)   Subordinated
--------------------------------------------------------------------------------
Class B-3                    $    412,000      variable(4)   Subordinated
--------------------------------------------------------------------------------

(1) The pass-through rates for the Class I-A-2 and Class I-A-3 Certificates are variable and will be calculated as described in this prospectus supplement under "Description of the Certificates--Distributions on the Certificates--Interest."

(2) The Class I-A-3 Certificates are notional amount certificates and will accrue interest during each interest accrual period on a notional amount. The initial notional amount of the Class I-A-3 Certificates will be approximately $40,775,000.

(3) The Class I-A-PO and Class II-A-PO Certificates are principal only certificates and will not accrue interest.

(4) The pass-through rates on the Class B-1, Class B-2 and Class B-3 Certificates are variable and will be calculated as described in this prospectus supplement under "Description of the Certificates-- Distributions on the Certificates -- Interest." The initial pass-through rate for each of these classes of certificates for the first interest accrual period will be approximately 6.458% per annum.

     Depending on the final composition of the pools of mortgage loans sold to the trust, the class certificate balance of each class of certificates may increase or decrease from the amount listed above. Any difference between the total class certificate balance of the certificates on the date they are issued and the approximate total class certificate balance of the certificates on the date of this prospectus supplement will not exceed 5%.

     All classes of the offered certificates, other than the Class I-A-PO, Class I-A-R and Class II-A-PO, will be book-entry certificates. The Class I-A-PO, Class I-A-R and Class II-A-PO Certificates will be issued in fully registered certificated form.

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

--------------------------------------------------------------------------------

     The trust will issue the certificates in the following minimum denominations:

--------------------------------------------------------------------------------
    Class                                                   Minimum Denomination
--------------------------------------------------------------------------------
Class I-A-1                                                       $ 25,000
--------------------------------------------------------------------------------
Class I-A-2                                                       $ 25,000
--------------------------------------------------------------------------------
Class I-A-3                                                       $500,000
--------------------------------------------------------------------------------
Class I-A-4                                                       $  1,000
--------------------------------------------------------------------------------
Class I-A-PO                                                      $ 25,000
--------------------------------------------------------------------------------
Class I-A-R                                                       $    100
--------------------------------------------------------------------------------
Class II-A-1                                                      $ 25,000
--------------------------------------------------------------------------------
Class II-A- PO                                                    $ 25,000
--------------------------------------------------------------------------------
Class B-1                                                         $100,000
--------------------------------------------------------------------------------
Class B-2                                                         $100,000
--------------------------------------------------------------------------------
Class B-3                                                         $100,000
--------------------------------------------------------------------------------

     Certificates with principal balances in excess of these amounts, other than the Class I-A-R Certificates, will be issued in multiples of $1,000 above the minimum denomination. If necessary, in order to aggregate the initial principal balance of a class of certificates, one certificate of such class will be issued in an incremental denomination of less than that shown in the table above.

     See "The Mortgage Pools," "Description of the Certificates -- General" and "-- Book-Entry Certificates" in this prospectus supplement and "Description of the Securities -- General," "-- Categories of Classes of Securities" and "-- Book-entry Registration of Securities" in the prospectus.

Relationship Between Mortgage Pools and the Certificates

     The certificates whose class designation begins with "I" correspond to Pool
I. The certificates whose class designation begins with "II" correspond to Pool
II. The subordinated certificates correspond to both mortgage pools. Each of the certificates generally receives distributions based on principal and interest collected from mortgage loans in its corresponding mortgage pool or mortgage pools. The certificates that correspond to a particular mortgage pool are sometimes referred to in this prospectus supplement collectively as a "certificate group."

The Mortgage Loans

     First Horizon Home Loan Corporation originated or acquired all of the mortgage loans. The mortgage loans in Pool I which are expected to be sold to the trust on the Closing Date have the following characteristics as of June 1, 2004:

          o    Total current principal balance(1): $171,380,051

          o    Range of original terms to maturity: between 240 and 360 months

          o    Range of remaining terms to maturity: between 216 and 339 months

          o    Range of annual interest rates: between 6.250% and 7.750%

          o Largest geographic concentration: approximately 23.34% of the mortgage loans, by principal balance as of the cut off date, are secured by property located in California

     The mortgage loans in Pool II which are expected to be sold to the trust on the Closing Date have the following characteristics as of June 1, 2004:

          o    Total current principal balance(1): $34,615,985

          o    Range of original terms to maturity: between 162 and 180 months

          o    Range of remaining terms to maturity: between 136 and 157 months

          o    Range of annual interest rates: between 6.000% and 7.125%

          o Largest geographic concentration: approximately 13.40% of the mortgage loans, by principal balance as of the cut off date, are secured by property located in Tennessee

(1) Approximate, after deducting payments of principal due on or before June 1, 2004, and subject to the variance described in this prospectus supplement.

     See "The Mortgage Pools -- General."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Cut-off Date

     June 1, 2004, the date as of which the aggregate principal balance of the mortgage loans is determined for purposes of this prospectus supplement, unless a different date is specified.

Closing Date

     On or about June 30, 2004.

Depositor

     First Horizon Asset Securities Inc.

Seller and Master Servicer

     First Horizon Home Loan Corporation

Trustee

     The Bank of New York

Distributions on the Certificates

     The trustee will make distributions on the certificates on the 25th day of each month. If the 25th is not a business day, the trustee will make distributions on the next business day. The first distribution date will be July 26, 2004.

     On each distribution date, the trustee will first pay to the senior certificates of each certificate group the amounts of interest and principal distributable to them, as applicable, from available funds from the corresponding mortgage pool. The trustee will then pay interest and principal to the subordinated certificates from the remaining available funds from both mortgage pools.

Interest Payments

     The actual amount of interest you receive on your certificates on each distribution date will depend on:

               o    the amount of interest accrued on your certificates;

               o the total amount of funds in the corresponding mortgage pool available for distribution;

               o the amount of any accrued interest not paid on your certificates on earlier distribution dates;

               o whether you hold Class I-A-4 Certificates, which accrue interest rather than pay it on a current basis as described below; and

               o the level of one-month LIBOR, if you hold the Class I-A-2 or Class I-A-3 Certificates.

          o If you are the holder of a senior certificate, the amount of interest payable to you will be in proportion to the interest payable on all of the senior certificates of the related certificate group together. All of the senior certificates of a related certificate group entitled to interest distributions will receive these payments at the same time.

          o If you hold Class I-A-4 Certificates, the interest accrued on your certificates will initially not be distributed to you. This accrued interest will instead be added to the principal amount of your certificates until such time as described in "Description of the Certificates - Distributions on the Certificates" in this prospectus supplement.

          o The holders of the Class I-A-PO and Class II-A-PO Certificates are not entitled to receive distributions of interest.

          o If you are the holder of a subordinated certificate, you will receive interest payments only after the trustee has paid interest and principal to:

               o    all of the senior certificates of each certificate group;
                    and

               o each class of subordinated certificates that ranks higher than your certificates.

          o The trustee will calculate interest on the basis of a 360-day year consisting of twelve 30-day months for each class of certificates.

          o The subordinated certificates will accrue interest at an annual pass-through rate equal to the weighted average of the Designated Mortgage Pool Rates, weighted on the basis of the Group Subordinate Amount for each mortgage pool.

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

--------------------------------------------------------------------------------

Principal Payments

          o After interest payments have been made on all senior certificates of a certificate group entitled to interest distributions, each class of those senior certificates entitled to principal distributions will also be entitled to receive a payment of principal. If you are the holder of subordinated certificates, you will receive principal payments after (1) interest and principal have been paid on all the senior certificates of each certificate group and the subordinated certificates ranking senior to yours (if any) and (2) interest has been paid on your certificates. You should refer to "Description of the Certificates --Distributions on the Certificates" for a description of the amount of principal payable to you and the priority in which it will be paid.

          o The amount and timing of principal you receive on your certificates will depend on:

               o the various priorities and formulas described in this prospectus supplement that determine the allocation of principal payments to your certificates; and

               o the amounts actually available in the corresponding mortgage pool or mortgage pools for distribution as principal.

          o Because of the principal allocation formulas described in this prospectus supplement, the senior certificates entitled to principal distributions, other than the Class I-A-PO and Class II-A-PO Certificates, will receive principal payments at a faster rate than the subordinated certificates for at least the first nine years after the issuance of the certificates.

          o The Class I-A-3 Certificates are not entitled to principal distributions.

     You should refer to "Description of the Certificates -- Distributions on the Certificates --Allocation of Available Funds."

Optional Termination

     The master servicer may purchase all of the remaining assets of the trust after the aggregate stated principal balance of the mortgage loans in both mortgage pools and real estate owned by the trust declines below 1% of the aggregate stated principal balance of the mortgage loans in both mortgage pools on June 1, 2004. Except as described under "Description of the Certificates -- Optional Termination," if the trust assets are purchased, certificateholders will be paid accrued interest and principal equal to the outstanding principal amount of the certificates.

     See "Description of the Certificates-- Optional Termination."

Advances

     The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loan. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

     See "Servicing of Mortgage Loans -- Advances."

Credit Enhancement

Subordination

     If you are the holder of a senior certificate, your certificate will benefit from the credit enhancement provided by the subordination of the subordinated certificates.

     This subordination will benefit the senior certificates in two ways:

          o The senior certificates of each certificate group will have a preferential right over the subordinated certificates to receive funds available from the related mortgage pool for interest and principal distributions.

          o The subordinated certificates will absorb losses on the mortgage loans up to their balances or, with respect to certain types of losses, up to the level described in this prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     If you are the holder of a senior certificate, you should keep in mind, however, that the subordination of the subordinated certificates offers only limited protection against the loss of your investment. If you are the holder of a subordinated certificate, your certificate will benefit from the credit enhancement provided by the subordination of any lower-ranking classes of subordinated certificates. This subordination will, however, offer only limited protection against the loss of your investment.

     See "Description of the Certificates -- Subordination."

Cross-collateralization

     Except as provided in this prospectus supplement, if the aggregate class certificate balance of the senior certificates of a certificate group is greater than the Pool Principal Balance of the related mortgage pool, then certain payments on the mortgage loans in the other mortgage pool otherwise payable to the subordinated certificates will be paid to such senior certificates until their class certificate balance is equal to the Pool Principal Balance of the related mortgage pool.

     See "Description of the Certificates-- Cross-collateralization."

Tax Status

     For federal income tax purposes, the trust will comprise multiple real estate mortgage investment conduits; one or more underlying REMICs and the master REMIC. Each underlying REMIC will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The master REMIC will hold as assets regular interests issued by one or more underlying REMICs and will issue the several classes of certificates, which, other than the Class I-A-R Certificate, will represent the regular interests in the master REMIC. The Class I-A-R Certificate will represent ownership of the residual interests in both the master REMIC and any underlying REMIC.

     See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations

     A pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986 may purchase the offered certificates, other than the Class I-A-R Certificates, so long as the conditions described under "ERISA Considerations" are met.

     See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

     The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be mortgage related securities for purposes of that act.

     See "Legal Investment" in the prospectus.

Ratings

     The classes of senior certificates will not be offered unless they are assigned ratings of "AAA" and "Aaa" by S&P and Moody's, respectively.

     The classes of subordinated certificates listed below will not be offered unless they are assigned the following ratings by S&P:

---------------------------------------------------
  Class                                  S&P Rating
---------------------------------------------------
Class B-l                                     AA
---------------------------------------------------
Class B-2                                     A
---------------------------------------------------
Class B-3                                    BBB
---------------------------------------------------

     A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. You should refer to "Ratings" in this prospectus supplement to learn more about the significance and limitations of ratings.

--------------------------------------------------------------------------------

                                  RISK FACTORS

          The following information, which you should carefully consider, identifies known material sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" on page 6 of the prospectus.

Certificates may not be appropriate
investments for some investors.....   The certificates may not be an appropriate
                                      investment for you if you do not have
                                      sufficient resources or expertise to
                                      evaluate the particular characteristics of
                                      the applicable class of certificates. This
                                      may be the case because, among other
                                      things:

                                      o    if you purchase your certificates at
                                           a price other than par, your yield to
                                           maturity will be sensitive to the
                                           uncertain rate and timing of
                                           principal prepayments on the mortgage
                                           loans in the corresponding mortgage
                                           pool or mortgage pools;

                                      o    the certificates may be inappropriate
                                           investments for you if you require a
                                           distribution of a particular amount
                                           of principal on a specific date or an
                                           otherwise predictable stream of
                                           distributions because the rate of
                                           principal distributions on, and the
                                           weighted average lives of, the
                                           certificates will be sensitive to the
                                           uncertain rate and timing of
                                           principal payments on the mortgage
                                           loans in the corresponding mortgage
                                           pool or mortgage pools and the
                                           priority of principal distributions
                                           among the classes of certificates in
                                           the related certificate group;

                                      o    you may not be able to reinvest the
                                           principal amounts distributed on your
                                           certificates, which in general are
                                           expected to be greater during periods
                                           of relatively low interest rates, at
                                           a rate that is as high as your
                                           pass-through rate or your expected
                                           yield;

                                      o    unless a secondary market for the
                                           certificates develops, the
                                           certificates may be illiquid
                                           investments;

                                      o    you must report interest as well as
                                           original issue discount, if any, on
                                           the accrual method of accounting,
                                           even if you are otherwise using the
                                           cash method of accounting; and

                                      o    if you purchase the Class I-A-4
                                           Certificates, you will not receive
                                           payments of interest on these
                                           certificates until the occurrence of
                                           certain specified events as described
                                           in this prospectus supplement under
                                           "Description of the Certificates -
                                           Distributions on the Certificates."

                                      You should also carefully consider the
                                      further risks discussed below and under
                                      the heading "Yield, Prepayment and
                                      Maturity Considerations" in this
                                      prospectus supplement and under the
                                      heading "Risk Factors" in the prospectus.

Effect of performance of mortgage
loans on rating of the
certificates.......................   The rating assigned to your class of
                                      certificates will depend on the
                                      performance of the mortgage loans in both
                                      mortgage pools. Therefore, since the
                                      subordinated certificates will provide
                                      credit support for the senior certificates
                                      of both certificate groups, the poor
                                      performance of one pool may affect the
                                      rating assigned to your class,
                                      notwithstanding the better performance of
                                      the remaining mortgage pool.


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
Prepayments are unpredictable and
will affect the yield on your
certificates.......................   Borrowers may prepay their mortgage loans
                                      in whole or in part at any time. We cannot
                                      predict the rate at which borrowers will
                                      repay their mortgage loans. A prepayment
                                      of a mortgage loan, however, will usually
                                      result in an accelerated payment on the
                                      certificates of the related certificate
                                      group and will affect the yield to
                                      maturity on the certificates in the
                                      related certificate group. In addition,
                                      you will be subject to any reinvestment
                                      risks resulting from faster or slower
                                      prepayments of mortgage loans in the
                                      mortgage pool or mortgage pools
                                      corresponding to your certificate.

                                      The rate of principal payments on the
                                      mortgage loans will be affected by, among other things:

                                      o    the amortization schedules of the
                                           mortgage loans;

                                      o    the rate of principal prepayments,
                                           including partial prepayments and
                                           those resulting from refinancing, by
                                           mortgagors;

                                      o    liquidations of defaulted mortgage
                                           loans;

                                      o    repurchases of mortgage loans by the
                                           seller as a result of defective
                                           documentation or breaches of
                                           representations and warranties;

                                      o    optional purchase by the master
                                           servicer of defaulted mortgage loans;
                                           and

                                      o    the optional purchase by the master
                                           servicer of all of the mortgage loans
                                           in connection with the termination of
                                           the trust.

                                      The rate of payments, including
                                      prepayments, on the mortgage loans may be influenced by a variety of economic, geographic, social and other factors, including the following:

                                      o    If prevailing rates for similar
                                           mortgage loans fall below the
                                           mortgage rates on the mortgage loans
                                           owned by the trust, we would expect
                                           the rate of prepayment to increase.
                                           Increased prepayments could result in
                                           a faster return of principal to you
                                           at a time when you may not be able to
                                           reinvest the principal at an interest
                                           rate as high as the pass-through rate
                                           or expected yield on your
                                           certificates.

                                      o    If interest rates on similar mortgage
                                           loans rise above the mortgage rates
                                           on the mortgage loans owned by the
                                           trust, we would expect the rate of
                                           prepayment to decrease. Reduced
                                           prepayments could result in a slower
                                           return of principal to you at a time
                                           when you may be able to reinvest the
                                           principal at a higher rate of
                                           interest than the pass-through rate
                                           or expected yield on your
                                           certificates.

                                      o    Refinancing programs, which may
                                           involve soliciting all or some of the
                                           mortgagors to refinance their
                                           mortgage loans, may increase the rate
                                           of prepayments on the mortgage loans.
                                           The master servicer or its affiliates
                                           may offer these refinancing programs
                                           from time to time, including
                                           streamlined documentation programs as
                                           well as programs under which a
                                           mortgage loan is modified to reduce
                                           the interest rate.

                                      See "Yield, Prepayment and Maturity
                                      Considerations" and "Description of the
                                      Certificates -- Optional Termination" in this prospectus supplement and "The
                                      Agreements -- Assignment of the Trust Fund
                                      Assets," and "--Termination; Optional
                                      Termination" in the prospectus.


                                      S-11




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
The effect of prepayments on
principal only certificates,
notional amount certificates and
certificates purchased at a premium
or discount may be severe..........   The effect of prepayments on principal
                                      only certificates, notional amount
                                      certificates and certificates purchased at
                                      a premium or discount may be severe. The
                                      rate of payments, including prepayments,
                                      on the mortgage loans in the mortgage pool
                                      or mortgage pools corresponding to your
                                      certificates can adversely affect the
                                      yield you receive on your certificates.
                                      For example:

                                      o    If you purchase principal only
                                           certificates (e.g., the Class I-A-PO
                                           or Class II-A-PO Certificates) or if
                                           you purchase your certificates at a
                                           discount and principal is repaid
                                           slower than you anticipate, then your
                                           yield may be lower than you
                                           anticipate.

                                      o    If you purchase a notional amount
                                           certificate (e.g., the Class I-A-3
                                           Certificates) or if you purchase your
                                           certificates at a premium and
                                           principal is repaid faster than you
                                           anticipate, then your yield may be
                                           lower than you anticipate and, in the
                                           case of the notional amount
                                           certificates, you could lose your
                                           entire investment.

                                      See "Yield, Prepayment and Maturity
                                      Considerations."

The yield on the Class I-A-2 and
Class I-A-3 Certificates will be
affected by the level of LIBOR.....   The pass-through rate on the Class I-A-2
                                      Certificates will be based on LIBOR plus a
                                      margin, subject to a cap. In contrast the
                                      pass-through rate on the Class I-A-3
                                      Certificates will vary inversely with
                                      LIBOR (i.e., as LIBOR increases, the
                                      interest rate on this class of
                                      certificates is reduced). If the level of
                                      LIBOR is lower than the level you expect,
                                      then your yield on the Class I-A-2
                                      Certificates may be lower than you expect.
                                      Conversely, if the level of LIBOR is
                                      higher than the level you expect, then
                                      your yield on the Class I-A-3 Certificates
                                      may be lower than you expect and could be
                                      zero. Prospective investors in the Class
                                      I-A-3 Certificates should additionally
                                      consider that LIBOR is at historically low
                                      levels and may not be expected to remain
                                      at such levels (or may not decrease
                                      further) in future periods.

                                      See "Description of the Certificates --
                                      Interest" and "Yield, Prepayment and
                                      Maturity Considerations" for more
                                      information.

Subordination may not be sufficient
to protect senior certificates from
losses.............................   The certificates are not insured by any
                                      financial guaranty insurance policy.
                                      Credit enhancement in the form of
                                      subordination will be provided for the
                                      certificates, first, by the right of the
                                      holders of certificates to receive
                                      payments of principal before the classes
                                      subordinate to them and, second, by the
                                      allocation of realized losses to
                                      subordinated classes in the inverse order
                                      of their subordination. The first form of
                                      subordination is provided by using
                                      collections on the mortgage loans of a
                                      mortgage pool otherwise payable to holders
                                      of subordinated classes to pay amounts due
                                      on more senior classes of the related
                                      certificate group. Collections otherwise
                                      payable to subordinated classes are the
                                      sole source of funds from which this type
                                      of credit enhancement is provided. With
                                      respect to the second form of
                                      subordination, realized losses in respect
                                      of each mortgage pool are allocated to the
                                      subordinated certificates, beginning with
                                      the subordinated certificates with the
                                      lowest payment priority, until the
                                      principal amount of that class has been
                                      reduced to zero. Subsequent realized
                                      losses will be allocated to the next most
                                      subordinate classes of subordinated
                                      certificates sequentially, until the class

                                      certificate balance of each succeeding
                                      class has been reduced to zero.

                                      Accordingly, if the class certificate
                                      balance of each subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans of a mortgage pool would reduce the amount of funds available for monthly distributions to holders of the senior certificates of the related certificate group. Also, the principal amounts of the subordinated certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans in either mortgage pool because the subordinated certificates represent interests in both mortgage pools. As a result, losses in one pool will reduce the loss protection provided by the subordinated certificates to the senior certificates corresponding to the other mortgage pool. This will increase the likelihood that losses will be allocated, pro rata, to those other senior certificates.

                                      Furthermore, the subordinated classes will provide only limited protection against some categories of losses such as special hazard losses, bankruptcy losses and fraud losses in excess of the amounts specified in this prospectus supplement. Any losses in excess of those amounts will be allocated pro rata to each class of the certificates in the related certificate group (other than the Class I-A-3
                                      Certificates) and the subordinated
                                      certificates, even if the class
                                      certificate balance of each subordinated class has not been reduced to zero. Among the subordinated certificates the Class
                                      B-l Certificates are the least
                                      subordinated, that is, they have the
                                      highest payment priority. Then come the
                                      Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in that order.

                                      See "Credit Enhancement -- Subordination of Certain Classes."

Geographic concentration of
mortgage loans may increase risk of
losses on your certificates........   Approximately 23.34%, 10.07% and 7.25% of
                                      the mortgage loans in Pool I (by principal
                                      balance as of the cut-off date) expected
                                      to be in the trust on the closing date are
                                      secured by property in California, Texas
                                      and Maryland, respectively. Approximately
                                      13.40%, 13.17% and 12.50% of the mortgage
                                      loans in Pool II (by principal balance as
                                      of the cut-off date) expected to be in the
                                      trust on the closing date are secured by
                                      property in Tennessee, Florida and Texas,
                                      respectively. Accordingly, you should
                                      consider the following risks associated
                                      with property located in those states:

                                      o    Property in California may be more
                                           susceptible than homes located in
                                           other parts of the country to certain
                                           types of uninsurable or uninsured
                                           hazards, such as earthquakes, fires,
                                           floods, mudslides and other natural
                                           disasters.

                                      o    Economic conditions in California,
                                           Texas, Maryland, Tennessee and
                                           Florida which may or may not affect
                                           real property values, may affect the
                                           ability of borrowers to repay their
                                           loans on time.

                                      o    Economic conditions and housing
                                           markets in California, Texas,
                                           Maryland, Tennessee and Florida may
                                           be adversely affected by a variety of
                                           events, including natural disasters
                                           such as earthquakes, hurricanes,
                                           floods and eruptions, mudslides and
                                           brushfires and civil disturbances
                                           such as riots. If these occur, the
                                           rates of delinquency, foreclosure,
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                                      S-13




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
                                           bankruptcy and loss on the related
                                           mortgage loans may increase.

                                      o    Declines in the residential real
                                           estate market in California, Texas,
                                           Maryland, Tennessee and Florida may
                                           reduce the values of properties
                                           located in those states, which would
                                           result in an increase in the
                                           loan-to-value ratios of the related
                                           mortgage loans.

                                      o    Any increase in the market value of
                                           properties located in California,
                                           Texas, Maryland, Tennessee and
                                           Florida would reduce the
                                           loan-to-value ratios and could,
                                           therefore, make alternative sources
                                           of financing available to the
                                           borrowers at lower interest rates,
                                           which could result in an increased
                                           rate of prepayment of the related
                                           mortgage loans.

                                      See "Servicing of Mortgage Loans --
                                      Management's Discussion and Analysis of
                                      Delinquency and Foreclosure Trends" in
                                      this prospectus supplement.

Residual Certificates have adverse
tax consequences...................   The Class I-A-R Certificates will
                                      represent the "residual interests" in both
                                      the master REMIC and any underlying REMIC
                                      for federal income tax purposes.

                                      Holders of Class I-A-R Certificates must report as ordinary income or loss their pro rata share of the net income or the net loss of each REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Class I-A-R
                                      Certificates, except for the initial
                                      principal balance for each such class of $100 and related interest.

                                      Due to their tax consequences, the Class
                                      I-A-R Certificates will be subject to
                                      restrictions on transfer that may affect their liquidity. In addition, the Class
                                      I-A-R Certificates may not be acquired by employee benefit plans subject to ERISA.

                                      See "Description of the Certificates --
                                      Restrictions on Transfer of the Residual
                                      Certificates," "ERISA Considerations" and
                                      "Material Federal Income Tax Consequences" in this prospectus supplement.

Terrorist attacks and military
action.............................   The effects that the terrorist attacks of
                                      September 11, 2001 in the United States,
                                      possible future attacks or other incidents
                                      and related military action, or the
                                      military action by United States forces in
                                      Iraq and other regions, may have on the
                                      performance of the mortgage loans or on
                                      the values of the related mortgaged
                                      properties cannot be determined at this
                                      time. Investors should consider the
                                      possible effects of such incidents on
                                      delinquency, default and prepayment
                                      experience of the mortgage loans. Federal
                                      agencies and non-government lenders have
                                      and may continue to defer, reduce or
                                      forgive payments and delay foreclosure
                                      proceedings in respect of loans to
                                      borrowers affected in some way by the
                                      recent and possible future attacks or
                                      other incidents and the related military
                                      action.

                                      Activation of a substantial number of U.S.
                                      military reservists or members of the
                                      National Guard may significantly increase
                                      the proportion of loans whose interest
                                      rates are reduced by application of the
                                      Servicemembers Civil Relief Act (the
                                      "Relief Act"). The Relief Act provides,
                                      generally, that a borrower
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                                      S-14




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
                                      who is covered by the Relief Act may not
                                      be charged interest on the related
                                      mortgage loan in excess of 6% annually
                                      during the period of the borrower's active
                                      duty. Under the Military Reservist Relief
                                      Act, which is a California statute, under
                                      certain circumstances, California
                                      residents called into active duty with the
                                      reserves can delay payments on mortgage
                                      loans for a period not to exceed 180 days,
                                      beginning with the order to active duty
                                      and ending 30 days after release. Interest
                                      payable to holders of the certificates in
                                      the related certificate group will be
                                      reduced by any reductions in the amount of
                                      interest not collectible as a result of
                                      the application of such Acts. These
                                      shortfalls are not required to be paid by
                                      the borrower at any future time. Neither
                                      the seller, the depositor or the master
                                      servicer is required to advance these
                                      shortfalls as delinquent payments, and
                                      such shortfalls are not covered by any
                                      form of credit enhancement on the
                                      certificates. Any reductions resulting
                                      from such Acts will be allocated pro rata
                                      among the senior certificates of the
                                      related certificate group and the
                                      subordinated certificates.

                                      In addition, legislation granting similar loan payment relief to certain persons not covered by the Relief Act has been proposed and may be enacted in various states.

                           FORWARD LOOKING STATEMENTS

          We caution you that certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences, effects of prepayments, changes in interest rates and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                               THE MORTGAGE POOLS

General

          First Tennessee Bank National Association ("FTBNA") will purchase the mortgage loans from the seller pursuant to a mortgage loan purchase agreement (the "FTBNA Purchase Agreement") between First Horizon, as seller, and FTBNA, as purchaser. Simultaneously with FTBNA's purchase of the mortgage loans, the seller will transfer the servicing rights for the mortgage loans to First Tennessee Mortgage Services, Inc. ("FTMSI") pursuant to a servicing rights transfer and subservicing agreement (the "Servicing Rights Transfer and Subservicing Agreement") between the seller, as transferor, and FTMSI, as transferee, and FTMSI will agree to service the mortgage loans for FTBNA and its assigns pursuant to a servicing agreement (the "Servicing Agreement") between FTBNA, as owner, and FTMSI, as servicer. In addition, the seller will agree to subservice the mortgage loans for FTMSI pursuant to the Servicing Rights Transfer and Subservicing Agreement. The depositor will purchase the mortgage loans from FTBNA pursuant to a mortgage loan purchase agreement (the "Depositor Purchase Agreement") between FTBNA, as seller, and the depositor, as purchaser. The seller will have directly originated or acquired the mortgage loans from various unaffiliated third parties. All of the mortgage loans were underwritten substantially in accordance with the seller's underwriting standards. See "Loan Program -- Underwriting Standards" in the prospectus. The depositor will assign the mortgage loans to the trustee for the benefit of the certificateholders pursuant to a pooling and servicing agreement among the depositor, First Horizon, as master servicer, and The Bank of New York, as Trustee.

          Under the FTBNA Purchase Agreement, the seller will make certain representations, warranties and covenants to FTBNA relating to, among other things, the due execution and enforceability of the mortgage loan purchase agreement and certain characteristics of the mortgage loans and, subject to the limitations described under "-- Assignment of the Mortgage Loans," will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in the mortgage loan. The seller will represent and warrant to FTBNA in the FTBNA Purchase Agreement that the mortgage loans were selected from among the outstanding one-to-four family mortgage loans in the seller's portfolio as to which the representations and warranties set forth in the FTBNA Purchase Agreement can be made and that the selection was not made in a manner intended to adversely affect the interests of the certificateholders. See "Loan Program -- Representations by Sellers; Repurchases" in the prospectus. Under the Depositor Purchase Agreement, FTBNA will assign to the depositor the representations, warranties and covenants made by the seller under the FTBNA Purchase Agreement, including the seller's repurchase obligation. Under the Depositor Purchase Agreement, FTBNA will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or which are otherwise defective. Under the pooling and servicing agreement, the depositor will assign all its interest in the seller's representations, warranties and covenants under the FTBNA Purchase Agreement, including the seller's repurchase obligation, to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or which are otherwise defective. The seller is selling the mortgage loans to FTBNA without recourse, FTBNA is selling the mortgage loans to the depositor without recourse and the depositor is selling the mortgage loans to the trustee for the benefit of the certificateholders without recourse. None of the depositor, FTBNA or the seller will have any obligation with respect to the certificates in its capacity as a mortgage loan seller other than the repurchase and substitution obligations of the seller described above. The obligations of the master servicer with respect to the certificates are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

          Information with respect to the mortgage loans expected to be included in each mortgage pool is set forth under this heading and in Annexes I and II to this prospectus supplement. Before the closing date, mortgage loans may be removed from a mortgage pool and other mortgage loans may be substituted for them. The depositor believes that the information set forth in this prospectus supplement and each Annex hereto with respect to each mortgage pool as presently constituted is representative of the characteristics of each mortgage pool as it will be constituted at the closing date, but some characteristics of the mortgage loans in each mortgage pool may vary. Unless otherwise indicated, information presented in this prospectus supplement and each Annex hereto expressed as a percentage, other than rates of interest, are approximate percentages based on the aggregate Stated Principal Balances of the related mortgage loans as of the cut-off date. No more than 5% of the mortgage loans relative to the aggregate cut-off date pool principal balance of both mortgage pools will deviate from the mortgage loan characteristics described under this heading or in Annexes I and II.

          As of the cut-off date, the aggregate Stated Principal Balance of the mortgage loans in Pool I is expected to be approximately $171,380,051, which is referred to as the cut-off date pool principal balance of Pool I. As of the cut-off date, the aggregate Stated Principal Balance of the mortgage loans in Pool II is expected to be approximately $34,615,985, which is referred to as the cut-off date pool principal balance of Pool II. The mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. The due date for each mortgage loan is the first day of each calendar month. At origination, substantially all of the mortgage loans in Pool I had stated terms to maturity of 30 years and substantially all of the mortgage loans in Pool II had stated terms to maturity of 15 years. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than their scheduled due dates will not affect the amortization schedule or the relative application of the payments to principal and interest. The mortgagors may prepay their mortgage loans at any time without penalty.

          Substantially all of the mortgage loans in each mortgage pool are jumbo mortgage loans which have principal balances at origination that exceed the then applicable limitations for purchase by Fannie Mae and Freddie Mac. Substantially all of the mortgage loans in each mortgage pool were underwritten pursuant to full/alternative documentation loan programs. See "Loan Program -- Underwriting Standards -- General Standards for First-Lien Mortgage Loans" and "-- Guide Standards" in the prospectus.

          Each mortgage loan in Pool I was originated on or after July 13, 2001. Each mortgage loan in Pool II was originated on or after August 20, 2001.

          The latest stated maturity date of any mortgage loan in Pool I is September 1, 2032 and the earliest stated maturity date of any mortgage loan in Pool I is June 1, 2022. The latest stated maturity date of any mortgage loan in Pool II is July 1, 2017, and the earliest stated maturity date of any mortgage loan in Pool II is October 1, 2015.

          As of the cut-off date, no mortgage loan was delinquent more than 30 days.

          Substantially all of the mortgage loans will not be subject to buydown agreements. No mortgage loan provides for deferred interest or negative amortization.

          No mortgage loan has a loan-to-value ratio at origination of more than 95%. Generally, each mortgage loan with a loan-to-value ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The primary mortgage guaranty insurance policy provides coverage in an amount equal to a specified percentage times the sum of the Stated Principal Balance of the related mortgage loan, the accrued interest on the related mortgage loan and the related foreclosure expenses. The specified percentage in Pool I is generally 12% for loan-to-value ratios between 80.01% and 85.00%, 25% for loan-to-value ratios between 85.01% and 90.00%, and 30% for loan-to-value ratios between 90.01% and 95.00%. The specified percentage in Pool II is generally 6% for loan-to-value ratios between 80.01% and 85.00%, 12% for loan-to-value ratios between 85.01% and 90.00%, and 25% for loan-to-value ratios between 90.01% and 95.00%.

          No primary mortgage guaranty insurance policy will be required with respect to any mortgage loan

          o after the date on which the related loan-to-value ratio is 80% or less or, based on a new appraisal, the Stated Principal Balance of the mortgage loan represents 80% or less of the new appraised value, or

          o if maintaining the primary mortgage guaranty insurance policy is prohibited by applicable law.

          The loan-to-value ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the related mortgage loan at the date of determination and the denominator of which is

          o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

          o in the case of a refinancing, the appraised value of the mortgaged property at the time of refinancing, except in the case of a mortgage loan underwritten pursuant to First Horizon's Streamlined Documentation Program as described in the prospectus under "Loan Program -- Underwriting Standards."

          For mortgage loans originated pursuant to First Horizon's Streamlined Documentation Program

          o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 90% or less, the loan-to-value ratio will be the ratio of the principal amount of the mortgage loan outstanding at the date of determination divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced, or

          o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 90%, then the loan-to-value ratio will be the ratio of the principal amount of the mortgage loan outstanding at the date of determination divided by the appraised value as determined by a limited appraisal report at the time of the origination of the mortgage loan.

          See "Loan Program -- Underwriting Standards -- General Standards for First-Lien Mortgage Loans" and "-- Guide Standards" in the prospectus.

          No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the affected mortgage loans.

          The information contained in Annexes I and II sets forth in tabular format certain information, as of the cut-off date, as to the mortgage loans of each mortgage pool. Other than with respect to rates of interest, percentages (approximate) are reported by aggregate Stated Principal Balance of the related mortgage loans as of the cut-off date and have been rounded in order to total 100%.

Assignment of the Mortgage Loans

          Pursuant to the pooling and servicing agreement and on the closing date, the depositor will sell, without recourse, all of its interest in the mortgage loans and the other assets included in the trust fund, including all principal and interest due and received on those mortgage loans after the cut-off date, to the trustee in trust for the benefit of the certificateholders.

          In connection with the sale, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, the mortgage file for each mortgage loan, which contains, among other things,

          o the original mortgage note, including any modifications or amendments, endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

          o the original mortgage creating a first lien on the related mortgaged property with evidence of recording,

          o    an assignment in recordable form of the mortgage,

          o the title policy with respect to the related mortgaged property, if available, provided that the title policy will be delivered as soon as it becomes available, and if the title policy is not available, and to the extent required in connection with the rating of the certificates, a written commitment or interim binder or preliminary report of the title issued by the title insurance or escrow company with respect to the mortgaged property, and

          o if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage,

except for any documents not returned from the public recording office or an original or certified copy of the applicable title policy, to the extent unavailable, each of which will be delivered to the trustee as soon as the same is available to the depositor.

          With respect to up to 25% of the mortgage loans, the depositor may deliver all or a portion of each related mortgage file to the trustee (or the custodian, as applicable) not later than thirty days after the closing date. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records in each state where recording is required in order to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

          The trustee (or the custodian, as applicable) will review each mortgage file within 90 days of the closing date, or promptly after the trustee's (or custodian's) receipt of any document permitted to be delivered after the closing date, and if any document in a mortgage file is found to be missing or materially defective and the seller does not cure the defect within 90 days after receiving notice of the defect from the trustee (or custodian), or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office or in the case of the original or certified copy of the applicable title policy, the seller will be obligated to repurchase the affected mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, the seller may, at its option, remove the affected mortgage loan (referred to as a deleted mortgage loan) from the corresponding mortgage pool and substitute in its place one or more mortgage loans (referred to as a replacement mortgage loan); however, a substitution will only be permitted within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that the substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code.

          On the date of substitution, any replacement mortgage loan will

          o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the principal balance of the deleted mortgage loan, provided that the seller will deposit a Substitution Adjustment Amount into the Certificate Account for distribution to the certificateholders of the related certificate group on the related distribution date,

          o have a Net Mortgage Rate not lower than the lower of (a) the Net Mortgage Rate of the deleted mortgage loan, or (b) 6.50%, in the case of a mortgage loan deleted from Pool I, or 6.25% in the case of a mortgage loan deleted from Pool II; provided that the master servicing fee for the replacement mortgage loan shall be the same as that of the deleted mortgage loan,

          o have a mortgage rate not lower than, and not more than one percentage point per annum higher than, that of the deleted mortgage loan,

          o have a loan-to-value ratio not higher than that of the deleted mortgage loan,

          o have a remaining term to maturity not greater than, and not more than one year less than, the remaining term to maturity of the deleted mortgage loan, and

          o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation of the seller constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

                           SERVICING OF MORTGAGE LOANS

General

          Pursuant to the Servicing Rights Transfer and Subservicing Agreement, First Horizon will transfer the servicing rights for the mortgage loans to FTMSI on the closing date and will agree to subservice the mortgage loans for FTMSI. Pursuant to the Servicing Agreement between FTBNA, or its assigns, and FTMSI, FTMSI will service the mortgage loans. In addition, First Horizon will act as the master servicer of the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement. In the event of a conflict between the terms of the Servicing Rights Transfer Agreement and the pooling and servicing agreement, the pooling and servicing agreement provisions will prevail. See "The Agreements" in the prospectus. The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

The Master Servicer

          First Horizon will act as master servicer for the mortgage loans pursuant to the pooling and servicing agreement. First Horizon is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. First Horizon originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. First Horizon's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

          At March 31, 2004, First Horizon provided servicing for approximately $70.218 billion aggregate principal amount of mortgage loans, including certain mortgage loans for which the servicing rights have been sold by the master servicer but not yet transferred. Substantially all of these mortgage loans are being serviced for unaffiliated persons.

          The principal executive offices of First Horizon are located at 4000 Horizon Way, Irving, Texas 75063.

          First Horizon initially services substantially all of the mortgage loans it originates or acquires. In addition, First Horizon has purchased in bulk the rights to service mortgage loans originated by other lenders. Servicing includes collecting and remitting loan payments, accounting for principal and interest, holding escrow (impound) funds for payment of taxes and insurance, making inspections as required of the mortgaged premises, contacting delinquent mortgagors, supervising foreclosures in the event of unremedied defaults and generally administering the loans, for which First Horizon receives servicing fees. First Horizon has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. In addition, see "The Agreements -- Evidence as to Compliance" in the prospectus for a description of the annual servicing report and the report of the independent public accountants required to be provided by First Horizon in its capacity as master servicer under the pooling and servicing agreement.

Foreclosure, Delinquency and Loss Experience

          Historically, a variety of factors, including the appreciation of real estate values, have limited First Horizon's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond First Horizon's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

          A general deterioration of the real estate market in regions where the Mortgaged Properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, First Horizon may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

          First Horizon generally follows the guidelines established by Fannie Mae with respect to foreclosure and liquidation of mortgage loans. These guidelines provide for the commencement of foreclosure proceedings when a scheduled monthly payment has become 90 days past due.

          The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all jumbo first lien mortgage loans serviced, subserviced, or master serviced by First Horizon. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of First Horizon's jumbo loan servicing portfolio which decreased from approximately $7.735 billion at December 31, 2002 to approximately $7.604 billion at December 31, 2003 and increased to approximately $7.782 billion at March 31, 2004. The delinquency and foreclosure experience set forth in the following table includes mortgage loans with various terms to stated maturity, and includes mortgage loans having a variety of payment characteristics. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of the experience on the mortgage loans underlying the certificates:

                  [remainder of page intentionally left blank]

       Delinquency and Foreclosure Experience in First Horizon's Portfolio of One-to-Four Family, Jumbo Residential Mortgage Loans

                               As of December 31, 2001                As of December 31, 2002
                        ------------------------------------   ------------------------------------
                        No. of   % of    Principal    % of     No. of   % of    Principal    % of
                         Loans   Loans    Balance    Balance   Loans    Loans    Balance    Balance
                        ------   -----   ---------   -------   ------   -----   ---------   -------
JUMBO LOAN PORTFOLIO

Total Portfolio         18,693           6,725,847             18,686           7,734,635

Period of Delinquency

30-59 Days                 255   1.36%     90,049     1.34%       240   1.28%      94,054    1.22%

60-89 Days                  29   0.16%     10,067     0.15%        25   0.13%       7,733    0.10%

90 Days or more             26   0.14%      6,944     0.10%        23   0.12%       7,654    0.10%

Foreclosures Pending        27   0.14%      8,470     0.13%        26   0.14%       9,551    0.12%

Total Delinquencies        337   1.80%    115,530     1.72%       314   1.68%     118,992    1.54%

                               As of December 31, 2003                 As of March 31, 2004
                        ------------------------------------   ------------------------------------
                        No. of   % of    Principal    % of     No. of   % of    Principal    % of
                         Loans   Loans    Balance    Balance   Loans    Loans    Balance    Balance
                        ------   -----   ---------   -------   ------   -----   ---------   -------
JUMBO LOAN PORTFOLIO

Total Portfolio         16,424           7,603,793             16,581           7,782,260

Period of Delinquency

30-59 Days                 128   0.78%      50,030    0.66%        94   0.57%      41,714    0.54%

60-89 Days                  22   0.13%       7,690    0.10%        23   0.14%       9,183    0.12%

90 Days or more             20   0.12%       6,797    0.09%        20   0.12%       6,634    0.09%

Foreclosures Pending        25   0.15%       9,894    0.13%        27   0.16%       9,544    0.12%

Total Delinquencies        195   1.19%      74,411    0.98%       164   0.99%      67,076    0.86%

          The above table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are reported in thousands.

          The master servicer believes that the delinquency levels for its jumbo loan servicing portfolio are attributable primarily to the growth and relative lack of seasoning in its jumbo loan servicing portfolio over this time period. There can be no assurance that the experience shown in the above tables will be indicative of future loss and delinquency experience of the master servicer's jumbo loan servicing portfolio or of the mortgage loans in the trust.

          The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans serviced or master serviced by the master servicer, including certain mortgage loans for which the servicing rights have been sold by the master servicer but not yet transferred. These mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the mortgage loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of the experience of the mortgage loans underlying the certificates.

    Delinquency and Foreclosure Experience in First Horizon's Total Portfolio
                of One-to-Four Family, Residential Mortgage Loans

                                      As of December 31, 2001                       As of December 31, 2002
                            -------------------------------------------   -------------------------------------------
                            No. of                 Principal     % of     No. of                 Principal     % of
                             Loans    % of Loans   Balance($)   Balance    Loans    % of Loans   Balance($)   Balance
                            -------   ----------   ----------   -------   -------   ----------   ----------   -------
TOTAL SERVICING PORTFOLIO

Total Portfolio             415,197                47,466,921             444,472                55,961,130

Period of Delinquency

   30-59 Days                17,573      4.23%      1,678,147    3.54%     15,113      3.40%      1,509,111    2.70%

   60-89 Days                 5,254      1.27%        478,308    1.01%      3,514      0.79%        325,279    0.58%

   90 Days or more            6,076      1.46%        528,370    1.11%      5,698      1.28%        509,319    0.91%

Foreclosures Pending          3,996      0.96%        325,893    0.69%      3,523      0.79%        264,764    0.47%

Total Delinquencies          32,899      7.92%      3,010,718    6.34%     27,848      6.27%      2,608,473    4.66%

                                      As of December 31, 2003                        As of March 31, 2004
                            -------------------------------------------   -------------------------------------------
                            No. of                 Principal     % of     No. of                 Principal     % of
                             Loans    % of Loans   Balance($)   Balance    Loans    % of Loans   Balance($)   Balance
                            -------   ----------   ----------   -------   -------   ----------   ----------   -------
TOTAL SERVICING PORTFOLIO

Total Portfolio             505,502                68,855,658             512,421                70,218,231

Period of Delinquency

   30-59 Days                11,599      2.29%      1,220,816    1.77%      8,272      1.61%        884,665    1.26%

   60-89 Days                 2,677      0.53%        263,125    0.38%      2,001      0.39%        204,930    0.29%

   90 Days or more            4,423      0.87%        401,377    0.58%      4,077      0.80%        374,918    0.53%

Foreclosures Pending          3,093      0.61%        252,608    0.37%      3,125      0.61%        259,507    0.37%

Total Delinquencies          21,792      4.31%      2,137,926    3.10%     17,475      3.41%      1,724,019    2.46%

          The above table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are reported in thousands.

          There can be no assurance that factors beyond First Horizon's control, such as weakening national or local economic conditions, higher interest rates, higher unemployment rates, a decline in the availability of refinancing, or downturns in real estate markets, will not result in increased rates of delinquencies and foreclosure losses in the future.

Management's Discussion and Analysis of Delinquency and Foreclosure Trends

          For First Horizon's total portfolio, mortgage loan delinquencies generally have decreased since December 31, 2002. Although these decreases may be due to a variety of factors, First Horizon believes the amount of turnover and decreased seasoning in First Horizon's servicing portfolio are contributing factors to the decreases in these categories. There can be no assurance that factors beyond First Horizon's control, such as weakening national or local economic conditions, higher interest rates, higher unemployment rates, a decline in the availability of refinancing, or downturns in real estate markets, will not result in increased rates of delinquencies and foreclosure losses in the future.

          If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties by a lender, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than the rates indicated in the tables above. To the extent that such losses occur in connection with the mortgage loans and are not otherwise covered by the forms of credit enhancement described in this prospectus supplement, they will be passed through as losses on the related certificates and such losses will be borne by the related certificateholders.

Servicing Compensation and Payment of Expenses

          The master servicing fee with respect to each mortgage pool is payable out of the interest payments on the related mortgage loans. The master servicing fee with respect to substantially all of the mortgage loans will be equal to 0.25% per annum of the Stated Principal Balance of each such mortgage loan and the master servicing fee will be utilized to pay certain other fees, including the trustee's fee. The master servicer is obligated to pay some, but not all, of the ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. Those amounts will be paid by the master servicer out of its master servicing fee. The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described under "-- Adjustment to Master Servicing Fee in Connection with Principal Prepayments." The master servicer is also entitled to receive, as additional servicing compensation, any Prepayment Interest Excess, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account.

          In addition to the master servicing compensation described above, First Horizon, in its individual capacity, will be entitled to receive excess interest with respect to the mortgage loans on each distribution date in an amount equal to the product of (i) the excess of the mortgage rate thereof over 6.75% per annum, in the case of the mortgage loans in Pool I, or 6.50% per annum, in the case of the mortgage loans in Pool II, and (ii) the Stated Principal Balance thereof.

Adjustment to Master Servicing Fee in Connection with Principal Prepayments

          When a borrower prepays a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except for the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders of the related certificate group on the distribution date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to such certificateholders with respect to the prepaid mortgage loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day or, in the case of the first distribution date, from the cut-off date through the last day of a calendar month will be distributed to certificateholders of the related certificate group on the distribution date in the month after the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to such certificateholders with respect to the prepaid mortgage loans would result. Pursuant to the pooling and servicing agreement, the master servicing fee for any month will be reduced, but not by more than 0.0083% of the Pool Principal Balance of the corresponding mortgage pool as of the related determination date, by an amount sufficient to pass through to certificateholders of the related certificate group the full amount of interest to which they would be entitled in respect of each mortgage loan prepaid on the related distribution date. If shortfalls in interest as a result of prepayments during the period from the sixteenth day of the month prior to a distribution date through the last day of such month exceed an amount equal to 0.0083% of the Pool Principal Balance of the corresponding mortgage pool as of the related determination date, the amount of interest available to be distributed to certificateholders of the related certificate group will be reduced by the amount of the excess. See "Description of the Certificates -- Distributions on the Certificates -- Interest."

Advances

          Subject to the following limitations, the master servicer will be required to advance before each distribution date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for the distribution date, an amount equal to the aggregate of payments of principal and interest on the mortgage loans (net of the master servicing fee with respect to the related mortgage loans) which were due on the related due date and which were delinquent on the related determination date, together with an amount equivalent to interest on each mortgage loan as to which the related mortgaged property has been acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure. The determination date will be the third business day after the 15th day of each month; provided that the determination date in each month will always be at least two business days before the related distribution date.

          Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each mortgage loan to the extent that advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the master servicer determines on any determination date to make an advance, the advance will be included with the distribution to certificateholders of the related certificate group on the related distribution date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance on the related distribution date, will constitute an Event of Default under the pooling and servicing agreement. If the master servicer is terminated as a result of the occurrence of an Event of Default, the trustee or a successor master servicer appointed by the trustee will be obligated to make advances in accordance with the terms of the pooling and servicing agreement.

Unanticipated Recoveries of Losses on the Mortgage Loans

          Holders of certificates that had previously been allocated a Realized Loss in respect of a mortgage loan which holders may, in the event of a transfer of any such certificate, be different from the holders at the time the Realized Loss was allocated may receive distributions if the servicer subsequently makes an Unanticipated Recovery in respect of such mortgage loan as a result of events such as an unanticipated insurance settlement, tax refund or mortgagor bankruptcy distribution. In such event the class certificate balance of each class of certificates to which the Realized Losses were allocated shall be increased, sequentially in the order of payment priority, by the amount of Unanticipated Recoveries, but not by more than the amount of losses previously allocated to reduce such class certificate balances. Unanticipated Recoveries will then be distributed pursuant to the Available Funds Allocation. This distribution will be made on the distribution date in the calendar month following receipt of the Unanticipated Recovery. Each of the Class I-A-PO and Class II-A-PO Certificates will be allocated a percentage of any Unanticipated Recovery equal to the applicable percentage of the loss previously allocated to it in respect of the related mortgage loans, and the other classes of certificates in the related certificate group that were allocated a portion of such loss will receive a pro rata share of the balance. No certificateholder will be entitled to receive any share of an Unanticipated Recovery following the distribution date on which the principal balance of its certificates has been reduced to zero, including following the termination of the trust.

                         DESCRIPTION OF THE CERTIFICATES

General

          The certificates will be issued pursuant to the pooling and servicing agreement and will have the respective initial class certificate balances, subject to a variance of +/-5%, and pass-through rates set forth in the table on page S-5.

          As of any distribution date, the class certificate balance of any class of certificates, other than the Notional Amount Certificates, is the initial class certificate balance of the class as reduced by:

          o all amounts previously distributed to certificateholders of the class as payments of principal;

          o the amount of Realized Losses, including Excess Losses, allocated to the class;

          o in the case of the Accrual Certificates, as increased by the Accrued Certificate Interest added to the class certificate balance thereof on previous distribution dates; and

          o in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its class certificate balance in respect of payments of Class PO Deferred Amounts, as described under "-- Losses Allocable to the Class I-A-PO and Class II-A-PO Certificates."

          In addition, the class certificate balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the class certificate balances of all classes of the certificates, following all distributions and the allocation of Realized Losses on a distribution date, exceeds the aggregate Stated Principal Balance of both mortgage pools as of the due date occurring in the month of the distribution date. Such a reduction is referred to in this prospectus supplement as the "Subordinated Certificate Writedown Amount."

          The Class I-A-3 Certificates are Notional Amount Certificates and will have no class certificate balance. Because the notional amount of the Class I-A-3 Certificates will be determined by reference to the class certificate balance of the Class I-A-2 Certificates, investors should be aware that reductions in the notional amount of the Class I-A-3 Certificates will occur concurrently with reductions in the class certificate balance of the Class I-A-2 Certificates, as described in this prospectus supplement.

          The senior certificates will have an initial aggregate class certificate balance of approximately $200,640,075 and will evidence in the aggregate an initial beneficial ownership interest of approximately 97.40% in the trust fund. The Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 1.70%, 0.40%, 0.20%, 0.15%, 0.05% and 0.10%, respectively, in the trust fund.

          The Class I-A-PO, Class I-A-R and Class II-A-PO Certificates will be issued in fully registered certificated form. All of the other classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class I-A-R Certificates will be issued as a single certificate in a denomination of $100.

Separate REMIC Structure

          For federal income tax purposes, the trust fund will comprise multiple real estate mortgage investment conduits; one or more underlying REMICs and the master REMIC. Each underlying REMIC will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The master REMIC will hold as assets regular interests issued by one or more underlying REMICs and will issue the several classes of certificates, which, other than the Class I-A-R Certificate, will represent the regular interests in the master REMIC. The Class I-A-R Certificate will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMIC.

Book-Entry Certificates

          Each class of book-entry certificates will be issued in one or more certificates which equal the aggregate initial class certificate balance of the class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company in the United States. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold beneficial interests in the book-entry certificates in the minimum denominations set forth in the table on page S-6 and integral multiples of $1,000 in excess thereof. If necessary in order to aggregate the initial principal balance of a class of certificates, one certificate of such class will be issued in an incremental denomination of less than that listed in the table on page S-6. One investor of each class of book-entry certificates may hold a beneficial interest in a book entry certificate that is not an integral multiple of $1,000. The depositor has been informed by DTC that its nominee will be CEDE & Co. Accordingly, CEDE & Co. is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-entry Registration of Securities," no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate.

          Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE & Co., as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE & Co., as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

          For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-entry Registration of Securities" in the prospectus.

Payments on Mortgage Loans; Accounts

          On or before the closing date, the master servicer will establish a Certificate Account, which will be maintained in trust for the benefit of the certificateholders. Funds credited to the Certificate Account may be invested for the benefit and at the risk of the master servicer in Permitted Investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or before the business day preceding the next distribution date. On or before the business day before each distribution date, the master servicer will withdraw from the Certificate Account the amount of Available Funds from each mortgage pool and will deposit the Available Funds into the applicable subaccount of the Distribution Account. The trustee will be entitled to withdraw its fee from the amounts on deposit in the Distribution Account each month immediately prior to making the distributions on the Certificates.

Determination of LIBOR

          The Class I-A-2 and Class I-A-3 Certificates will bear interest during their respective initial interest accrual periods at the applicable initial annual Pass-Through Rate set forth in the table under "-- Interest" below, and during each respective interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

          LIBOR applicable to an interest accrual period will be determined on the second business day prior to the commencement of such interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date for the LIBOR Certificates, the trustee, as calculation agent, will establish LIBOR for the related interest accrual period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

          If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- LIBOR."

          LIBOR for the Class I-A-2 and Class I-A-3 Certificates for the first interest accrual period will be 1.30%.

Distributions on the Certificates

Allocation of Available Funds

          Interest and principal on the certificates will be distributed monthly on the 25th day of each month or, if such 25th day is not a business day, on the succeeding business day, commencing in July 2004. These distributions will be made to the certificates of a certificate group in an aggregate amount equal to the Available Funds for the related mortgage pool for the related distribution date. Distributions will be made to holders of record on the close of business on the last business day of the month prior to the month in which the related distribution date occurs.

          The rights of the subordinated certificates to receive distributions with respect to the mortgage loans will be based on interest and principal received or advanced with respect to the mortgage loans in each mortgage pool, and will be subordinated to the rights of the holders of the senior certificates of each certificate group to the extent described in this prospectus supplement.

          On each distribution date, the Available Funds for each mortgage pool will be distributed among the classes of certificates in the related certificate group in the following order of priority:

          first, to the classes of senior certificates of the related certificate group entitled to distributions of interest, the Accrued Certificate Interest on each such class for that distribution date, any shortfall in available amounts being allocated among such classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon; provided, however, that on each distribution date through the Accretion Termination Date, such amounts with respect to the Accrual Certificates will not be distributed to such certificates under this priority first but will instead be added to the class certificate balance thereof and distributed in accordance with the priorities described herein;

          second, to the classes of senior certificates of the related certificate group entitled to distributions of interest, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Available Funds from the related mortgage pool, any shortfall in available amounts being allocated among such classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for that class for that distribution date; provided, however, that on each distribution date through the Accretion Termination Date, such amounts with respect to the Accrual Certificates will not be distributed to such certificates under this priority second but will instead be added to the class certificate balance thereof, to the extent not previously added pursuant to priority first above, and distributed in accordance with the priorities described herein;

          third, (1) to the classes of senior certificates of the related certificate group entitled to distributions of principal, other than the Class I-A-PO and Class II-A-PO Certificates, in reduction of the class certificate balances thereof, to the extent of remaining Available Funds from the related mortgage pool, the related Senior Optimal Principal Amount for such distribution date, in the order of priority set forth below, following priority eighth, until the respective class principal balances thereof have been reduced to zero, and
(2) concurrently with the senior
certificates corresponding to Pool I, from the Available Funds for such pool, to the Class I-A-PO Certificates and concurrently with the senior certificates corresponding to Pool II, from the available Funds for such pool, to the Class II-A-PO Certificates, the applicable Class PO Principal Distribution Amount for such distribution date;

          fourth, to the Class I-A-PO and Class II-A-PO Certificates, the applicable Class PO Deferred Amount for such distribution date, until the class certificate balance thereof has been reduced to zero; provided that, (1) on any distribution date, distributions pursuant to this priority fourth shall not exceed the related Subordinated Optimal Principal Amount for both mortgage pools for such distribution date, (2) such distributions shall not reduce the class certificate balances of the Class I-A-PO and Class II-A-PO Certificates and (3) no distribution will be made in respect of the applicable Class PO Deferred Amount after the Cross-over Date;

          fifth, to the Class B-l Certificates, to the extent of remaining Available Funds for both mortgage pools, but subject to the prior payment of amounts described under " --Cross-collateralization," in the following order:
(1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class' Allocable Share for that distribution date;

          sixth, to the Class B-2 Certificates, to the extent of remaining Available Funds for both mortgage pools, but subject to the prior payment of amounts described under "--Cross-collateralization," in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class' Allocable Share for that distribution date;

          seventh, to the Class B-3 Certificates, to the extent of remaining Available Funds for both mortgage pools, but subject to the prior payment of amounts described under "--Cross-collateralization," in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class' Allocable Share for that distribution date;

          eighth, to the Class B-4, Class B-5 and Class B-6 Certificates, to the extent of remaining Available Funds for both mortgage pools, but subject to the prior payment of amounts described under "-- Cross-collateralization," in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) each such class' Allocable Share for that distribution date.

          Amounts allocated to the senior certificates corresponding to Pool I pursuant to priority third above will be distributed in the following order of priority:

          (1) to the Class I-A-R Certificates, until their class certificate balance has each been reduced to zero;

          (2) concurrently to the Class I-A-1 and Class I-A-2, pro rata, until their respective class certificate balances have each been reduced to zero;

          (3) to the Class I-A-4 Certificates, until the class certificate balance thereof has been reduced to zero.

          Amounts allocated to the senior certificates corresponding to Pool II pursuant to priority third above will be distributed to the Class II-A-1 Certificates, until the class certificate balance thereof has been reduced to zero.

          On each distribution date through the Accretion Termination Date, the Accrual Amount for the Accrual Certificates will be added to the class certificate balances thereof and will be distributed to the following classes (prior to giving effect to the distributions above) in reduction of their class certificate balances in the following order of priority:

          (1) concurrently, to the Class I-A-1 and Class I-A-2 Certificates, pro rata, until their respective class certificate balances have each been reduced to zero; and

          (2) to the Class I-A-4 Certificates, until the class certificate balance thereof has been reduced to zero.

          On each distribution date after the Cross-over Date, distributions of principal on the outstanding senior certificates relating to Pool I (other than the Class I-A-PO Certificates) and entitled to principal distributions will be made, pro rata, among all such senior certificates, regardless of the allocation, or sequential nature, of principal payments described above.

Interest

          Interest will accrue on the class certificate balances of the offered senior certificates (or notional amount, in the case of the Class I-A-3 Certificates) at the respective pass-through rates set forth in the table on page S-5 during each interest accrual period.

          Each of the Class I-A-2 and Class I-A-3 Certificates will bear interest during its initial interest accrual period at the initial pass-through rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable maximum and minimum pass-through rates, at the per annum rate determined by reference to LIBOR as described below:

-------------------------------------------------------------------------------------------------------------------
               Initial Annual                                         Formula for Calculation of Class Pass-Through
   Class      Pass-Through Rate   Maximum/Minimum Pass-Through Rate                       Rate
-------------------------------------------------------------------------------------------------------------------
Class I-A-2         1.75%                    8.00%/ 0.45%                            LIBOR + 0.45%
-------------------------------------------------------------------------------------------------------------------
Class I-A-3         6.25%                    7.55%/ 0.00%                            7.55% - LIBOR
-------------------------------------------------------------------------------------------------------------------

          Interest will accrue on the class certificate balances of the Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates for each interest accrual period at an annual pass-through rate equal to the weighted average of the Designated Mortgage Pool Rates, weighted on the basis of the Group Subordinate Amount for each mortgage pool.

          With respect to each distribution date for each class of certificates (other than the Class I-A-2 and Class I-A-3 Certificates), the interest accrual period will be the calendar month preceding the month of the distribution date. Interest will accrue on the Class I-A-2 and Class I-A-3 Certificates during the one-month period commencing on the 25th day of the month before the month in which that distribution date occurs and ending on the 24th day of the month in which that distribution date occurs. Interest for all classes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          The notional amount of the Class I-A-3 Certificates on any distribution date will equal the class certificate balance of the Class I-A-2 for such distribution date. See "Yield, Prepayment and Maturity Considerations -- Yield Sensitivity of the Class I-A-3 Certificates" in this prospectus supplement.

          On each distribution date on or prior to the Accretion Termination Date, the Accrued Certificate Interest on the Accrual Certificates for such date will not be distributed to such classes of certificates but will instead be added to the certificate balances thereof. On each distribution date after the Accretion Termination Date, interest will be distributable on the Accrual Certificates and will no longer be added to the certificate balance thereof.

          The Class I-A-PO and Class II-A-PO Certificates are principal only certificates and will not accrue interest.

          As to any distribution date and any mortgage loan with respect to which a prepayment in full has occurred during the period from the sixteenth day of the month preceding the distribution date through the last day of such month, the resulting "Interest Shortfall" generally will equal the difference between
(a) one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such mortgage loan, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to such mortgage loan during such period. In the case of a partial prepayment, the resulting "Interest Shortfall" will equal the amount, if any, by which one month's interest at the related Net Mortgage Rate on such prepayment exceeds the amount of interest actually paid in connection with such prepayment.

          The interest entitlement described in this prospectus supplement for each class of certificates for any distribution date will be reduced by the amount of Net Interest Shortfalls experienced by the mortgage loans in (a) the related mortgage pool, with respect to the senior certificates of a certificate group, or (b) both mortgage pools, with respect to the subordinated certificates. Any Net Interest Shortfall (See "-- Allocation of Realized Losses on the Certificates" below) will, on each distribution date, be allocated among all the outstanding classes of senior certificates of the related certificate group entitled to distributions of interest and all outstanding classes of the subordinated certificates, proportionally based on (1) in the case of such senior certificates, the Accrued Certificate Interest that would have been allocated thereto otherwise in the absence of such shortfalls and losses, and
(2) in the case of the subordinated certificates, interest accrued on their related Apportioned Principal Balances. See "Servicing of the Mortgage Loans -- Adjustment to Master Servicing Fee in Connection with Prepaid Mortgage Loans" in this prospectus supplement.

          The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the Cross-over Date will not be allocated among any certificates, but will reduce the amount of Available Funds for the related mortgage pool on the related distribution date. As a result of the subordination of the subordinated certificates in right of distribution, such losses will be borne first by the outstanding subordinated certificates in inverse order of priority.

          If Available Funds for a mortgage pool are insufficient on any distribution date to distribute the aggregate Accrued Certificate Interest on the senior certificates of the related certificate group to their respective certificateholders, any shortfall in available amounts will be allocated among such classes of senior certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon, or in the case of the Accrual Certificates through the Accretion Termination Date, the amounts that would otherwise have been added to the class certificate balances thereof. Such reduction with respect to the Accrual Certificates will effect a corresponding reduction in the Accrual Amount on such distribution date and the amount distributed in respect of the Accrual Amount as principal on certain classes of certificates as described above. The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on the senior certificates (or added to the class certificate balances of the Accrual Certificates through the Accretion Termination Date) on subsequent distribution dates in accordance with priority second of the second paragraph under "-- Allocation of Available Funds" above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous distribution dates.

Principal

          Distributions in reduction of the class certificate balance of each class of certificates entitled to principal distributions will be made on each distribution date from the related mortgage pool. All payments and other amounts received in respect of principal of the mortgage loans will be allocated between
(1) the senior certificates of the related certificate group entitled to principal distributions (other than the Class I-A-PO and Class II-A-PO Certificates) and the subordinated certificates and (2) the Class I-A-PO and Class II-A-PO Certificates, as applicable, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

          The Class I-A-3 Certificates are Notional Amount Certificates and will not receive distributions of principal.

          Distributions in reduction of the class certificate balance of each class of senior certificates entitled to principal distributions will be made on each distribution date as described under "--Allocation of Available Funds" above. In accordance with priority third of the Available Funds Allocation, the Available Funds for a mortgage pool remaining after the distribution of interest to the senior certificates of the related certificate group will be allocated to such senior certificates in an aggregate amount not to exceed the related Senior Optimal Principal Amount for that mortgage pool (plus the applicable Class PO Principal Distribution Amount for such distribution date in the case of Class I-A-PO Certificates and Class II-A-PO Certificates). In addition, on each distribution date through the Accretion Termination Date, the Accrual Amount for such distribution date will be distributed as described under "--Allocation of Available Funds" above. Distributions in reduction of the class certificate balances of the Class B-l, Class B-2 and Class B-3 Certificates will be made in accordance with priorities fifth, sixth and seventh, respectively, of the Available Funds Allocation. In accordance with each such priority, the Available Funds for each mortgage pool, if any, remaining after distributions of principal and interest on the senior certificates and payments in respect of the applicable Class PO Deferred Amount on such distribution date, will be allocated to each class of the Class B Certificates in an amount equal to each such class' Allocable Share for that distribution date, provided that no distribution of principal will be made on any such class until any class ranking prior thereto has received distributions of interest and principal, and that class has received distributions of interest, on that distribution date.

          If, on any distribution date, the class certificate balance of any class of Class B Certificates (other than the subordinated class with the highest priority of distribution, to which it is not applicable) for which the related Class Prepayment Distribution Trigger was satisfied on that distribution date is reduced to zero, any amounts distributable to that class or classes under clauses (2), (3) and (5) of the definition of Subordinated Optimal Principal Amount, to the extent of that class' remaining Allocable Share, will be distributed to the remaining classes of subordinated certificates in reduction of their respective class certificate balances in order of the priority of payments described in this prospectus supplement. If the Class Prepayment Distribution Trigger is not satisfied for any class of Class B Certificates (other than the subordinated class with the highest priority of distribution, to which it is not applicable) on any distribution date, this may have the effect of accelerating the amortization of more senior ranking classes of subordinated certificates because the amount otherwise distributable to such class or classes under clauses (2), (3) and (5) of the definition of Subordinated Optimal Principal Amount will be distributable, pro rata, among the outstanding classes of the Class B Certificates as to which the related Class Prepayment Distribution Trigger has been satisfied subject to the priority of payments described in this prospectus supplement.

Cross-collateralization

          If on any distribution date the total class certificate balance of the senior certificates of a certificate group (other than the Class I-A-PO and Class II-A-PO Certificates) (after giving effect to distributions to be made on that distribution date) is greater than the Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of the Stated Principal Balance of all mortgage loans in the related mortgage pool (any such group, the "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates, in reverse order of priority (or, following the Cross-over Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, until the total class certificate balance of the senior certificates (after giving effect to distributions to be made on that distribution date) of the Undercollateralized Group (other than the Class I-A-PO and Class II-A-PO Certificates) equals the Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of the Stated Principal Balance of the related mortgage pool (such distribution, an "Undercollateralization Distribution"). If the senior certificates of a certificate group constitute an Undercollateralized Group on any distribution date following the Cross-over Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other mortgage pool remaining after all required amounts for that distribution date have been distributed to the senior certificates of the other certificate group (other than the Class I-A-PO and Class II-A-PO Certificates). In addition, the amount of any unpaid Accrued Certificate Interest with respect to an Undercollateralized Group (including any Accrued Certificate Interest for the related distribution date) will be distributed to the senior certificates of the Undercollateralized Group (other than the Class I-A-PO and Class II-A-PO Certificates) prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the subordinated certificates, in reverse order of priority (or, following the Cross-over Date, as provided in the preceding sentence).

          In addition, if on any distribution date the total class certificate balance of the senior certificates of a certificate group (after giving effect to distributions to be made on that distribution date) (other than the Class I-A-PO and Class II-A-PO Certificates) has been reduced to zero, all amounts otherwise distributable as prepayments of principal to the subordinated certificates, in reverse order of priority, will instead be distributed as principal to the senior certificates of the other certificate group (other than the Class I-A-PO and Class II-A-PO Certificates) unless (a) the weighted average of the Subordinated Percentages for both mortgage pools, weighted on the basis of the applicable Non-Class I-A-PO or Non-Class II-A-PO Percentage of the stated principal balance of the mortgage loans in the related mortgage pool, is at least two times the weighted average of the initial Subordinate Percentage for both mortgage pools (calculated on such basis) and (b) the aggregate stated principal balance of all of the mortgage loans in both mortgage pools delinquent 60 days or more (including for this purpose any mortgage loans in foreclosure or subject to bankruptcy proceedings and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the preceding six month period, as a percentage of the then current aggregate class certificate balance of the subordinated certificates, is less than 50%.

          All distributions described above will be made in accordance with the priorities set forth under "-- Distributions on the Certificates -- Allocation of Available Funds" above.

Losses Allocable to the Class I-A-PO and II-A-PO Certificates

          On each distribution date, the applicable Class I-A-PO Percentage or Class II-A-PO Percentage of the principal portion of any Realized Loss (including any Excess Loss) on a Discount Mortgage Loan in Pool I or Pool II will be allocated to the Class I-A-PO or Class II-A-PO Certificates, respectively, until the class certificate balance thereof is reduced to zero.

          To the extent funds are available therefor on any distribution date through the Cross-over Date, distributions in respect of the applicable Class PO Deferred Amount will be made on the Class I-A-PO and Class II-A-PO Certificates in accordance with priority fourth of the second clause under "-- Distributions on the Certificates -- Allocation of Available Funds" above. Any distribution of Available Funds in respect of the applicable Class PO Deferred Amount will not reduce the class certificate balance of the Class I-A-PO and Class II-A-PO Certificates. No interest will accrue on the applicable Class PO Deferred Amount. On each distribution date through the Cross-over Date, the class certificate balance of the lowest ranking class of subordinated certificates then outstanding will be reduced by the amount of any distributions made to the Class I-A-PO and Class II-A-PO Certificates in respect of the applicable Class PO Deferred Amount on such distribution date, through the operation of the applicable Class PO Deferred Payment Writedown Amount. After the Cross-over Date, no distributions will be made in respect of the applicable Class PO Deferred Amount and Realized Losses allocated to the Class I-A-PO and Class II-A-PO Certificates will be borne by them without a right of reimbursement from any other class of certificates. Any distribution of Unanticipated Recoveries on the Class I-A-PO and Class II-A-PO Certificates will be adjusted to take into account the applicable Class PO Deferred Amount previously paid to such class as specified in the pooling and servicing agreement. See "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgage Loans."

Losses Allocable to the Certificates other than the Class I-A-PO and II-A-PO Certificates

          Prior to the Cross-over Date (and on that date under certain circumstances), the principal portion of any Non-Excess Loss for each mortgage pool (or the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage thereof) will be allocated among the outstanding classes of subordinated certificates, in inverse order of priority, until the class certificate balance of each such class has been reduced to zero (i.e., Non-Excess Losses will be allocated first to the Class B-6 Certificates while those certificates are outstanding, second to the Class B-5 Certificates, and so
on). The principal portion of any Fraud Losses, Special Hazard Losses and Deficient Valuations (or the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage thereof) of each mortgage pool occurring prior to the reduction of the Fraud Loss Coverage Amount, the Special Hazard Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, respectively, to zero will also be allocated to the subordinated certificates in the manner described in the preceding sentence.

          Commencing on the Cross-over Date, the principal portion of any Realized Loss for a mortgage pool (or the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage thereof) will be allocated among the outstanding classes of senior certificates of the related certificate group entitled to principal distributions (other than the Class I-A-3 and Class I-A-PO Certificates, in the case of Pool I, and the Class II-A-PO Certificates in the case of Pool II) pro rata based upon their class certificate balances within such certificate group.

          Fraud Losses, Special Hazard Losses and Deficient Valuations occurring after the Fraud Loss Coverage Amount, Special Hazard Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, respectively, have been reduced to zero will be Excess Losses. The principal portion of any Excess Loss on a mortgage loan (or the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage thereof) will be allocated pro rata among all outstanding classes of the related senior certificates and the subordinated certificates, on the basis of their certificate principal balances, in the case of the senior certificates, and the related Apportioned Principal Balances, in the case of the subordinated certificates.

          Upon the initial issuance of the certificates, the Fraud Loss Coverage Amount will equal approximately $4,119,921 (approximately 2.0% of the aggregate Stated Principal Balances of the mortgage loans as of the cut-off date). As of any distribution date from the first anniversary of the cut-off date and prior to the third anniversary of the cut-off date, the Fraud Loss Coverage Amount will equal approximately $4,119,921 minus the aggregate amount of Fraud Losses that would have been allocated to the subordinated certificates in the absence of the Loss Allocation Limitation since the cut-off date. As of any distribution date from the third to the fifth anniversary of the cut-off date, the Fraud Loss Coverage Amount will equal (1) the lesser of (a) the Fraud Loss Coverage Amount as of the most recent anniversary of the cut-off date and (b) 1.0% of the aggregate outstanding principal balance of all of the mortgage loans as of the most recent anniversary of the cut-off date minus (2) the Fraud Losses that would have been allocated to the subordinated certificates in the absence of the Loss Allocation Limitations since the most recent anniversary of the cut-off date. As of any distribution date on or after the earlier of the Cross-over Date or the fifth anniversary of the cut-off date, the Fraud Loss Coverage Amount shall be zero.

          Upon the initial issuance of the certificates, the Special Hazard Loss Coverage Amount will equal approximately $2,059,960 (representing approximately 1.00% of the outstanding principal balance of the mortgage loans as of the cut-off date). As of any distribution date, the Special Hazard Loss Coverage Amount will equal the greater of

          o 1.00% (or if greater than 1.00%, the highest percentage of mortgage loans by principal balance secured by mortgaged properties in any single California zip code) of the outstanding principal balance of all the mortgage loans as of the related Determination Date, and

          o twice the outstanding principal balance of the mortgage loan which has the largest outstanding principal balance as of the related Determination Date,

less, in each case, the aggregate amount of Special Hazard Losses that would have been previously allocated to the subordinated certificates in the absence of the Loss Allocation Limitation.

          As of any distribution date on or after the Cross-over Date, the Special Hazard Loss Coverage Amount will be zero.

          On each distribution date, the Bankruptcy Loss Coverage Amount will equal approximately $150,000, subject to reduction as described in the pooling and servicing agreement, minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions. As of any distribution date on or after the Cross-over Date, the Bankruptcy Loss Coverage Amount will be zero. The Bankruptcy Loss Coverage Amount and the manner of reduction thereof described in the pooling and servicing agreement may be reduced or modified upon written confirmation from each of the Rating Agencies that such reduction or modification will not adversely affect the then current ratings of the senior certificates. Any reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses.

Method of Allocating Realized Losses

          All allocations of Realized Losses for a mortgage pool to a class of certificates of the related certificate group and the subordinated certificates will be accomplished on a distribution date by reducing their class certificate balance by the appropriate share of any such losses occurring during the month preceding the month of that distribution date and, accordingly, will be taken into account in determining the distributions of principal and interest on those certificates (or the calculation of the Accrual Amount for the Accrual Certificates) commencing on the following distribution date. For purposes of allocating the principal portion of Realized Losses (including Excess Losses), the class certificate balance of each class of Accrual Certificates will be deemed to be the lesser of (1) their original class certificate balance, and (2) their outstanding class certificate balance. The aggregate amount of the principal portion of any Non-Excess Losses to be allocated to the Class I-A-PO Certificates and Class II-A-

PO Certificates on any distribution date through the Cross-over Date will also be taken into account in determining distributions in respect of the applicable Class PO Deferred Amount for such distribution date.

          The interest portion of all Realized Losses for a mortgage pool will be allocated among the outstanding classes of certificates entitled to distributions of interest of the related certificate group and the subordinated certificates to the extent described under "-- Distributions on the Certificates -- Interest" above.

          No reduction of the class certificate balance of any class of certificates will be made on any distribution date on account of any Realized Loss for a mortgage pool to the extent that that reduction would have the effect of reducing the aggregate class certificate balances of all classes of senior certificates in the related certificate group plus the related Apportioned Principal Balances of the subordinated certificates as of such distribution date to an amount less than the Pool Principal Balance of the related mortgage pool as of the first day of the month of that distribution date, less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero (that limitation being the "Loss Allocation Limitation").

          Debt Service Reductions are not treated as Realized Losses, and the related principal portion will not be allocated in reduction of the class certificate balance of any class of certificates. However, after the Bankruptcy Loss Coverage Amount has been reduced to zero, the amounts distributable under clause (1) of the definitions of Senior Optimal Principal Amount and Subordinated Optimal Principal Amount will be reduced by the amount of the principal portion of any Debt Service Reductions in the related mortgage pool. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds for a mortgage pool otherwise available for distribution on a distribution date. As a result of the subordination of the subordinated certificates in right of distribution, the reduction in Available Funds for a mortgage pool resulting from any Debt Service Reductions before the Bankruptcy Loss Coverage Amount has been reduced to zero will be borne by the subordinated certificates (to the extent then outstanding) in inverse order of priority.

Voting Rights

          There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. 98.0% of all voting rights will be allocated among all holders of the certificates, other than the Class I-A-3 and Class I-A-R Certificates, in proportion to their then outstanding class certificate balances. In addition, 1.0% of all voting rights will be allocated to holders of the Class I-A-3 Certificates and 1.0% of all voting rights will be allocated to holders of the Class I-A-R Certificates. The pooling and servicing agreement may be amended without the consent of the certificateholders in specified circumstances.

Additional Rights of the Residual Certificateholders

          In addition to distributions of principal and interest the holders of the Residual Certificates will be entitled to receive:

          (a) the amount, if any, of Available Funds remaining in the related REMIC on any distribution date after distributions of interest and principal and the applicable Class PO Deferred Amount, if any, are made on the certificates on that date; and

          (b) the proceeds, if any, of the assets of the trust remaining in the related REMIC after the class certificate balances of all classes of the certificates have each been reduced to zero.

          It is not anticipated that any material assets will be remaining for these distributions on the Residual Certificates at any time. See "Material Federal Income Tax Consequences" in this prospectus supplement.

Subordination

Priority of Senior Certificates

          As of the date of the initial issuance of the certificates, the aggregate class certificate balance of the classes of subordinated certificates will equal approximately 2.60% of the aggregate class certificate balance of all the classes of certificates. The rights of the holders of the subordinated certificates to receive distributions with respect to the mortgage loans of a mortgage pool will be subordinate to the rights of the holders of the senior certificates of the related certificate group, to the extent described above. The subordination of the subordinated certificates is intended:

          (a) to enhance the likelihood of timely receipt by the holders of the senior certificates of a certificate group (to the extent of the subordination of the subordinated certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the senior certificates of that certificate group; and

          (b) to afford the holders of the senior certificates of a certificate group (to the extent of the subordination of the subordinated certificates) protection against Realized Losses in the related mortgage pool, to the extent described above.

          If Realized Losses for a mortgage pool exceed the credit support provided to the senior certificates of the related certificate group through subordination, or if Excess Losses occur, all or a portion of those losses will be borne by the senior certificates of that certificate group (other than the Notional Amount Certificates, with respect to the senior certificates related to Pool I).

          The protection afforded to the holders of senior certificates of a certificate group by means of the subordination feature will be accomplished by:

          (1) the preferential right of those holders to receive, prior to any distribution being made on a distribution date in respect of the subordinated certificates, in accordance with the paydown rules specified above under "-- Distributions on the Certificates --Allocation of Available Funds," the amounts due to the senior certificateholders of that certificate group on each distribution date out of the Available Funds for the related mortgage pool for that date and, if necessary, by the right of those holders to receive future distributions on the related mortgage loans that would otherwise have been payable to the holders of the subordinated certificates; and

          (2) the allocation to the subordinated certificates of the principal portion of the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of any Non-Excess Loss to the extent set forth in this prospectus supplement; and

          (3) the allocation to the subordinated certificates of the principal portion of any Non-Excess Loss to the extent set forth herein through the operation of the applicable Class PO Deferred Payment Writedown Amount.

          The allocation of the principal portion of Realized Losses for a mortgage pool (as set forth herein) to the subordinated certificates on any distribution date will decrease the protection provided to the senior certificates of both certificate groups then outstanding on future distribution dates by reducing the aggregate class certificate balance of the classes of subordinated certificates then outstanding.

          In addition, in order to extend the period during which the subordinated certificates remain available as credit enhancement for the senior certificates, the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of the entire amount of any prepayment or other unscheduled recovery of principal with respect to a mortgage loan will be allocated to the outstanding senior certificates of the related certificate group as a group (other than Class I-A-PO and Class II-A-PO Certificates) during the first five years after the date of initial issuance of the certificates, with that allocation being subject to reduction thereafter as described in this prospectus supplement, except that those amounts will be allocated pro rata among all of the outstanding senior certificates (other than Class I-A-PO and Class II-A-PO Certificates) of the related certificate group entitled to principal distributions on each distribution date after the Cross-over Date. This allocation has the effect of accelerating the amortization of the outstanding senior certificates as a group (other than Class I-A-PO and Class II-A-PO Certificates) while, in the absence of losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans evidenced by the subordinated certificates.

          After the payment of amounts distributable in respect of the senior certificates of each certificate group on each distribution date (including the Class PO Deferred Amount, if any), the subordinated certificates will be entitled on that date to the remaining portion, if any, of the Available Funds for both mortgage pools in an aggregate amount equal to the Accrued Certificate Interest on the subordinated certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous distribution dates and the sum of the Allocable Shares of the classes of subordinated certificates. Amounts so distributed to subordinated certificateholders will not be available to cover any delinquencies or any Realized Losses in respect of subsequent distribution dates.

Priority Among Subordinated Certificates

          As of the date of the initial issuance of the certificates, the aggregate class certificate balance of the Class B-4, Class B-5 and Class B-6 Certificates, all of which are subordinate in right of distribution to the subordinated certificates offered by this prospectus supplement, will equal approximately 0.30% of the initial aggregate class certificate balance of all of the classes of certificates and approximately 11.56% of the initial aggregate class certificate balance of all of the classes of subordinated certificates. On each distribution date, the holders of any particular class of subordinated certificates, other than the Class B-6 Certificates, will have a preferential right to receive the amounts due them on that distribution date out of Available Funds for both mortgage pools, prior to any distribution being made on that date on each class of certificates ranking subordinate to such class. In addition, except as described in this prospectus supplement, the principal portion of any Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of any Non-Excess Loss with respect to a mortgage loan and any Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth in this prospectus supplement, in reduction of the class certificate balances of the subordinated certificates in inverse order of priority of those certificates. The effect of the allocation of such Realized Losses and of the Class PO Deferred Payment Writedown Amount to a class of subordinated certificates will be to reduce future distributions allocable to that class and increase the relative portion of distributions allocable to more senior classes of certificates.

          In order to maintain the relative levels of subordination among the subordinated certificates, the Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of any prepayments and certain other unscheduled recoveries of principal in respect of the mortgage loans (which will not be distributable to the subordinated certificates for at least the first five years after the date of initial issuance of the certificates, except as otherwise described in this prospectus supplement on or following a Senior Final Distribution Date), will not be distributable to the holders of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates on any distribution date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See "-- Distributions on the Certificates -- Principal." If the Class Prepayment Distribution Trigger is not satisfied with respect to any such class of Class B Certificates, the amortization of more senior ranking classes of subordinated certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the mortgage loans, the percentage interest in the principal balance of the mortgage loans evidenced by those Class B Certificates may increase.

          As a result of the subordination of any class of certificates, that class of certificates will be more sensitive than more senior ranking classes of certificates to the rate of delinquencies and defaults on the related mortgage loans, and under certain circumstances investors in those certificates may not recover their initial investment.

Structuring Assumptions

          Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following Structuring Assumptions:

          o Pool I consists of two mortgage loans with the following characteristics:

                                      Assumed Net    Original Term to Maturity  Remaining Term to Maturity
Principal Balance   Mortgage Rate   Mortgage Rate*          (in months)                (in months)
-----------------   -------------   --------------   -------------------------  --------------------------
 $ 32,191,488.84    6.5468899948%    6.2968899948%              360                         332
 $139,188,561.95    6.9325415133%    6.5000000000%              360                         333

          o Pool II consists of two mortgage loans with the following characteristics:

                                      Assumed Net    Original Term to Maturity  Remaining Term to Maturity
Principal Balance   Mortgage Rate   Mortgage Rate*          (in months)                (in months)
-----------------   -------------   --------------   -------------------------  --------------------------
  $16,602,287.75    6.3166799262%    6.0666799262%              180                         151
  $18,013,697.62    6.6916283474%    6.2500000000%              180                         152

* Assumed Net Mortgage Rate represents (i) in the case of an assumed Discount Mortgage Loan, the related Net Mortgage Rate, and (ii) in the case of an assumed Non-Discount Mortgage Loan, the related Designated Mortgage Pool Rate.

          o the mortgage loans in each mortgage pool prepay at the related specified constant percentages of CPR,

          o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

          o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

          o prepayments are allocated without giving effect to loss and delinquency tests,

          o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

          o the scheduled monthly payment for each mortgage loan has been calculated so that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

          o the initial class certificate balance of each class of certificates is as set forth in the table on page S-5,

          o the approximate initial class certificate balances of the Class B-4, Class B-5 and Class B-6 Certificates are $309,000, $103,000 and $206,961, respectively,

          o interest accrues on each class of certificates during each interest accrual period at the applicable pass-through rate set forth or described in the table on page S-5,

          o distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the month of the closing date,

          o the closing date of the sale of the certificates is June 30, 2004,

          o the seller is not required to repurchase or substitute for any mortgage loan, and

          o the master servicer does not exercise the option to repurchase the mortgage loans described under "--Optional Purchase of Defaulted Loans" and "-- Optional Termination."

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is CPR, which represents an assumed rate of principal prepayment each year relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 10% CPR assumes constant prepayment rates of 10% per annum of the then-outstanding principal balance of such mortgage loans. 0% CPR assumes prepayment rates equal to 0% of CPR, i.e., no prepayments. Correspondingly, 25% CPR assumes prepayment rates equal to 25% of CPR, and so forth. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans.

Optional Purchase of Defaulted Loans

          The master servicer may, at its option and with the consent of the trustee, purchase from the trust fund any mortgage loan which is delinquent in payment by 91 days or more. Any purchase shall be at a price at least equal to 100% of the Stated Principal Balance of the mortgage loan plus accrued interest at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor or advanced, and not reimbursed, to the first day of the month in which the amount is to be distributed. To the extent any such delinquent loan is repurchased at a price that exceeds 100% of the Stated Principal Balance of the mortgage loan plus accrued interest as calculated above, the amount of such excess shall be paid to the holders of the Class I-A-3 Certificates as an "additional amount." See "Material Federal Income Tax Consequences" in this prospectus supplement.

Optional Termination

          The master servicer will have the right to repurchase all remaining mortgage loans and foreclosed or otherwise repossessed properties in the mortgage pools and thereby effect early retirement of the certificates, subject to the aggregate Stated Principal Balance of the mortgage loans and foreclosed or otherwise repossessed properties in respect of each mortgage pool at the time of repurchase being less than 1% of the aggregate Pool Principal Balance of each mortgage pool as of the cut-off date Stated Principal Balance. In the event the master servicer exercises its repurchase option, the purchase price distributed with respect to each class of certificates will be 100% of its then outstanding class certificate balance, plus, in the case of the Class I-A-PO and Class II-A-PO Certificates, any Class PO Deferred Amounts, and, in the case of an interest bearing certificate, any unpaid accrued interest at the applicable pass-through rate, in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties in the corresponding mortgage pool and the appraised value is less than the Stated Principal Balance of the related mortgage loans. Distributions on the certificates in respect of any optional termination will first be paid to the senior certificates of a certificate group, then to the subordinated certificates. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed property and the appraised value is less than the Stated Principal Balance of the related mortgage loan. Distributions on the certificates in respect of any optional termination will first be paid to the senior certificates and then to the subordinated certificates.

          No holder of any certificates will be entitled to any Unanticipated Recoveries received with respect to any mortgage loan after the termination of the trust. See "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgage Loans."

The Trustee

          The Bank of New York will be the trustee under the pooling and servicing agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with The Bank of New York. Offered certificates may be surrendered at the Corporate Trust Office of the trustee located at 101 Barclay Street, 8W, New York, New York 10286,
Attention: Corporate Trust Administration or at any other address the trustee designates.

Restrictions on Transfer of the Residual Certificates

          The Residual Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership and Transfer of Residual Securities" and "-- Tax Treatment of Foreign Investors." The pooling and servicing agreement provides that the Residual Certificates, in addition to certain other ERISA restricted classes of certificates, may not be acquired by an ERISA Plan. See "ERISA Considerations." Each Residual Certificate will contain a legend describing these restrictions.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

          The effective yield to the holders of each interest bearing class of certificates, other than the Class I-A-2 and Class I-A-3 Certificates, will be lower than the yield otherwise produced by the applicable pass-through rate and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month after the applicable interest accrual period without any additional distribution of interest or earnings to compensate for the delay.

          Delinquencies on the mortgage loans in a mortgage pool which are not advanced by or on behalf of the master servicer because such amounts, if advanced, would not be recoverable, will adversely affect the yield on the related certificates. Because of the priority of distributions, shortfalls resulting from delinquencies in a mortgage pool not so advanced will be borne first by the subordinated certificates, in the reverse order of their numerical class designations, and then by the senior certificates of the related certificate group. If, as a result of shortfalls, the aggregate of the class certificate balances of all classes of the certificates exceeds the aggregate Pool Principal Balance of both mortgage pools, the class certificate balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

          Net Interest Shortfalls for a mortgage pool will adversely affect the yields on the classes of senior certificates in the related certificate group and the subordinated certificates. In addition, although all losses (other than Excess Losses) for a mortgage pool initially will be borne by the subordinated certificates in the reverse order of their numerical class designations, either directly or through distributions of Class PO Deferred Amounts on the Class I-A-PO and Class II-A-PO Certificates, the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of any Excess Losses for a mortgage pool will be borne by the related senior certificates and the subordinated certificates pro rata. As a result, the yields on the offered certificates of a certificate group will depend on the rate and timing of Realized Losses, including Excess Losses for the related mortgage pool or mortgage pools. Excess Losses could occur at a time when one or more classes of subordinated certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

General Prepayment Considerations and Risks

          The rate of principal payments, the aggregate amount of distributions and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related mortgage pool (or in the case of the subordinated certificates, both mortgage pools). The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose, prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the seller or master servicer. The mortgage loans may be prepaid by the mortgagors at any time without a prepayment penalty. The mortgage loans may also be subject to "due-on-sale" provisions. See "The Mortgage Pools."

          Prepayments, liquidations and purchases of the mortgage loans in a mortgage pool will result in distributions to the related offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal on the mortgage loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the class of offered certificates is purchased at a discount or premium, and the degree to which the timing of payments on the offered certificates is sensitive to prepayments, liquidations and purchases of the mortgage loans in the related mortgage pool or mortgage pools.

          You should consider the risk that,

          o if you purchase principal only certificates (e.g., the Class I-A-PO and Class II-A-PO Certificates) or any other offered certificate at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans in the related mortgage pool or mortgage pools could result in an actual yield on your certificates that is lower than the anticipated yield; and

          o if you purchase a Notional Amount Certificate (e.g., the Class I-A-3 Certificates) or if you purchase an offered certificate at a premium, a faster than anticipated rate of principal payments (including prepayments) on the mortgage loans in the related mortgage pool or mortgage pools could result in an actual yield on your certificates that is lower than the anticipated yield and, in the case of a Notional Amount Certificate, you could lose your entire investment.

          The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the mortgage loans included in the mortgage pool as described under "The Mortgage Pools -- General." In addition, refinancing programs, including First Horizon's Streamlined Documentation Program, may affect the rate of prepayments on the mortgage loans. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments. Furthermore, with respect to up to 25% of the mortgage loans of each mortgage pool, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than thirty days after the closing date, a delayed delivery. If the seller fails to deliver all or a portion of any mortgage file to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee within the 30-day period, the seller will be required to use its best efforts to deliver a substitute mortgage loan for the related delayed delivery mortgage loan or repurchase the related delayed delivery mortgage loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the mortgage loans in the related mortgage pool.

          Voluntary prepayments in full of principal on the mortgage loans received by the master servicer from the first day through the fifteenth day of each month (other than the month of the cut-off date) are passed through to the certificateholders in the month of receipt or payment. Voluntary prepayments of principal in full received from the sixteenth day (or, in the case of the month of the cut-off date, from the cut-off date) through the last day of each month, and all voluntary partial prepayments of principal on the mortgage loans are passed through to the certificateholders in the month following the month of receipt or payment. Any prepayment of a mortgage loan or liquidation of a mortgage loan (by foreclosure proceedings or by virtue of the purchase of a mortgage loan in advance of its stated maturity as required or permitted by the pooling and servicing agreement) will generally have the effect of passing through to the certificateholders principal amounts which would otherwise be passed through (or reduced) in amortized increments over the remaining term of such mortgage loan.

          The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Prepayment Considerations and Risks for the Class B Certificates

          The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class B Certificates will be affected by the rate of prepayments on the mortgage loans in both mortgage pools, as well as the rate of mortgagor defaults resulting in Realized Losses, by the severity of those losses and by the timing thereof. See "Description of the Certificates -- Allocation of Realized Losses on the Certificates" in this prospectus supplement for a description of the manner in which such losses are borne by the holders of the certificates. If the purchaser of a Class B Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

          The yields to maturity on the classes of Class B Certificates with higher numerical designations will be more sensitive to losses due to liquidations of defaulted mortgage loans than will the yields on such classes with lower numerical designations, and the yields to maturity on all of the Class B Certificates will be more sensitive to such losses than will the yields on the other classes of certificates. The Class B Certificates will be more sensitive to losses due to liquidations of defaulted mortgage loans because the entire amount of such losses will be allocable to such certificates in inverse order of priority, either directly or through the allocation of the applicable Class PO Deferred Payment Writedown Amount, except as provided in this prospectus supplement. To the extent not covered by the master servicer's advances of delinquent monthly payments of principal and interest, delinquencies on the mortgage loans may also have a relatively greater effect:

          (1) on the yields to investors in the Class B Certificates with higher numerical designations than on the yields to investors in those Class B Certificates with lower numerical designations; and

          (2) on the yields to investors in the Class B Certificates than on the yields to investors in the senior certificates.

          As described above under "Description of the Certificates -- Distributions on the Certificates -- Interest" and "-- Principal," "-- Allocation of Realized Losses on the Certificates" and "-- Subordination," amounts otherwise distributable to holders of any class of Class B Certificates will be made available to protect the holders of the more senior ranking classes of the certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class B Certificates.

          To the extent that the Class B Certificates are being purchased at discounts from their initial class certificate balances, if the purchaser of such a certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such certificate, its actual yield to maturity may be lower than that so calculated.

Sensitivity of the LIBOR Certificates

          The yield to investors in the LIBOR Certificates will be highly sensitive to the level of LIBOR. Investors in the Class I-A-2 Certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on such certificates. The interest rate on the Class I-A-2 Certificates cannot exceed 8.00% (which would occur whenever LIBOR equals or exceeds 7.55% for any relevant interest accrual period other than the first such period).

          Conversely, investors in the Class I-A-3 Certificates should consider
(1) the risk that higher than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on such certificates, and (2) the fact that the rate of interest on the Class I-A-3 Certificates can fall as low as 0% (which will occur whenever LIBOR equals or exceeds 7.55% for any relevant interest accrual period other than the first such period). An investor considering the purchase of a Class I-A-3 Certificate in the expectation that LIBOR will decline over time, thus increasing the pass-through rate on such class, should also consider the risk that if mortgage interest rates decline concurrently with LIBOR, the mortgage loans may experience rapid rates of prepayments. Rapid rates of prepayments could result in a decrease in the yield of the Class I-A-3 Certificates and a failure of investors in such certificates to recover their investment. See "Risk Factors -- The yield on the Class I-A-2 and Class I-A-3 Certificates will be affected by the level of LIBOR."

          Levels of LIBOR may have little or no correlation to levels of prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Conversely, higher prevailing mortgage interest rates, which might be expected to result in slower prepayments, could occur concurrently with a decreased level of LIBOR. In addition, the timing of changes in the level of LIBOR may affect the actual yield to maturity to an investor in the LIBOR Certificates even if the average level is consistent with such investor's expectation. In general, the earlier a change in the level of LIBOR, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR.

          Class I-A-3 Certificates. To illustrate the significance of prepayments on the mortgage loans in the applicable mortgage pool and changes in LIBOR on the distributions on the Class I-A-3 Certificates, the following table indicates the pre-tax yields to maturity (on a corporate bond-equivalent basis) under the specified assumptions at the different constant percentages of CPR and the different levels of LIBOR indicated. The yields were calculated by determining the applicable monthly discount rate which, when applied to the related assumed stream of cash flows to be paid on the Class I-A-3 Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price plus accrued interest for such certificates stated in such table and converting the applicable monthly discount rate to a corporate bond-equivalent rate. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class I-A-3 Certificates, and, consequently, do not reflect the return on any investment when such reinvestment rates are considered. It is unlikely that the mortgage loans will prepay at a constant level of the CPR until maturity, that all of the mortgage loans will prepay at the same rate or that LIBOR will not vary. The timing of changes in the rate of prepayments may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to any investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Moreover, as noted above, the timing of changes in the level of LIBOR may affect the actual yield to maturity to an investor in a Class I-A-3 Certificate.

          The following table has been prepared based on the Structuring Assumptions and the additional assumptions that:

          (1) the assumed purchase price of the Class I-A-3 Certificates is as specified (expressed as a percentage of the notional amount thereof) plus the accrued interest on those respective certificates from June 25, 2004 to, but not including, June 30, 2004;

          (2) the interest rate applicable to the Class I-A-3 Certificates for each interest accrual period, subsequent to its initial interest accrual period, will be based on the indicated level of LIBOR; and

          (3)  the assumed purchase price is paid on June 30, 2004.

           PRE-TAX YIELD* TO MATURITY OF THE CLASS I-A-3 CERTIFICATES
                  (ASSUMED PURCHASE PRICE PERCENTAGE OF 7.50%)
                  AT THE FOLLOWING CONSTANT PERCENTAGES OF CPR

          Level of LIBOR              0%     20%      40%       50%       60%
---------------------------------   -----   -----   ------    ------    ------
1.30%............................   97.07%  65.42%   26.55%     2.81%   (24.55)%
2.30%............................   79.80%  49.59%   11.69%   (11.61)%  (38.30)%
3.30%............................   63.07%  34.18%   (3.20)%  (26.21)%  (52.32)%
4.30%............................   46.87%  19.05%  (18.43)%  (41.35)%  (66.96)%
5.30%............................   31.10%   3.86%  (34.70)%  (57.76)%  (82.91)%
7.55% and above..................      **      **       **        **        **

*  Corporate bond-equivalent basis

** Indicates that investors will suffer a loss of virtually all their investment

          The mortgage loans in Pool I may not have all of the characteristics assumed and there can be no assurance:

          o that the mortgage loans in Pool I will prepay at any of the constant rates shown in the tables or at any particular rate;

          o that the pre-tax yields to maturity on the Class I-A-3 Certificates will correspond to any of the amounts shown in this prospectus supplement;

          o that the levels of LIBOR will correspond to the levels shown; or

          o that the purchase price of a Class I-A-3 Certificate will be as assumed.

          This table does not constitute a representation as to the correlation of any level of LIBOR and the rate of prepayments on the mortgage loans in Pool I. Each investor must make its own decision as to the appropriate prepayment assumptions to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase a Class I-A-3 Certificate.

Yield Sensitivity of the Class I-A-PO and Class II-A-PO Certificates

          The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of each of the Class I-A-PO and Class II-A-PO Certificates to various constant percentages of CPR. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on each of the Class I-A-PO and Class II-A-PO Certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed purchase price of each of the Class I-A-PO and Class II-A-PO Certificates and converting the monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on each of the Class I-A-PO and Class II-A-PO Certificates and consequently do not purport to reflect the return on any investment in each of the Class I-A-PO and Class II-A-PO Certificates when the reinvestment rates are considered.

          The Class I-A-PO and Class II-A-PO Certificates will be principal only certificates and will not bear interest. As indicated in the table below, a lower than anticipated rate of principal payments, including prepayments, on the Discount Mortgage Loans in Pool I, in the case of the Class I-A-PO Certificates and on the Discount Mortgage Loans in Pool II, in the case of the Class II-A-PO Certificates will have an adverse effect on the yield to investors in the Class I-A-PO and Class II-A-PO Certificates, respectively.

          As described under "Description of the Certificates -- Principal," the Class PO Principal Distribution Amount is calculated by reference to the principal payments, including prepayments, on the Discount Mortgage Loans in Pool I and Pool II. The Discount Mortgage Loans will have lower Net Mortgage Rates, and lower mortgage rates, than the other mortgage loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Discount Mortgage Loans in Pool I and Pool II may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class I-A-PO and Class II-A-PO Certificates.

          The information set forth in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the aggregate purchase price on each of the Class I-A-PO and Class II-A-PO Certificates, expressed as a percentage of its initial class certificate balance, is as follows:

                  CLASS                     PRICE
-----------------------------------------   -----
Class I-A-PO.............................   75.00%
Class II-A-PO............................   80.00%

  SENSITIVITY OF THE CLASS I-A-PO AND CLASS II-A-PO CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                   AT THE FOLLOWING CONSTANT PERCENTAGE OF CPR

                  CLASS                      0%     20%    40%     50%     60%
-----------------------------------------   ----   ----   -----   -----   -----
Class I-A-PO........................        1.66%  8.10%  17.93%  24.33%  32.31%
Class II-A-PO.......................        3.24%  7.62%  14.57%  19.21%  24.98%

          It is unlikely that the Discount Mortgage Loans in Pool I and Pool II will have the precise characteristics described in this prospectus supplement or that the Discount Mortgage Loans in Pool I and Pool II will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans in Pool I and Pool II will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class I-A-PO and Class II-A-PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of CPR. No representation is made as to the actual rate of principal payments on the Discount Mortgage Loans in Pool I and Pool II for any period or over the life of the Class I-A-PO and Class II-A-PO Certificates or as to the yield on the Class I-A-PO and Class II-A-PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class I-A-PO and Class II-A-PO Certificates.

Additional Information

          The depositor intends to file certain additional yield tables and other computational materials with respect to one or more classes of offered certificates with the SEC in a report on Form 8-K. The tables and materials were prepared by Deutsche Bank Securities Inc. and FTN Financial Capital Markets at the request of one or more prospective investors, based on assumptions provided by, and satisfying the special requirements of, the prospective investors. The tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives of the Offered Certificates

          The weighted average life of an offered certificate is determined by
(a) multiplying the amount of the net reduction, if any, of the class certificate balance of the certificate on each distribution date by the number of years from the date of issuance to the distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in class certificate balance of the certificate referred to in clause (a).

          For a discussion of the factors which may influence the rate of payments, including prepayments, of the mortgage loans, see "-- General Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

          The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original class certificate balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of CPR, see the Decrement Tables below.

Decrement Tables

          The following tables indicate the percentages of the initial class certificate balances of the classes of offered certificates that would be outstanding after each of the distribution dates shown at various constant percentages of CPR and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that the mortgage loans of a mortgage pool will have the precise characteristics described in the Structuring Assumptions or that all of the mortgage loans of a mortgage pool will prepay at the constant percentages of CPR specified in the tables below or at any other constant rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans in each mortgage pool could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of CPR, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans in each mortgage pool are consistent with the remaining term to maturity and weighted average mortgage rate specified in the Structuring Assumptions.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                 OF THE CLASS I-A-1 AND CLASS I-A-2 CERTIFICATES
                  AT THE FOLLOWING CONSTANT PERCENTAGES OF CPR

Distribution Date                         0%   20%   40%   50%   60%
-----------------                        ---   ---   ---   ---   ---
Initial Percentage ...................   100   100   100   100   100
June 2005 ............................    99    78    57    47    37
June 2006 ............................    97    60    32    21    12
June 2007 ............................    96    47    17     8     2
June 2008 ............................    94    36     8     1     0
June 2009 ............................    92    27     3     0     0
June 2010 ............................    90    20     0     0     0
June 2011 ............................    88    15     0     0     0
June 2012 ............................    86    11     0     0     0
June 2013 ............................    83     7     0     0     0
June 2014 ............................    81     5     0     0     0
June 2015 ............................    78     3     0     0     0
June 2016 ............................    75     1     0     0     0
June 2017 ............................    72     0     0     0     0
June 2018 ............................    69     0     0     0     0
June 2019 ............................    65     0     0     0     0
June 2020 ............................    61     0     0     0     0
June 2021 ............................    57     0     0     0     0
June 2022 ............................    53     0     0     0     0
June 2023 ............................    48     0     0     0     0
June 2024 ............................    43     0     0     0     0
June 2025 ............................    37     0     0     0     0
June 2026 ............................    32     0     0     0     0
June 2027 ............................    25     0     0     0     0
June 2028 ............................    19     0     0     0     0
June 2029 ............................    12     0     0     0     0
June 2030 ............................     4     0     0     0     0
June 2031 ............................     0     0     0     0     0
June 2032 ............................     0     0     0     0     0
June 2033 ............................     0     0     0     0     0
June 2034 ............................     0     0     0     0     0
Weighted Average Life (in years)** ...  17.1   3.6   1.7   1.2   0.9

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                       OF THE CLASS I-A-PO CERTIFICATES
                  AT THE FOLLOWING CONSTANT PERCENTAGES OF CPR

Distribution Date                         0%    20%   40%   50%   60%
-----------------                        ----   ---   ---   ---   ---
Initial Percentage ...................    100   100   100   100   100
June 2005 ............................     99    79    59    49    39
June 2006 ............................     97    62    35    24    16
June 2007 ............................     96    49    21    12     6
June 2008 ............................     94    39    12     6     2
June 2009 ............................     92    30     7     3     1
June 2010 ............................     91    24     4     1     *
June 2011 ............................     89    19     2     1     *
June 2012 ............................     87    15     1     *     *
June 2013 ............................     84    11     1     *     *
June 2014 ............................     82     9     *     *     *
June 2015 ............................     79     7     *     *     *
June 2016 ............................     77     5     *     *     *
June 2017 ............................     74     4     *     *     *
June 2018 ............................     71     3     *     *     *
June 2019 ............................     67     2     *     *     *
June 2020 ............................     64     2     *     *     *
June 2021 ............................     60     1     *     *     *
June 2022 ............................     56     1     *     *     *
June 2023 ............................     52     1     *     *     *
June 2024 ............................     47     1     *     *     0
June 2025 ............................     42     *     *     *     0
June 2026 ............................     37     *     *     *     0
June 2027 ............................     31     *     *     *     0
June 2028 ............................     25     *     *     *     0
June 2029 ............................     19     *     *     0     0
June 2030 ............................     12     *     *     0     0
June 2031 ............................      5     *     *     0     0
June 2032 ............................      0     0     0     0     0
June 2033 ............................      0     0     0     0     0
June 2034 ............................      0     0     0     0     0
Weighted Average Life (in years)** ...   17.8   4.1   1.9   1.4   1.1

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                         OF THE CLASS I-A-4 CERTIFICATES
                  AT THE FOLLOWING CONSTANT PERCENTAGES OF CPR

Distribution Date                         0%     20%   40%   50%   60%
-----------------                        ----   ----   ---   ---   ---
Initial Percentage ...................    100    100   100   100   100
June 2005 ............................    107    107   107   107   107
June 2006 ............................    114    114   114   114   114
June 2007 ............................    121    121   121   121   121
June 2008 ............................    130    130   130   130     0
June 2009 ............................    138    138   138    29     0
June 2010 ............................    148    148   133     0     0
June 2011 ............................    157    157    52     0     0
June 2012 ............................    168    168    17     0     0
June 2013 ............................    179    179     5     0     0
June 2014 ............................    191    191     3     0     0
June 2015 ............................    204    204     2     0     0
June 2016 ............................    218    218     1     0     0
June 2017 ............................    232    218     1     0     0
June 2018 ............................    248    167     *     0     0
June 2019 ............................    264    128     *     0     0
June 2020 ............................    282     97     *     0     0
June 2021 ............................    301     73     *     0     0
June 2022 ............................    321     55     *     0     0
June 2023 ............................    343     40     *     0     0
June 2024 ............................    366     30     *     0     0
June 2025 ............................    390     21     *     0     0
June 2026 ............................    416     15     *     0     0
June 2027 ............................    444     10     *     0     0
June 2028 ............................    474      7     *     0     0
June 2029 ............................    506      4     *     0     0
June 2030 ............................    539      2     *     0     0
June 2031 ............................    340      1     *     0     0
June 2032 ............................      0      0     0     0     0
June 2033 ............................      0      0     0     0     0
June 2034 ............................      0      0     0     0     0
Weighted Average Life (in years)** ...   27.2   16.3   7.0   4.8   3.6

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                         OF THE CLASS I-A-R CERTIFICATES
                  AT THE FOLLOWING CONSTANT PERCENTAGES OF CPR

Distribution Date                         0%   20%   40%   50%   60%
-----------------                        ---   ---   ---   ---   ---
Initial Percentage ...................   100   100   100   100   100
June 2005 ............................     0     0     0     0     0
June 2006 ............................     0     0     0     0     0
June 2007 ............................     0     0     0     0     0
June 2008 ............................     0     0     0     0     0
June 2009 ............................     0     0     0     0     0
June 2010 ............................     0     0     0     0     0
June 2011 ............................     0     0     0     0     0
June 2012 ............................     0     0     0     0     0
June 2013 ............................     0     0     0     0     0
June 2014 ............................     0     0     0     0     0
June 2015 ............................     0     0     0     0     0
June 2016 ............................     0     0     0     0     0
June 2017 ............................     0     0     0     0     0
June 2018 ............................     0     0     0     0     0
June 2019 ............................     0     0     0     0     0
June 2020 ............................     0     0     0     0     0
June 2021 ............................     0     0     0     0     0
June 2022 ............................     0     0     0     0     0
June 2023 ............................     0     0     0     0     0
June 2024 ............................     0     0     0     0     0
June 2025 ............................     0     0     0     0     0
June 2026 ............................     0     0     0     0     0
June 2027 ............................     0     0     0     0     0
June 2028 ............................     0     0     0     0     0
June 2029 ............................     0     0     0     0     0
June 2030 ............................     0     0     0     0     0
June 2031 ............................     0     0     0     0     0
June 2032 ............................     0     0     0     0     0
June 2033 ............................     0     0     0     0     0
June 2034 ............................     0     0     0     0     0
Weighted Average Life (in years)** ...   0.1   0.1   0.1   0.1   0.1


* Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "-- Weighted Average Lives of the Certificates" above.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                        OF THE CLASS II-A-1 CERTIFICATES
                  AT THE FOLLOWING CONSTANT PERCENTAGES OF CPR

Distribution Date                         0%   20%   40%   50%   60%
-----------------                        ---   ---   ---   ---   ---
Initial Percentage ...................   100   100   100   100   100
June 2005 ............................    95    75    56    46    36
June 2006 ............................    89    56    31    20    12
June 2007 ............................    83    41    16     8     3
June 2008 ............................    77    30     8     3     0
June 2009 ............................    70    22     4     *     0
June 2010 ............................    63    15     2     0     0
June 2011 ............................    55    11     1     0     0
June 2012 ............................    46     7     *     0     0
June 2013 ............................    38     5     *     0     0
June 2014 ............................    28     3     *     0     0
June 2015 ............................    18     1     *     0     0
June 2016 ............................     7     *     *     0     0
June 2017 ............................     0     0     0     0     0
June 2018 ............................     0     0     0     0     0
June 2019 ............................     0     0     0     0     0
June 2020 ............................     0     0     0     0     0
June 2021 ............................     0     0     0     0     0
June 2022 ............................     0     0     0     0     0
June 2023 ............................     0     0     0     0     0
June 2024 ............................     0     0     0     0     0
June 2025 ............................     0     0     0     0     0
June 2026 ............................     0     0     0     0     0
June 2027 ............................     0     0     0     0     0
June 2028 ............................     0     0     0     0     0
June 2029 ............................     0     0     0     0     0
June 2030 ............................     0     0     0     0     0
June 2031 ............................     0     0     0     0     0
June 2032 ............................     0     0     0     0     0
June 2033 ............................     0     0     0     0     0
June 2034 ............................     0     0     0     0     0
Weighted Average Life (in years)** ...   7.2   3.2   1.6   1.2   1.0

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
              OF THE CLASS B-1 CLASS B-2 AND CLASS B-3 CERTIFICATES
                  AT THE FOLLOWING CONSTANT PERCENTAGES OF CPR

Distribution Date                         0%    20%   40%   50%   60%
-----------------                        ----   ---   ---   ---   ---
Initial Percentage ...................    100   100   100   100   100
June 2005 ............................     98    98    98    98    98
June 2006 ............................     96    96    96    96    96
June 2007 ............................     94    94    94    94    94
June 2008 ............................     91    91    91    91    89
June 2009 ............................     89    89    89    89    35
June 2010 ............................     86    81    74    51    13
June 2011 ............................     83    71    59    25     5
June 2012 ............................     80    60    42    12     2
June 2013 ............................     77    48    27     6     1
June 2014 ............................     73    37    15     3     *
June 2015 ............................     70    28     9     1     *
June 2016 ............................     66    21     5     1     *
June 2017 ............................     62    16     3     *     *
June 2018 ............................     60    12     2     *     *
June 2019 ............................     57     9     1     *     *
June 2020 ............................     54     7     1     *     *
June 2021 ............................     51     5     *     *     *
June 2022 ............................     48     4     *     *     *
June 2023 ............................     44     3     *     *     *
June 2024 ............................     40     2     *     *     *
June 2025 ............................     36     2     *     *     *
June 2026 ............................     32     1     *     *     *
June 2027 ............................     27     1     *     *     *
June 2028 ............................     22     *     *     *     *
June 2029 ............................     17     *     *     *     0
June 2030 ............................     11     *     *     *     0
June 2031 ............................      5     *     *     *     0
June 2032 ............................      0     0     0     0     0
June 2033 ............................      0     0     0     0     0
June 2034 ............................      0     0     0     0     0
Weighted Average Life (in years)** ...   16.2   9.3   7.5   6.2   4.8

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                 OF THE CLASS II-A-PO CERTIFICATES
                  AT THE FOLLOWING CONSTANT PERCENTAGES OF CPR

Distribution Date                         0%   20%   40%   50%   60%
-----------------                        ---   ---   ---   ---   ---
Initial Percentage ...................   100   100   100   100   100
June 2005 ............................    95    76    57    47    38
June 2006 ............................    89    57    32    22    14
June 2007 ............................    83    42    18    10     5
June 2008 ............................    76    31    10     5     2
June 2009 ............................    69    23     5     2     1
June 2010 ............................    62    16     3     1     *
June 2011 ............................    54    11     2     *     *
June 2012 ............................    46     8     1     *     *
June 2013 ............................    37     5     *     *     *
June 2014 ............................    27     3     *     *     *
June 2015 ............................    17     1     *     *     *
June 2016 ............................     7     *     *     *     *
June 2017 ............................     0     0     0     0     0
June 2018 ............................     0     0     0     0     0
June 2019 ............................     0     0     0     0     0
June 2020 ............................     0     0     0     0     0
June 2021 ............................     0     0     0     0     0
June 2022 ............................     0     0     0     0     0
June 2023 ............................     0     0     0     0     0
June 2024 ............................     0     0     0     0     0
June 2025 ............................     0     0     0     0     0
June 2026 ............................     0     0     0     0     0
June 2027 ............................     0     0     0     0     0
June 2028 ............................     0     0     0     0     0
June 2029 ............................     0     0     0     0     0
June 2030 ............................     0     0     0     0     0
June 2031 ............................     0     0     0     0     0
June 2032 ............................     0     0     0     0     0
June 2033 ............................     0     0     0     0     0
June 2034 ............................     0     0     0     0     0
Weighted Average Life (in years)** ...   7.1   3.2   1.8   1.4   1.1

* Indicates an outstanding balance greater than -% and less than 0.5% of the original principal balance.

** Determined as specified under "-- Weighted Average Lives of the Certificates" above.

Last Scheduled Distribution Date

          The last scheduled distribution date for each class of subordinated certificates and each class of senior certificates in the certificate group corresponding to Pool I is the distribution date in October 2032, which is the distribution date in the month following the month of the latest scheduled maturity date for any of the mortgage loans. The last scheduled distribution date for each class of senior certificates in the certificate group corresponding to Pool II is the distribution date in August 2017, which is the distribution date in the month following the month of the last scheduled maturity date for any of the mortgage loans in Pool II. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment, including prepayments, of the mortgage loans in the related mortgage pool or mortgage pools, the class certificate balance of any such class of offered certificates could be reduced to zero significantly earlier or later than the last scheduled distribution date for such class. The rate of payments on the mortgage loans of a mortgage pool will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans of a mortgage pool. See "-- Prepayment Considerations and Risks" and "-- Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

                                 USE OF PROCEEDS

          The depositor will use the net proceeds from the sale of the certificates to purchase the mortgage loans from the Seller.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion is the opinion of Andrews Kurth LLP, counsel to the depositor, as to the material U.S. federal income tax aspects of the purchase, ownership and disposition of the certificates, and is based on the provisions of the Code, the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to certificateholders in light of their personal investment circumstances or to certain types of certificateholders subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the certificates.

          For federal income tax purposes, the trust (exclusive of any additional payments with respect to repurchased mortgage loans) will comprise multiple REMICs; one or more underlying REMICs and the master REMIC. Each underlying REMIC will issue several uncertificated subclasses of nonvoting interests, which will be designated as the regular interests in such underlying REMIC. The assets of the underlying REMICs will consist of the mortgage loans (or uncertificated regular interests). The master REMIC will issue the Regular Certificates, which will be designated as the regular interests in the master REMIC. The Class I-A-R Certificates will represent the beneficial ownership of the residual interest in each underlying REMIC and the residual interest in the master REMIC. The assets of the master REMIC will consist of underlying REMIC regular interests issued by one or more underlying REMICs. Aggregate distributions on the underlying REMIC regular interests held by the master REMIC will equal the aggregate distributions on the Certificates issued by the master REMIC.

          The classes of the Regular Certificates generally will be treated as debt instruments issued by the master REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

          The discussion set out below concerning OID should be read in conjunction with the detailed discussion of OID in the prospectus under the caption "Material Federal Income Tax Consequences - Taxation of Debt Securities."

          A debt instrument is treated as having been issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. The stated redemption price at maturity on a debt instrument includes all payments made under the debt instrument, other than payments of qualified stated interest.

          The Class I-A-4, Class I-A-PO and Class II-A-PO Certificates will be treated as having been issued with OID; all payments made on each such class will be included in its stated redemption price at maturity.

          The Class I-A-3 Certificates will be treated as having been issued with OID; all payments made on such class, other than additional payments with respect to repurchased mortgage loans, will be included in its stated redemption price at maturity. Although unclear, a holder of a Class I-A-3 Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the certificate holder would be entitled if there were not further prepayments on the mortgage loans. A holder of a Class I-A-3 Certificate will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests in the master REMIC and an interest in the right to receive any additional payments with respect to repurchased mortgage loans. A holder in a Class I-A-3 Certificate must allocate its purchase price for the certificate between its components - the REMIC regular interest and the right to receive additional payments. For informational reporting purposes, the trustee will assume that the right to receive additional payments will have only minimal value relative to the value of the regular interest component.

          The remaining classes of the Regular Certificates, depending on their respective issue prices, may be treated as having been issued with OID in an amount equal to the excess of their initial respective class certificate balance (plus accrued interest from the last day preceding the issue date corresponding to a distribution date through the issue date), over their respective issue prices (including all accrued interest).

          The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 40% of the CPR. No representation is made as to whether the mortgage loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus and this prospectus supplement may, depending on the actual rate of prepayments during the accrual period, result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates.

          If the holders of any Regular Certificates are treated as holding their certificates at a premium, they are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences --Taxation of Debt Securities" in the prospectus.

          The offered certificates will represent "real estate assets" under
Section 856(c)(5)(B) of the Code and qualifying assets under Section 770l(a)(19)(C) in the same proportion that the assets of the trust fund would be so treated, and income on the offered certificates will represent "interests on obligations secured by mortgages on real property" in the same proportion that the income on the assets of the trust fund would be so treated. Moreover, if 95% or more of the assets of the trust fund are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code at all times during a calendar year, then all of an offered certificate will represent "real estate assets" and all of the income on the offered certificate will qualify as "interest on obligations secured by mortgages on real property" for that calendar year. Similarly, if 95% or more of the assets of the trust fund are qualifying assets under Section 7701(a)(19)(C) of the Code at all times during the calendar year, then all of an offered certificate will represent assets qualifying under
Section 7701(a)(19)(C) for that calendar year.

          The Regular Certificates will represent qualifying assets under
Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

          The holders of the Residual Certificates must include the taxable income of each REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, is subject to U.S. federal income tax.

          In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

          Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in residual certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities" in the prospectus. Specifically, prospective holders of a Residual Certificate should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest. See "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership and Transfer of Residual Interest Securities" and "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus.

          Effective for the taxable years ending in or after May 11, 2004, regulations have been adopted regarding the federal income tax treatment of "inducement fees" received by transferees of noneconomic residual interests. The adopted regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

                              ERISA CONSIDERATIONS

          Any fiduciary of a Plan that proposes to cause the Plan to acquire any of the offered certificates is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

          Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal, state and local law. Any of those plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

          Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

          The U.S. Department of Labor has granted to Deutsche Bank Securities Inc. an individual administrative exemption, Prohibited Transaction Exemption 97-03E, as amended, (62 Fed. Reg. 39,021, December 9, 1996). PTE 97-03E grants exceptions from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the exemption. PTE 97-03E applies to mortgage loans such as the mortgage loans in the trust fund.

          The U.S. Department of Labor has granted to FTN Financial Capital Markets (f/k/a "First Tennessee Capital Markets"), an individual administrative exemption, Prohibited Transaction Exemption 2000-14 (65 Fed. Reg. 51,039, October 22, 2000). PTE 2000-14 grants exceptions from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the exemption. PTE 2000-14 applies to mortgage loans such as the mortgage loans in the trust fund.

          For a general description of PTE 97-03E and PTE 2000-14 and the conditions that must be satisfied for them to apply, see "ERISA Considerations" in the prospectus.

          On November 13, 2000, the U.S. Department of Labor published Prohibited Transaction Exemption 2000-58 (65 Fed. Reg. 67765, November 13, 2000) which amended, effective January 23, 2000, the Underwriter

Exemptions, including PTE 97-03E and PTE 2000-14. Among other changes, the amended exemption generally provides that in the case of "designated transactions" a Plan would be permitted to purchase subordinate certificates rated in any of the four highest generic ratings categories of Fitch, S&P and Moody's (provided that all other requirements are met). The designated transactions include residential mortgages. Because the ratings of a class of certificates are subject to change in the future by the rating agencies, classes of certificates eligible for purchase by Plans and pursuant to PTE 97-03E and PTE 2000-14 on the closing date may not be eligible for purchase by Plans pursuant to PTE 97-03E and PTE 2000-14 (although any Plan holding such a certificate would not be required to dispose of it solely because its rating had been lowered). However, a Plan investor which is an insurance company general account may purchase such classes of certificates in these circumstances pursuant to Sections I and III of PTCE 95-60.

          On January 22, 2002, the U.S. Department of Labor published Prohibited Transaction Exemption 2002-41 (67 Fed. Reg. 54487, January 22, 2002) which amended, effective January 1, 2001, the Underwriter Exemptions, including PTE 97-03E and PTE 2000-14, to remove the requirement that a trustee not be affiliated with an underwriter in order to qualify for relief under the Underwriter Exemptions.

          It is expected that PTE 97-03E and PTE 2000-14 as amended by PTE 2000-58 will apply to the acquisition and holding by Plans of the offered certificates, excluding the Residual Certificates and that all applicable conditions of PTE 97-03E, PTE 2000-14 and PTE 2000-58 other than those within the control of the investors will be met. In addition, as of the date hereof, no single mortgagor is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

          Because the characteristics of the Residual Certificates may not meet the requirements of PTE 97-03E AND PTE 2000-14 or any other issued exemption under ERISA, a Plan or an individual retirement account or other plan subject to
Section 4975 of the Code may engage in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the Residual Certificates. Consequently, transfers of the Residual Certificates will not be registered by the trustee unless the trustee receives:

          o a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any plan or arrangement or using the assets of any plan or arrangement to effect the transfer, or

          o an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificate by a plan, or any person acting on behalf of a plan or using the plan's assets, will not result in prohibited transactions under Section 406 of ERISA and
               Section 4975 of the Code and will not subject the trustee, the depositor or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

          Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemptions described above and PTE 83-1 described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  UNDERWRITING

          Subject to the terms and conditions set forth in the Underwriting Agreements, the depositor has agreed to sell (i) the senior certificates to Deutsche Bank Securities Inc., and (ii) the Class I-A-PO, Class II-A-PO, Class B-1, Class B-2 and Class B-3 Certificates to FTN Financial Capital Markets, a division of FTBNA, and an affiliate of the depositor, the seller and the master servicer. Distribution of the Underwritten Certificates will be made by Deutsche Bank Securities Inc. and FTN Financial Capital Markets from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Underwritten Certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

          After the initial distribution of the certificates offered hereby, each of Deutsche Bank Securities Inc. and FTN Financial Securities Corp. (an affiliate of the depositor, the seller and the master servicer)intends to make a secondary market in the Underwritten Certificates offered by it, but has no obligation to do so. FTN Financial Securities Corp. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.

          Certain information in this prospectus supplement may be updated from time to time in connection with transactions in which FTN Financial Securities Corp. acts as a market maker. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

          The depositor and the master servicer have agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

          The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Andrews Kurth LLP, Dallas, Texas. McKee Nelson LLP, Washington, DC, will pass upon certain legal matters on behalf of the underwriters.

                                     RATINGS

          It is a condition to the issuance of the senior certificates that they be rated "AAA" by S&P. It is a condition to the issuance of the senior certificates that they be rated "Aaa" by Moody's. It is a condition to the issuance of the Class B-1, Class B-2 and Class B-3 Certificates that they be rated at least "AA," "A" and "BBB," respectively, by S&P.

          The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. S&P's rating take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings of the certificates do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield. The ratings assigned by S&P to the Class I-A-PO Certificates do not address whether investors will recoup their initial investments. The ratings assigned by S&P to the Class I-A-R Certificates only address the return of their class certificate balance and interest thereon at their pass-through rate.

          The ratings assigned by Moody's to the mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody's' ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required by the certificates. If prepayments are faster than anticipated, investors may fail to recover their initial investment. The ratings assigned by Moody's to the Class I-A-R Certificates only address the return of their class certificate balance and interest thereon at their pass-through rate.

          The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

          The depositor has not requested a rating of the offered certificates by any rating agency other than S&P and Moody's; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by either, or both, of S&P and Moody's.

                                GLOSSARY OF TERMS

          Accretion Directed Certificates -- The Class I-A-1 and Class I-A-2 Certificates, with respect to the Accrual Certificates.

          Accretion Termination Date -- For the class of Accrual Certificates, the earlier of (x) the Cross-over Date and (y) the distribution date on which the class certificate balances of the Class I-A-1 and Class I-A-2 Certificates have each been reduced to zero.

          Accrual Amount -- For each distribution date through the Accretion Termination Date and the class of Accrual Certificates, an amount equal to the sum of (a) Accrued Certificate Interest in respect of such class of Accrual Certificates in accordance with the priority first under "Description of the Certificates - Distributions on the Certificates - Allocation of Available Funds," and (b) amounts allocable to such class of Accrual Certificates in accordance with the priority second under "Description of the Certificates - Distributions on the Certificates - Allocation of Available Funds," in each case on such distribution date.

          Accrual Certificates -- The Class I-A-4 Certificates.

          Accrued Certificate Interest -- For any class of certificates entitled to distributions of interest for any distribution date will equal the interest accrued during the related interest accrual period at the applicable pass-through rate on the class certificate balance (or notional amount, in the case of the Notional Amount Certificates) of such class of certificates immediately prior to such distribution date, less such class' share of any Net Interest Shortfall.

          Allocable Share -- With respect to any class of subordinated certificates on any distribution date, such class' pro rata share (based on the class certificate balance of each class entitled thereto) of each of the components of the Subordinated Optimal Principal Amount for both mortgage pools described in this prospectus supplement; provided that, solely for purposes of this definition, the applicable Subordinated Optimal Principal Amount for Pool I or Pool II will be reduced by the amounts required to be distributed to the Class I-A-PO or Class II-A-PO Certificates, respectively, in respect of the applicable Class PO Deferred Amount on such distribution date, and any such reduction in the applicable Subordinate Optimal Principal Amount for Pool I or Pool II shall reduce the amounts calculated pursuant to clauses (1), (4), (2),
(3) and (5) of the definition thereof, in that order, and the class certificate balances of each class of subordinated certificates will be reduced by such amounts in reverse order of priority until the respective class certificate balances of each class of subordinated certificates has been reduced to zero; provided further, that, except as provided in the pooling and servicing agreement, no Class B Certificates (other than the subordinated class with the highest priority of distribution) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Subordinated Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date.

          Apportioned Principal Balance -- For any class of subordinated certificates and any distribution date will equal the class certificate balance of that class immediately prior to that distribution date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for that date and the denominator of which is the sum of the Group Subordinate Amounts for that date.

          Available Funds -- For each mortgage pool, with respect to any distribution date, an amount equal to the sum of:

          o all scheduled installments of interest, net of the master servicing fee, the trustee fee and any amounts due to First Horizon in respect of excess interest as described in the second paragraph under the heading "Servicing of the Mortgage Loans --Servicing Compensation and Payment of Expenses," and all scheduled installments of principal due in respect of the mortgage loans in such mortgage pool on the due date in the month in which the distribution date occurs and received before the related determination date, together with any advances in respect thereof;

          o all Insurance Proceeds and all Liquidation Proceeds received in respect of the mortgage loans in such mortgage pool during the calendar month before the distribution date, which in each case is the net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any;

          o all partial or full prepayments received in respect of the mortgage loans in such mortgage pool during the related Prepayment Period, net of any Prepayment Interest Excess;

          o any Compensating Interest in respect of full prepayments received in respect of the mortgage loans in such mortgage pool during the period from the sixteenth day (or, in the case of the first distribution date, from the cut-off date) of the month prior to the month of such distribution date through the last day of such month; and

          o any Substitution Adjustment Amount or the purchase price for any deleted mortgage loan in the related mortgage pool or a mortgage loan in the related mortgage pool repurchased by the seller or the master servicer as of such distribution date, reduced by amounts in reimbursement for advances previously made and other amounts that the master servicer is entitled to be reimbursed for out of the Certificate Account pursuant to the pooling and servicing agreement.

          Available Funds Allocation -- The allocation of Available Funds as described under "Distributions on the Certificates -- Allocation of Available Funds" in the prospectus supplement.

          Bankruptcy Loss Coverage Amount --Approximately $150,000, subject to reduction as described in the pooling and servicing agreement, minus the aggregate amount of previous Bankruptcy Losses.

          Bankruptcy Losses -- Deficient Valuations or Debt Service Reductions.

          Certificate Account -- An account established and maintained by the master servicer, in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans in a mortgage pool evidenced by each series of certificates of the related certificate group.

          Class B Certificates -- The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, collectively.

          Class I-A-PO Percentage -- (a) With respect to any Discount Mortgage Loan in Pool I, the fraction, expressed as a percentage, equal to (6.50% - NMR) divided by 6.50%, and (b) with respect to any Non-Discount Mortgage Loan in Pool I, 0%.

          Class II-A-PO Percentage -- (a) With respect to any Discount Mortgage Loan in Pool II, the fraction, expressed as a percentage, equal to (6.25% - NMR) divided by 6.25%, and (b) with respect to any Non-Discount Mortgage Loan in Pool II, 0%.

          Class PO Certificates -- The Class I-A-PO and Class II-A-PO Certificates.

          Class PO Deferred Amount -- With respect to any class of Class PO Certificates and any distribution date through the Cross-over Date, the sum of
(1) the Class I-A-PO Percentage or Class II-A-PO Percentage, as applicable, of the principal portion of Non-Excess Losses on a Discount Mortgage Loan in Pool I or Pool II allocated to the Class I-A-PO or Class II-A-PO Certificates, respectively, on such date, and (2) all amounts previously allocated to the Class I-A-PO or Class II-A-PO Certificates in respect of such losses and not distributed to the Class I-A-PO or Class II-A-PO Certificates, respectively, on prior distribution dates.

          Class PO Deferred Payment Writedown Amount -- For any distribution date and any class of Class PO Certificates, the amount, if any, distributed on such date in respect of the related Class PO Deferred Amount pursuant to priority fourth of the second clause under "Distributions on the Certificates -- Allocation of Available Funds" in this prospectus supplement. The Subordinated Certificate Writedown Amount and the Class PO Deferred Payment Writedown Amount will be allocated to the classes of subordinated certificates in inverse order of priority, until the class certificate balance of each such class has been reduced to zero.

          Class PO Principal Distribution Amount -- With respect to each distribution date and any class of Class PO Certificates, an amount equal to the sum of:

                    (1) the Class I-A-PO Percentage or Class II-A-PO Percentage, as applicable, of all scheduled payments of principal due on each mortgage loan on the first day of the month in which the distribution date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

                    (2) the Class I-A-PO Percentage or Class II-A-PO Percentage, as applicable, of the Stated Principal Balance of each mortgage loan which was the subject of a prepayment in full received by the master servicer during the related Prepayment Period;

                    (3) the Class I-A-PO Percentage or Class II-A-PO Percentage, as applicable, of all partial prepayments of principal for each mortgage loan received by the master servicer during the related Prepayment Period;

                    (4) the Class I-A-PO Percentage or Class II-A-PO Percentage, as applicable, of the sum of (a) the net liquidation proceeds allocable to principal on each mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (b), and (b) the principal balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related mortgage insurance policy; and

                    (5) the Class I-A-PO Percentage or Class II-A-PO Percentage, as applicable, of the sum of (a) the Stated Principal Balance of each mortgage loan which has repurchased by the seller in connection with such distribution date, and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan that has been replaced by the seller with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan.

          For purposes of clauses (2) and (5) above, the Stated Principal Balance of a mortgage loan will be reduced by the amount of any Deficient Valuation that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero.

          Class Prepayment Distribution Trigger -- For a class of Class B Certificates (other than the subordinated class with the highest priority of distributions) any distribution date on which a fraction (expressed as a percentage), the numerator of which is the aggregate class certificate balance of such class and each class subordinate thereto, if any, and the denominator of which is the aggregate Pool Principal Balance for both mortgage pools with respect to such distribution date, equals or exceeds such percentage calculated as of the closing date.

          Code -- The Internal Revenue Code of 1986, as amended.

          Compensating Interest -- As to any distribution date and any principal prepayment in respect of a mortgage loan that is received during the period from the sixteenth day of the month (or, in the case of the first distribution date, from the cut-off date) prior to the month of such distribution date through the last day of such month, an additional payment to the related mortgage pool made by the master servicer, to the extent funds are available from the master servicing fee, equal to the amount of interest at the Net Mortgage Rate, for that mortgage loan from the date of the prepayment to the related due date; provided that such payment shall not exceed 0.0083% of the Pool Principal Balance of the related mortgage pool as of the related determination date.

          CPR -- Constant prepayment rate, a prepayment standard or model which represents an assumed constant annual rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans.

          Cross-over Date -- The distribution date on which the respective class certificate balances of each class of subordinated certificates have been reduced to zero.

          Debt Service Reduction -- With respect to any mortgage loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the scheduled payment for such mortgage loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

          Deficient Valuation -- With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then-outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

          Designated Mortgage Pool Rates -- For Pool I and Pool II for each distribution date will be 6.50% and 6.25%, respectively.

          Determination Date -- As to any distribution date, the earlier of (i) the third business day after the 15th day of each month, and (ii) the second business day prior to the related distribution date.

          Discount Mortgage Loan -- Any mortgage loan in Pool I with a Net Mortgage Rate below 6.50% and any mortgage loan in Pool II with a Net Mortgage Rate below 6.25%.

          Distribution Account -- An account established and maintained with the trustee on behalf of the certificateholders which account shall consist of one subaccount for each mortgage pool, into which the master servicer will deposit the Available Funds for the related mortgage pool withdrawn from the Certificate Account.

          DTC -- The Depository Trust Company.

          ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

          Excess Losses -- With respect to a mortgage pool, any Deficient Valuation, Fraud Loss or Special Hazard Loss (each a type of Realized Loss), or any part thereof, occurring after the Bankruptcy Loss Coverage Amount, Fraud Loss Coverage Amount or Special Hazard Loss Coverage Amount, respectively, for such mortgage pool has been reduced to zero.

          First Horizon-- First Horizon Home Loan Corporation, a Kansas corporation and an indirect wholly owned subsidiary of First Horizon National Corporation, a Tennessee corporation.

          Fitch -- Fitch Ratings and its successors and/or assigns.

          Fraud Loss Coverage Amount -- The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses.

          Fraud Losses -- Realized Losses incurred on Liquidated Mortgage Loans as to which there was fraud, dishonesty or misrepresentation in the origination of the mortgage loans.

          Group Subordinate Amount -- For each mortgage pool and any distribution date, the excess of the Pool Principal Balance of that mortgage pool for such distribution date over the aggregate class certificate balance of the senior certificates of the related certificate group immediately prior to that distribution date.

          Insurance Proceeds -- All proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures.

          LIBOR Certificates -- The Class I-A-2 and Class I-A-3 Certificates.

          Liquidated Mortgage Loan -- A defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

          Liquidation Proceeds -- All cash amounts, other than Insurance Proceeds, received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month before the distribution date.

          Moody's -- Moody's Investors Service, Inc.

          Net Interest Shortfall -- For any distribution date, the sum of:

          o the amount of interest which would otherwise have been received for any mortgage loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses; and

          o    any Net Prepayment Interest Shortfalls.

          Net Mortgage Rate or "NMR" -- With respect to a mortgage loan, the mortgage rate thereof, less the master servicing fee rate and the trustee fee rate with respect to the mortgage loan, expressed as a per annum percentage of its Stated Principal Balance.

          Net Prepayment Interest Shortfall -- For any distribution date, the amount by which the aggregate of Prepayment Interest Shortfalls during the applicable prepayment period applicable to that distribution date exceeds the available Compensating Interest, if any, for that period.

          Non-Discount Mortgage Loan -- Any mortgage loan in Pool I with a Net Mortgage Rate that is equal to or greater than 6.50% and Any mortgage loan in Pool II with a Net Mortgage Rate that is equal to or greater than 6.25%.

          Non-Class I-A-PO Percentage -- (a) With respect to a Discount Mortgage Loan in Pool I, the fraction, expressed as a percentage, equal to the NMR divided by 6.50%, and (b) with respect to each Non-Discount Mortgage Loan in Pool I, 100%.

          Non-Class II-A-PO Percentage -- (a) With respect to a Discount Mortgage Loan in Pool II, the fraction, expressed as a percentage, equal to the NMR divided by 6.25%, and (b) with respect to each Non-Discount Mortgage Loan in Pool II, 100%.

          Non-Excess Loss -- Any Realized Loss other than an Excess Loss.

          Notional Amount Certificates-- The Class I-A-3 Certificates.

          OID -- Original issue discount.

          Original Subordinated Principal Balance -- The aggregate class certificate balance of the subordinated certificates as of the date of issuance of the certificates.

          Plan -- An employee benefit plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to ERISA or Section 4975 of the Code.

          Pool Principal Balance -- For each mortgage pool, with respect to any distribution date, the aggregate of the Stated Principal Balances of the mortgage loans in such mortgage pool outstanding on the due date in the month before the distribution date.

          Prepayment Interest Excess -- As to any principal prepayment in full received by the master servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment. All Prepayment Interest Excess shall be paid to the Master Servicer as additional master servicing compensation.

          Prepayment Interest Shortfall -- As to any distribution date, mortgage loan and principal prepayment received (a) during the period from the sixteenth day of the month preceding the month of such distribution date (or, in the case of the first distribution date, from the cut-off date) through the last day of such month, in the case of a principal prepayment in full, or (b) during the month preceding the month of such distribution date, in the case of a partial principal prepayment, the amount, if any, by which one month's interest at the related Net Mortgage Rate (exclusive of the trustee fee) on such principal prepayment exceeds the amount of interest actually paid by the borrower in connection with such principal prepayment.

          Prepayment Period -- (a) With respect to any mortgage loan that was the subject of a voluntary prepayment in full and any distribution date, the period from the sixteenth day of the month preceding the month of such distribution date (or, in the case of the first distribution date, from the cut-off date) through the fifteenth day of the month of such distribution date, and (b) with respect to any other unscheduled prepayment of principal of any mortgage loan and any distribution date, the calendar month preceding the month of such distribution date.

          PTE -- A prohibited transaction exemption issued by the U.S. Department of Labor.

          Realized Loss -- (a) for a Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such mortgage loan and the related mortgaged property; and (b) for any mortgage loan, a Deficient Valuation.

          Regular Certificates -- All classes of certificates, other than the Residual Certificates.

          Relief Act Reduction -- A reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act, or any similar state or local legislation or regulations.

          Residual Certificates -- The Class I-A-R Certificates.

          S&P -- Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors and/or assigns.

          Senior Final Distribution Date -- For any certificate group, the distribution date on which the class certificate balance of the related class or classes of senior certificates has been reduced to zero.

          Senior Optimal Principal Amount -- As to a mortgage pool and with respect to each distribution date, an amount equal to the sum of:

                    (1) the related Senior Percentage of the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of scheduled payments of principal due on each mortgage loan in such mortgage pool on the first day of the month in which the distribution date occurs, as specified in the amortization schedule at the time applicable thereto after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

                    (2) the related Senior Prepayment Percentage of the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of the Stated Principal Balance of each mortgage loan in such mortgage pool which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

                    (3) the related Senior Prepayment Percentage of the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of all partial prepayments of principal in respect of each mortgage loan in such mortgage pool received during the applicable Prepayment Period;

                    (4) the lesser of:

                         (a) the related Senior Prepayment Percentage of the sum of (x) the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of the net liquidation proceeds allocable to principal on each mortgage loan in such mortgage pool which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (y), and (y) the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of the principal balance of each mortgage loan in such mortgage pool that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related mortgage insurance policy; and

                         (b)  (i) the related Senior Percentage of the sum of
                              (x) the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of the Stated Principal Balance of each mortgage loan in such mortgage pool which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (y), and
                              (y) the applicable Non-Class I-A-PO Percentage or

                              Non-Class II-A-PO Percentage of the Stated
                              Principal Balance of each mortgage loan in such mortgage pool that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related mortgage insurance policy minus (ii) the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of the related Senior Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) for such mortgage pool during the related Prepayment Period; and

                    (5) the related Senior Prepayment Percentage of the sum of
          (a) the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of the Stated Principal Balance of each mortgage loan in such mortgage pool which was repurchased by the seller in connection with such distribution date and (b) the difference, if any, between the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of the Stated Principal Balance of a mortgage loan in such mortgage pool that has been replaced by the seller with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan.

          Senior Percentage -- On any distribution date for a certificate group, the lesser of 100% and the percentage (carried to six places rounded up) obtained by dividing the aggregate class certificate balances of all classes of senior certificates (other than the Class PO Certificates) of such certificate group immediately preceding such distribution date by the Pool Principal Balance of the related mortgage pool (excluding the aggregate of the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of the principal balance of each Discount Mortgage Loan in Pool I or Pool II, respectively, included therein) for such distribution date.

          Senior Prepayment Percentage -- On any distribution date occurring during the periods set forth below, and as to each mortgage pool, the Senior Prepayment Percentages, described below:

----------------------------------------------------------------------------------------------------
Period (Dates Inclusive)   Senior Prepayment Percentage
----------------------------------------------------------------------------------------------------
July 2004 - June 2009      100%
----------------------------------------------------------------------------------------------------
July 2009 - June 2010      Related Senior Percentage plus 70% of the related Subordinated Percentage
----------------------------------------------------------------------------------------------------
July 2010 - June 2011      Related Senior Percentage plus 60% of the related Subordinated Percentage
----------------------------------------------------------------------------------------------------
July 2011 - June 2012      Related Senior Percentage plus 40% of the related Subordinated Percentage
----------------------------------------------------------------------------------------------------
July 2012 - June 2013      Related Senior Percentage plus 20% of the related Subordinated Percentage
----------------------------------------------------------------------------------------------------
July 2013 and thereafter   Related Senior Percentage
----------------------------------------------------------------------------------------------------

          Notwithstanding the foregoing, if the Senior Percentage for a certificate group on any distribution date exceeds the initial Senior Percentage for that certificate group, the Senior Prepayment Percentage for both certificate groups for that distribution date will equal 100%.

          In addition, no reduction of the Senior Prepayment Percentage for any certificate group below the level in effect for the most recent prior period specified in the table above shall be effective on any distribution date unless, as of the last day of the month preceding such distribution date:

                    (1) the aggregate Stated Principal Balance of mortgage loans in any mortgage pool delinquent 60 days or more (including for this purpose any mortgage loans in foreclosure or subject to bankruptcy proceedings and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) does not exceed 50% of the related Group Subordinate Amount as of such date; and

                    (2) cumulative Realized Losses in any mortgage pool do not exceed:

                         (a) 30% of the related Group Subordinate Amount as of the cut-off date (the "Original Group Subordinate Amount" with respect to such mortgage pool) if such distribution date occurs between and including July 2009 - June 2010;

                         (b) 35% of the related Original Group Subordinate Amount if such distribution date occurs between and including July 2010 - June 2011;

                         (c) 40% of the related Original Group Subordinate Amount if such distribution date occurs between and including July 2011 - June 2012;

                         (d) 45% of the related Original Group Subordinate Amount if such distribution date occurs between and including July 2012 - June 2013; and

                         (e) 50% of the related Original Group Subordinate Amount if such distribution date occurs during or after July 2013.

          Special Hazard Loss Coverage Amount -- The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses.

          Special Hazard Losses -- A Realized Loss incurred, to the extent that the loss was attributable to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a defaulted mortgage loan loss or other applicable type of loss. Special Hazard Losses do not include losses occasioned by war, civil insurrection, various governmental actions, errors in design, faulty workmanship or materials, except under some circumstances, nuclear reaction, chemical contamination or waste by the mortgagor.

          Stated Principal Balance -- For any mortgage loan and due date, the unpaid principal balance of the mortgage loan as of the due date, as specified in its amortization schedule at the time, before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period, after giving effect to any previous partial prepayments and liquidation proceeds received and to the payment of principal due on the due date and irrespective of any delinquency in payment by the related mortgagor.

          Structuring Assumptions -- The assumptions listed on page S-37, including assumed characteristics of the mortgage loans corresponding to each mortgage pool used for purposes of estimating the weighted average lives of the related certificates and the corresponding decrement table.

          Subordinated Certificate Writedown Amount -- As of any distribution date, the amount by which (a) the sum of the class certificate balances of all of the certificates after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the class certificate balances of all of the certificates on such distribution date, exceeds (b) the aggregate Pool Principal Balance on the first day of the month of such distribution date less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

          Subordinated Optimal Principal Amount -- With respect to each mortgage pool and each distribution date, an amount equal to the sum of the following (but in no event greater than the aggregate class certificate balances of the subordinated certificates immediately prior to such distribution date):

                    (1) the related Subordinated Percentage of the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of all scheduled payments of principal due on each outstanding mortgage loan in the related mortgage pool on the first day of the month in which the distribution date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

                    (2) the related Subordinated Prepayment Percentage of the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of the Stated Principal Balance of each mortgage loan in the related mortgage pool which was the subject of a prepayment in full received by the master servicer during the related Prepayment Period;

                    (3) the related Subordinated Prepayment Percentage of the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of all partial prepayments of principal received in respect of each mortgage loan in the related mortgage pool during the related Prepayment Period, plus, on the Senior

          Final Distribution Date, 100% of any related Senior Optimal Principal Amount remaining undistributed on such date;

                    (4) the amount, if any, by which the sum of (a) the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related mortgage pool, other than mortgage loans described in clause (b) and (b) the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of the principal balance of each mortgage loan in the related mortgage pool that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related mortgage insurance policy exceeds (c) the sum of the amounts distributable to the related senior certificateholders (other than the holders of the Class PO Certificates) under clause (4) of the definition of applicable Senior Optimal Principal Amount on such distribution date; and

                    (5) the related Subordinated Prepayment Percentage of the sum of (a) the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of the Stated Principal Balance of each mortgage loan in the related mortgage pool which was repurchased by the seller in connection with such distribution date and (b) the difference, if any, between the applicable Non-Class I-A-PO Percentage or Non-Class II-A-PO Percentage of the Stated Principal Balance of each mortgage loan in the related mortgage pool that has been replaced by the seller with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date and the Stated Principal Balance of each such substitute mortgage loan.

          Subordinated Percentage -- For any distribution date and each certificate group, 100% minus the related Senior Percentage.

          Subordinated Prepayment Percentage -- For any distribution date and each certificate group, 100% minus the related Senior Prepayment Percentage.

          Substitution Adjustment Amount -- The amount by which the principal balance of a substituted mortgage loan exceeds the principal balance of a replacement mortgage loan.

          Unanticipated Recovery -- Any amount recovered by the Master Servicer in respect of principal of a mortgage loan which had previously been allocated as a Realized Loss to one or more classes of certificates.

          Underwriter Exemptions -- Administrative exemptions, granted by the U.S. Department of Labor to certain underwriters, from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of such exemptions.

          Underwriting Agreement -- The underwriting agreements by and among First Horizon Asset Securities Inc., First Horizon Home Loan Corporation and each underwriter.

          Underwritten Certificates -- The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-PO, Class I-A-R, Class II-A-1, Class II-A-PO, Class B-1, Class B-2 and Class B-3 Certificates.

                                     ANNEX I

                 MORTGAGE RATES FOR THE MORTGAGE LOANS IN POOL I

                                                      Aggregate
                                       Number of      Principal       Percentage
Current Gross                           Mortgage       Balance       of Mortgage
Coupon (%)                               Loans       Outstanding         Pool
-------------                          ---------   ---------------   -----------
6.250 ..............................        4      $  2,165,673.32       1.26%
6.375 ..............................        6         2,396,666.59       1.40
6.500 ..............................       22         8,825,465.74       5.15
6.625 ..............................       41        18,803,683.19      10.97
6.750 ..............................       86        36,499,001.60      21.30
6.875 ..............................      124        54,279,077.72      31.67
7.000 ..............................       46        20,108,886.69      11.73
7.125 ..............................       34        15,283,257.56       8.92
7.250 ..............................       16         6,853,935.61       4.00
7.375 ..............................        8         3,301,848.85       1.93
7.500 ..............................        4         1,542,061.08       0.90
7.625 ..............................        2           826,393.78       0.48
7.750 ..............................        1           494,099.06       0.29
                                          ---      ---------------     ------
   TOTAL: ..........................      394      $171,380,050.79     100.00%
                                          ===      ===============     ======

          As of the cut-off date, the weighted average mortgage rate of the mortgage loans in Pool I, is expected to be approximately 6.860%. The mortgage interest rates on a per annum basis range between 6.250% and 7.750%.

                    CURRENT MORTGAGE LOAN PRINCIPAL BALANCES
                        FOR THE MORTGAGE LOANS IN POOL I

                                                      Aggregate
Range of Current                       Number of      Principal       Percentage
Mortgage Loan                           Mortgage       Balance       of Mortgage
Amounts ($)                              Loans       Outstanding         Pool
---------------                        ---------   ---------------   -----------
Less than 250,000 ..................        3      $    295,432.43       0.17%
250,001 - 300,000 ..................        2           569,302.26       0.33
300,001 - 350,000 ..................       79        26,709,113.29      15.58
350,001 - 400,000 ..................      124        46,241,766.68      26.98
400,001 - 450,000 ..................       62        26,379,317.77      15.39
450,001 - 500,000 ..................       39        18,549,108.42      10.82
500,001 - 550,000 ..................       29        15,273,936.23       8.91
550,001 - 600,000 ..................       19        11,001,596.35       6.42
600,001 - 650,000 ..................       19        11,875,045.56       6.93
650,001 - 700,000 ..................        3         2,031,802.23       1.19
700,001 - 750,000 ..................        5         3,608,712.68       2.11
750,001 - 800,000 ..................        3         2,310,755.72       1.35
800,001 - 850,000 ..................        1           811,815.91       0.47
850,001 - 900,000 ..................        1           883,560.63       0.52
950,001 - 1,000,000 ................        5         4,838,784.63       2.82
                                          ---      ---------------     ------
   TOTAL: ..........................      394      $171,380,050.79     100.00%
                                          ===      ===============     ======

          As of the cut-off date, the average principal balance of the mortgage loans in Pool I is expected to be $434,974.75.

                          ORIGINAL LOAN-TO-VALUE RATIOS
                        FOR THE MORTGAGE LOANS IN POOL I

                                                      Aggregate
Range of                               Number of      Principal       Percentage
Original Loan-to-                       Mortgage       Balance       of Mortgage
Value Ratios (%)                         Loans       Outstanding         Pool
-----------------                      ---------   ---------------   -----------
50.00 and Below ....................       31      $ 14,810,046.07       8.64%
50.01 to 55.00 .....................       16         7,288,362.27       4.25
55.01 to 60.00 .....................       27        11,549,068.50       6.74
60.01 to 65.00 .....................       20         8,658,081.87       5.05
65.01 to 70.00 .....................       48        21,039,519.71      12.28
70.01 to 75.00 .....................       55        24,561,954.10      14.33
75.01 to 80.00 .....................      178        76,194,776.69      44.46
80.01 to 85.00 .....................        7         2,513,782.65       1.47
85.01 to 90.00 .....................       11         4,374,678.77       2.55
90.01 to 95.00 .....................        1           389,780.16       0.23
                                          ---      ---------------     ------
   TOTAL: ..........................      394      $171,380,050.79     100.00%
                                          ===      ===============     ======

          The weighted average original loan-to-value ratio of the mortgage loans in Pool I is expected to be approximately 70.33%.

                      GEOGRAPHIC DISTRIBUTION OF MORTGAGED
                   PROPERTIES FOR THE MORTGAGE LOANS IN POOL I

                                                      Aggregate
                                       Number of      Principal       Percentage
                                        Mortgage       Balance       of Mortgage
Geographic Area                          Loans       Outstanding         Pool
---------------                        ---------   ---------------   -----------
Arizona ............................        6      $  3,087,377.87       1.80%
Arkansas ...........................        1           446,388.60       0.26
California .........................       86        39,997,049.66      23.34
Colorado ...........................        5         2,005,985.42       1.17
Delaware ...........................        2           796,186.59       0.46
District of Columbia ...............        1           421,699.30       0.25
Florida ............................       15         6,204,621.85       3.62
Georgia ............................       22         8,562,711.92       5.00
Illinois ...........................        1           375,041.61       0.22
Indiana ............................        1           378,762.17       0.22
Kansas .............................        1           399,044.73       0.23
Kentucky ...........................        2           821,458.02       0.48
Maryland ...........................       32        12,431,597.35       7.25
Massachusetts ......................       15         7,337,964.61       4.28
Michigan ...........................        1           420,692.03       0.25
Minnesota ..........................        2           798,253.37       0.47
Nevada .............................        6         2,703,257.60       1.58
New Hampshire ......................        3         1,434,879.47       0.84
New Jersey .........................       11         5,348,604.77       3.12
New York ...........................       12         4,642,866.44       2.71
North Carolina .....................       24        11,310,397.77       6.60
Oklahoma ...........................        1           547,247.52       0.32
Oregon .............................        9         3,833,026.24       2.24
Pennsylvania .......................        8         3,539,745.28       2.07
Rhode Island .......................        1           340,182.25       0.20
South Carolina .....................        7         3,215,114.26       1.88
Tennessee ..........................       27        12,198,847.25       7.12
Texas ..............................       41        17,265,735.85      10.07
Utah ...............................        2           964,308.33       0.56
Vermont ............................        1           386,198.06       0.23
Virginia ...........................       29        11,670,821.32       6.81
Washington .........................       19         7,493,983.28       4.37
                                          ---      ---------------     ------
   TOTAL: ..........................      394      $171,380,050.79     100.00%
                                          ===      ===============     ======

          No more than approximately 1.073% of the mortgage loans in Pool I are secured by mortgaged properties located in any one postal zip code area.

                        PURPOSE OF MORTGAGE LOANS FOR THE
                            MORTGAGE LOANS IN POOL I

                                                      Aggregate
                                       Number of      Principal       Percentage
                                        Mortgage       Balance       of Mortgage
Loan Purpose                             Loans       Outstanding         Pool
------------                           ---------   ---------------   -----------
Purchase ...........................      130      $ 55,727,868.90      32.52%
Refinance (rate/term) ..............      183        82,302,216.36      48.02
Refinance (cash out) ...............       81        33,349,965.53      19.46
                                          ---      ---------------     ------
   TOTAL: ..........................      394      $171,380,050.79     100.00%
                                          ===      ===============     ======

                          TYPES OF MORTGAGED PROPERTIES
                        FOR THE MORTGAGE LOANS IN POOL I

                                                      Aggregate
                                       Number of      Principal       Percentage
                                        Mortgage       Balance       of Mortgage
Property Type                            Loans       Outstanding         Pool
-------------                          ---------   ---------------   -----------
Single Family* .....................      377      $164,376,965.16      95.91%
Planned Unit .......................       10         3,893,576.86       2.27
Condominium ........................        3         1,363,992.83       0.80
High Rise Condo ....................        1           357,751.63       0.21
2-4 Family .........................        3         1,387,764.31       0.81
                                          ---      ---------------     ------
   TOTAL: ..........................      394      $171,380,050.79     100.00%
                                          ===      ===============     ======

          * Includes de minimis Planned Unit Development.

                                 OCCUPANCY TYPES
                        FOR THE MORTGAGE LOANS IN POOL I

                                                      Aggregate
                                       Number of      Principal       Percentage
                                        Mortgage       Balance       of Mortgage
Occupancy Types                          Loans       Outstanding         Pool
---------------                        ---------   ---------------   -----------
Primary Residence ..................      374      $162,451,749.10      94.79%
Secondary Residence ................       15         7,192,466.41       4.20
Investment Property ................        5         1,735,835.28       1.01
                                          ---      ---------------     ------
   TOTAL: ..........................      394      $171,380,050.79     100.00%
                                          ===      ===============     ======

                           REMAINING TERMS TO MATURITY
                        FOR THE MORTGAGE LOANS IN POOL I

                                                      Aggregate
                                       Number of      Principal       Percentage
Remaining Term to                       Mortgage       Balance       of Mortgage
Maturity (Months)                        Loans       Outstanding         Pool
-----------------                      ---------   ---------------   -----------
216 ................................        1      $    319,203.02       0.19%
312 ................................        1           611,205.95       0.36
325 ................................        1           365,884.36       0.21
326 ................................        2           921,543.91       0.54
327 ................................        1           421,699.30       0.25
328 ................................        1           367,331.34       0.21
329 ................................       56        24,188,733.16      14.11
330 ................................       80        34,388,565.04      20.07
331 ................................       42        18,342,649.58      10.70
332 ................................       18         7,189,835.01       4.20
333 ................................       27        11,341,152.39       6.62
334 ................................       42        19,727,980.23      11.51
335 ................................       10         4,789,523.23       2.79
336 ................................       27        11,364,221.80       6.63
337 ................................       51        22,447,730.37      13.10
338 ................................       33        14,202,535.86       8.29
339 ................................        1           390,256.24       0.23
                                          ---      ---------------     ------
   TOTAL: ..........................      394      $171,380,050.79     100.00%
                                          ===      ===============     ======

          As of the cut-off date the weighted average remaining term to maturity of the mortgage loans in Pool I is expected to be approximately 333 months.

                  FICO SCORES FOR THE MORTGAGE LOANS IN POOL I

                                                      Aggregate
                                       Number of      Principal       Percentage
                                        Mortgage       Balance       of Mortgage
Range of FICO Scores                     Loans       Outstanding         Pool
--------------------                   ---------   ---------------   -----------
Not Available ......................        1      $    358,293.90       0.21%
500-599 ............................       13         5,894,515.81       3.44
600-649 ............................       42        19,227,630.49      11.22
650-659 ............................       16         6,933,800.59       4.05
660-669 ............................       17         7,609,974.18       4.44
670-679 ............................       11         4,675,945.55       2.73
680-689 ............................       24        11,623,959.97       6.78
690-699 ............................       34        14,650,375.44       8.55
700-709 ............................       29        12,569,668.96       7.33
710-719 ............................       27        12,441,812.21       7.26
720-729 ............................       26        10,523,497.68       6.14
730-739 ............................       14         5,402,258.66       3.15
740-749 ............................       21         9,615,453.62       5.61
750-759 ............................       28        11,417,673.73       6.66
760-769 ............................       24        10,576,323.95       6.17
770-779 ............................       33        13,626,398.34       7.95
780-789 ............................       21         8,752,786.27       5.11
790-799 ............................        5         1,706,756.33       1.00
800+ ...............................        8         3,772,925.11       2.20
                                          ---      ---------------     ------
   TOTAL: ..........................      394      $171,380,050.79     100.00%
                                          ===      ===============     ======

                                    ANNEX II

                MORTGAGE RATES FOR THE MORTGAGE LOANS IN POOL II

                                                     Aggregate
                                      Number of      Principal     Percentage of
Current Gross                          Mortgage       Balance         Mortgage
Coupon (%)                              Loans       Outstanding         Pool
-------------                         ---------   --------------   -------------
6.000 .............................        1      $   356,743.12        1.03%
6.125 .............................        4        1,618,727.24        4.68
6.250 .............................        9        3,438,289.34        9.93
6.375 .............................       24       11,188,528.05       32.32
6.500 .............................       17        6,626,763.18       19.14
6.625 .............................        8        3,108,940.53        8.98
6.750 .............................        8        3,418,383.95        9.88
6.875 .............................        6        2,213,474.27        6.39
7.000 .............................        4        2,201,328.84        6.36
7.125 .............................        1          444,806.85        1.28
                                         ---      --------------      ------
   TOTAL: .........................       82      $34,615,985.37      100.00%
                                         ===      ==============      ======

     As of the cut-off date, the weighted average mortgage rate of the mortgage loans in Pool II, is expected to be approximately 6.512%. The mortgage interest rates on a per annum basis range between 6.000% and 7.125%.

                    CURRENT MORTGAGE LOAN PRINCIPAL BALANCES
                        FOR THE MORTGAGE LOANS IN POOL II

                                                     Aggregate
Range of Current                      Number of      Principal     Percentage of
Mortgage Loan                          Mortgage       Balance         Mortgage
Amounts ($)                             Loans       Outstanding         Pool
----------------                      ---------   --------------   -------------
250,001 - 300,000 .................        3      $   863,317.02        2.49%
300,001 - 350,000 .................       24        7,926,361.23       22.90
350,001 - 400,000 .................       28       10,556,680.82       30.50
400,001 - 450,000 .................        9        3,817,472.55       11.03
450,001 - 500,000 .................        5        2,367,573.27        6.84
500,001 - 550,000 .................        2        1,049,416.43        3.03
550,001 - 600,000 .................        3        1,691,720.99        4.89
600,001 - 650,000 .................        1          613,515.73        1.77
700,001 - 750,000 .................        1          713,547.39        2.06
750,001 - 800,000 .................        2        1,556,215.28        4.50
800,001 - 850,000 .................        1          802,807.72        2.32
850,001 - 900,000 .................        2        1,742,006.82        5.03
900,001 - 950,000 .................        1          915,350.12        2.64
                                         ---      --------------      ------
   TOTAL: .........................       82      $34,615,985.37      100.00%
                                         ===      ==============      ======

     As of the cut-off date, the average principal balance of the mortgage loans in Pool II is expected to be $422,146.16.

                          ORIGINAL LOAN-TO-VALUE RATIOS
                        FOR THE MORTGAGE LOANS IN POOL II

                                                     Aggregate
Range of Original                     Number of      Principal     Percentage of
Loan-to-Value                          Mortgage       Balance         Mortgage
Ratios (%)                               Loans      Outstanding         Pool
-----------------                     ---------   --------------   -------------
50.00 and Below ...................       16      $ 7,541,485.31       21.79%
50.01 to 55.00 ....................        3        1,203,473.28        3.48
55.01 to 60.00 ....................       13        5,169,687.50       14.93
60.01 to 65.00 ....................        9        3,799,194.73       10.98
65.01 to 70.00 ....................       14        6,703,433.62       19.37
70.01 to 75.00 ....................       10        3,700,656.65       10.69
75.01 to 80.00 ....................       17        6,498,054.28       18.77
                                         ---      --------------      ------
   TOTAL: .........................       82      $34,615,985.37      100.00%
                                         ===      ==============      ======

     The weighted average original loan-to-value ratio of the mortgage loans in Pool II is expected to be approximately 61.10%.

                      GEOGRAPHIC DISTRIBUTION OF MORTGAGED
                  PROPERTIES FOR THE MORTGAGE LOANS IN POOL II

                                                       Aggregate
                                        Number of      Principal      Percentage
                                         Mortgage       Balance      of Mortgage
Geographic Area                           Loans       Outstanding        Pool
---------------                         ---------   --------------   -----------
California ..........................        8      $ 2,884,107.77       8.33%
Colorado ............................        1          358,680.44       1.04
District of Columbia ................        2        1,641,619.02       4.74
Florida .............................       12        4,558,458.87      13.17
Georgia .............................        2        1,436,806.19       4.15
Maryland ............................        4        1,631,231.10       4.71
Massachusetts .......................        2          917,675.86       2.65
Minnesota ...........................        1          332,748.43       0.96
Missouri ............................        1          342,756.22       0.99
Nevada ..............................        1          395,571.24       1.14
New Hampshire .......................        1          394,245.74       1.14
New Jersey ..........................        2        1,217,232.35       3.52
New York ............................        2          741,933.68       2.14
North Carolina ......................        6        2,371,929.51       6.85
Oregon ..............................        3        1,286,285.83       3.72
Pennsylvania ........................        1          363,659.42       1.05
South Carolina ......................        3        1,687,223.37       4.87
Tennessee ...........................       13        4,636,840.06      13.40
Texas ...............................       10        4,326,073.08      12.50
Virginia ............................        4        1,818,279.51       5.25
Washington ..........................        3        1,272,627.68       3.68
                                           ---      --------------     ------
   TOTAL: ...........................       82      $34,615,985.37     100.00%
                                           ===      ==============     ======

     No more than approximately 3.190% of the mortgage loans in Pool II are secured by mortgaged properties located in any one postal zip code area.

                        PURPOSE OF MORTGAGE LOANS FOR THE
                            MORTGAGE LOANS IN POOL II

                                                     Aggregate
                                      Number of      Principal     Percentage of
                                       Mortgage       Balance         Mortgage
Loan Purpose                            Loans       Outstanding         Pool
------------                          ---------   --------------   -------------
Purchase ..........................        7      $ 3,478,878.73       10.05%
Refinance (rate/term) .............       47       19,269,552.95       55.67
Refinance (cash out) ..............       28       11,867,553.69       34.28
                                         ---      --------------      ------
   TOTAL: .........................       82      $34,615,985.37      100.00%
                                         ===      ==============      ======

                          TYPES OF MORTGAGED PROPERTIES
                        FOR THE MORTGAGE LOANS IN POOL II

                                                     Aggregate
                                      Number of      Principal     Percentage of
                                       Mortgage       Balance         Mortgage
Property Type                            Loans      Outstanding         Pool
-------------                         ---------   --------------   -------------
Single Family* ....................       80      $33,827,499.42       97.72%
Condominium .......................        2          788,485.95        2.28
                                         ---      --------------      ------
   TOTAL: .........................       82      $34,615,985.37      100.00%
                                         ===      ==============      ======

     * Includes de minimis Planned Unit Development.

                                 OCCUPANCY TYPES
                        FOR THE MORTGAGE LOANS IN POOL II

                                                       Aggregate
                                        Number of      Principal      Percentage
                                        Mortgage        Balance      of Mortgage
Occupancy Types                           Loans       Outstanding        Pool
---------------                         ---------   --------------   -----------
Primary Residence ...................       78      $32,967,579.98       95.24%
Second Residence ....................        4        1,648,405.39        4.76
                                           ---      --------------      ------
   TOTAL: ...........................       82      $34,615,985.37      100.00%
                                           ===      ==============      ======

                           REMAINING TERMS TO MATURITY
                        FOR THE MORTGAGE LOANS IN POOL II

                                                     Aggregate
                                      Number of      Principal     Percentage of
Remaining Term to                     Mortgage        Balance         Mortgage
Maturity (Months)                       Loans       Outstanding         Pool
-----------------                     ---------   --------------   -------------
136 ...............................        1      $   443,451.24        1.28%
147 ...............................        1          883,448.33        2.55
148 ...............................        1          328,775.26        0.95
149 ...............................        3        1,121,409.20        3.24
150 ...............................       15        6,558,167.41       18.95
151 ...............................       22        9,134,680.02       26.39
152 ...............................        6        2,765,609.68        7.99
153 ...............................       10        3,870,155.82       11.18
154 ...............................       10        3,777,202.54       10.91
155 ...............................        7        3,238,025.05        9.35
156 ...............................        3        1,120,740.21        3.24
157 ...............................        3        1,374,320.61        3.97
                                         ---      --------------      ------
   TOTAL: .........................       82      $34,615,985.37      100.00%
                                         ===      ==============      ======

     As of the cut-off date the weighted average remaining term to maturity of the mortgage loans in Pool II is expected to be approximately 152 months.

                  FICO SCORES FOR THE MORTGAGE LOANS IN POOL II

                                                     Aggregate
                                      Number of      Principal     Percentage of
                                       Mortgage       Balance         Mortgage
Range of FICO Scores                    Loans       Outstanding         Pool
--------------------                  ---------   --------------   -------------
500-599 ...........................        4      $ 1,649,338.24        4.76%
600-649 ...........................        8        3,199,504.87        9.24
650-659 ...........................        2        1,217,568.24        3.52
660-669 ...........................        6        2,583,552.92        7.46
670-679 ...........................        5        1,973,884.13        5.70
680-689 ...........................        3          978,012.68        2.83
690-699 ...........................        3        1,161,790.07        3.36
700-709 ...........................        3        1,289,517.26        3.73
710-719 ...........................        2          723,180.56        2.09
720-729 ...........................        3        1,035,157.66        2.99
730-739 ...........................        8        3,093,496.46        8.94
740-749 ...........................        5        2,396,823.59        6.92
750-759 ...........................        6        2,258,257.57        6.52
760-769 ...........................       10        4,885,179.86       14.11
770-779 ...........................        5        2,017,621.93        5.83
780-789 ...........................        5        2,681,379.84        7.75
790-799 ...........................        4        1,471,719.49        4.25
                                         ---      --------------      ------
   TOTAL: .........................       82      $34,615,985.37      100.00%
                                         ===      ==============      ======

PROSPECTUS

                       First Horizon Asset Securities Inc.
                                    Depositor

                      Mortgage and Asset Backed Securities
                              (Issuable in Series)

--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page 6 of this prospectus.
--------------------------------------------------------------------------------

The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by First Horizon Asset Securities Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

     o first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan,

     o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or

     o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan.

     o closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties or participations in that type of loan, or

     o home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties or participations in those types of contracts.

The Securities

The securities of a series will consist of certificates which evidence beneficial ownership of a trust established by the depositor, and/or notes secured by the assets of a trust fund. The depositor or a trust established by the depositor will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series of securities will be issued in one or more classes and each class will evidence the right to receive a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Offers of Securities

The securities may be offered to the public through several different methods, including offerings through underwriters.

The SEC and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                October 30, 2003

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of securities is contained in two separate documents:

     o this prospectus, which provides general information, some of which may not apply to a particular series; and

     o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

     If you require additional information, the mailing address of our principal executive offices is First Horizon Asset Securities Inc., 4000 Horizon Way, Irving, Texas 75063 and the telephone number is (214) 441-4000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Documents by Reference" beginning on page 25.

                                TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----
RISK FACTORS.........................................................................................6

THE TRUST FUND......................................................................................16
   General..........................................................................................16
   The Loans........................................................................................17
   Participation Certificates.......................................................................20
   Agency Securities................................................................................21
   Private Mortgage-Backed Securities...............................................................22
   Substitution of Trust Fund Assets................................................................24

AVAILABLE INFORMATION...............................................................................24

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................................................24

REPORTS TO SECURITYHOLDERS..........................................................................25

USE OF PROCEEDS.....................................................................................25

THE DEPOSITOR.......................................................................................25

LOAN PROGRAM........................................................................................25
   Underwriting Standards...........................................................................25
   Qualifications of Sellers........................................................................28
   Representations by Sellers; Repurchases..........................................................28

DESCRIPTION OF THE SECURITIES.......................................................................30
   General..........................................................................................30
   Distributions on Securities......................................................................31
   Advances.........................................................................................33
   Reports to Securityholders.......................................................................34
   Categories of Classes of Securities..............................................................35
   Indices Applicable to Floating Rate and Inverse Floating Rate Classes............................37
   Book-entry Registration of Securities............................................................41

CREDIT ENHANCEMENT..................................................................................45
   General..........................................................................................45
   Subordination....................................................................................45
   Letter of Credit.................................................................................46
   Insurance Policies, Surety Bonds and Guaranties..................................................46
   Over-collateralization...........................................................................46
   Reserve Accounts.................................................................................47
   Pool Insurance Policies..........................................................................48
   Special Hazard Insurance Policies................................................................49
   Bankruptcy Bonds.................................................................................50
   Cross Support....................................................................................50
   Financial Instruments............................................................................51

YIELD AND PREPAYMENT CONSIDERATIONS.................................................................51

THE AGREEMENTS......................................................................................53
   Assignment of the Trust Fund Assets..............................................................53
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

   Payments on Loans; Deposits to Security Account..................................................56
   Pre-Funding Account..............................................................................58
   Sub-servicing by Sellers.........................................................................59
   Collection Procedures............................................................................59
   Hazard Insurance.................................................................................60
   Realization upon Defaulted Loans.................................................................62
   Servicing and Other Compensation and Payment of Expenses.........................................62
   Evidence as to Compliance........................................................................63
   Certain Matters Regarding the Master Servicer and the Depositor..................................63
   Events of Default; Rights upon Event of Default..................................................64
   Amendment........................................................................................66
   Termination; Optional Termination................................................................67
   The Trustee......................................................................................68

LEGAL ASPECTS OF THE LOANS..........................................................................68
   General..........................................................................................68
   Foreclosure......................................................................................69
   Environmental Risks..............................................................................72
   Rights of Redemption.............................................................................73
   Anti-deficiency Legislation and Other Limitations on Lenders.....................................73
   Due-on-Sale Clauses..............................................................................74
   Enforceability of Prepayment and Late Payment Fees...............................................74
   Applicability of Usury Laws......................................................................75
   Home Improvement Contracts.......................................................................75
   Installment Contracts............................................................................76
   Servicemembers Civil Relief Act..................................................................77
   Junior Mortgages and Rights of Senior Mortgagees.................................................77
   The Title I Program..............................................................................78
   Consumer Protection Laws.........................................................................81
   Home Ownership and Equity Protection Act of 1994 and Similar State Laws..........................81

MATERIAL FEDERAL INCOME TAX CONSEQUENCES............................................................82
   General..........................................................................................83
   Taxation of Debt Securities......................................................................84
   Taxation of the REMIC and its Holders............................................................88
   REMIC Expenses; Single Class REMICs..............................................................88
   Taxation of the REMIC............................................................................89
   Taxation of Holders of Residual Interest Securities..............................................90
   Administrative Matters...........................................................................93
   Tax Status as a Grantor Trust....................................................................94
   Sale or Exchange.................................................................................96
   Miscellaneous Tax Aspects........................................................................96
   Tax Treatment of Foreign Investors...............................................................97
   Tax Characterization of the Trust Fund as a Partnership..........................................98
   Tax Consequences to Holders of the Notes.........................................................98
   Tax Consequences to Holders of the Certificates for a Trust Fund Treated as a Partnership.......100

STATE TAX CONSIDERATIONS...........................................................................103

ERISA CONSIDERATIONS...............................................................................103

LEGAL INVESTMENT...................................................................................109

METHOD OF DISTRIBUTION.............................................................................110

LEGAL MATTERS......................................................................................110
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
FINANCIAL INFORMATION..............................................................................110

RATING.............................................................................................111

ANNEX I............................................................................................112


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

                                  RISK FACTORS

     You should carefully consider the following information since it identifies known material sources of risk associated with an investment in the securities.

Limited Source of Payments -- No
   Recourse To Sellers,
   Depositor or Servicer............   The applicable prospectus supplement may
                                       provide that securities will be payable
                                       from other trust funds in addition to
                                       their associated trust fund, but if it
                                       does not, they will be payable solely
                                       from their associated trust fund. If the
                                       trust fund does not have sufficient
                                       assets to distribute the full amount due
                                       to you as a securityholder, your yield
                                       will be impaired, and perhaps even the
                                       return of your principal may be impaired,
                                       without your having recourse to anyone
                                       else.

                                       Furthermore, at the times specified in
                                       the applicable prospectus supplement,
                                       some assets of the trust fund may be
                                       released and paid out to other people,
                                       such as the depositor, a servicer, a
                                       credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you.
                                       Those payments are generally made after
                                       other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                       You will not have any recourse against
                                       the depositor or any servicer if you do
                                       not receive a required distribution on
                                       the securities. Nor will you have
                                       recourse against the assets of the trust fund of any other series of securities.

                                       The securities will not represent an
                                       interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. First Horizon Asset
                                       Securities Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                       o   funds obtained from enforcing a
                                           corresponding obligation of a seller
                                           or originator of the loan, or

                                       o   funds from a reserve fund or similar
                                           credit enhancement established to pay
                                           for loan repurchases.

                                       The only obligations of the master
                                       servicer to a trust fund (other than its
                                       master servicing obligations) come from
                                       certain representations and warranties
                                       made by it in connection with its loan
                                       servicing activities. If these
                                       representations and warranties turn out
                                       to be untrue, the master servicer may be
                                       required to repurchase or substitute for
                                       some of the loans. However, the master
                                       servicer may not have the financial
                                       ability to make the required repurchase
                                       or substitution.
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                                       -6-





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
                                       The only obligations to a trust fund of a
                                       seller of loans to the depositor comes
                                       from certain representations and
                                       warranties made by it in connection with
                                       its sale of the loans and certain
                                       document delivery requirements. If these
                                       representations and warranties turn out
                                       to be untrue, or the seller fails to
                                       deliver required documents, it may be
                                       required to repurchase or substitute for
                                       some of the loans. However, the seller
                                       may not have the financial ability to
                                       make the required repurchase or
                                       substitution.

Credit Enhancement May Not Be
   Sufficient To Protect You from
   Losses...........................   Credit enhancement is intended to reduce
                                       the effect of loan losses. But credit
                                       enhancements may benefit only some
                                       classes of a series of securities and the
                                       amount of any credit enhancement will be
                                       limited as described in the applicable
                                       prospectus supplement.

                                       Furthermore, the amount of a credit
                                       enhancement may decline over time
                                       pursuant to a schedule or formula or
                                       otherwise, and could be depleted from
                                       payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the securities at the request of the depositor indicate that the reduction would not cause them to change adversely their rating of the securities.

                                       Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Nature of Mortgages Junior
   Status of Liens Securing Home
   Equity Loans Could Adversely
   Affect You.......................   The mortgage and deeds of trust securing
                                       the home equity loans will be primarily
                                       junior liens subordinate to the rights of
                                       the mortgagee under the related senior
                                       mortgage(s) or deed(s) of trust.
                                       Accordingly, the proceeds from any
                                       liquidation, insurance or condemnation
                                       proceeds will be available to satisfy the
                                       outstanding balance of the junior lien
                                       only to the extent that the claims of the
                                       related senior mortgagees have been
                                       satisfied in full, including any related
                                       foreclosure costs. In addition, if a
                                       junior mortgagee forecloses on the
                                       property securing a junior mortgage, it
                                       forecloses subject to any senior mortgage
                                       and must take one of the following steps
                                       to protect its interest in the property:

                                       o   pay the senior mortgage in full at or
                                           prior to the foreclosure sale, or

                                       o   assume the payments on the senior
                                           mortgage in the event the mortgagor
                                           is in default under the senior
                                           mortgage.

                                       The trust fund may effectively be
                                       prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

                                       Some states have imposed legal limits on the remedies of a secured
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

                                       lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including
                                       California, if a lender simultaneously
                                       originates a loan secured by a senior
                                       lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

                                       o   the aggregate amount owed under both
                                           the senior and junior loans over

                                       o   the proceeds of any sale under a deed
                                           of trust or other foreclosure
                                           proceedings.

                                       See "Legal Aspects of the Loans --
                                       Anti-Deficiency Legislation; Bankruptcy
                                       Laws; Tax Liens."

Declines in Property Values May
   Adversely Affect You.............   The value of the properties underlying
                                       the loans held in the trust fund may
                                       decline over time. Among the factors that
                                       could adversely affect the value of the
                                       properties are:

                                       o   an overall decline in the residential
                                           real estate market in the areas in
                                           which they are located,

                                       o   a decline in their general condition
                                           from the failure of borrowers to
                                           maintain their property adequately,
                                           and

                                       o   natural disasters that are not
                                           covered by insurance, such as
                                           earthquakes and floods.

                                       In the case of home equity loans,
                                       declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

                                       If property values decline, the actual
                                       rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays In Liquidation May Adversely
   Affect You.......................   Even if the properties underlying the
                                       loans held in the trust fund provide
                                       adequate security for the loans,
                                       substantial delays could occur before
                                       defaulted loans are liquidated and their
                                       proceeds are forwarded to investors.
                                       Property foreclosure actions are
                                       regulated by state statutes and rules and
                                       are subject to many of the delays and
                                       expenses of other lawsuits if defenses or
                                       counterclaims are made, sometimes
                                       requiring several years to complete.
                                       Furthermore, in some states if the
                                       proceeds of the foreclosure are
                                       insufficient to repay the loan, the
                                       borrower is not liable for the deficit.
                                       Thus, if a borrower defaults, these
                                       restrictions may impede the trust's
                                       ability to dispose of the property and
                                       obtain sufficient proceeds to repay the
                                       loan in full.

                                       In addition, the servicer will be
                                       entitled to deduct from liquidation
                                       proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate
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

                                       taxes, and property maintenance and
                                       preservation expenses.

                                       In addition, the servicer will be
                                       entitled to deduct from liquidation
                                       proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

Disproportionate Effect of
   Liquidation Expenses May
   Adversely Affect You.............   Liquidation expenses of defaulted loans
                                       generally do not vary directly with the
                                       outstanding principal balance of the loan
                                       at the time of default. Therefore, if a
                                       servicer takes the same steps for a
                                       defaulted loan having a small remaining
                                       principal balance as it does for a
                                       defaulted loan having a large remaining
                                       principal balance, the amount realized
                                       after expenses is smaller as a percentage
                                       of the outstanding principal balance of
                                       the small loan than it is for the
                                       defaulted loan having a large remaining
                                       principal balance.

Consumer Protection Laws May
   Adversely Affect You.............   Federal, state and local laws extensively
                                       regulate various aspects of brokering,
                                       originating, servicing and collecting
                                       mortgage loans. Among other things, these
                                       laws may regulate interest rates and
                                       other charges, require disclosure, impose
                                       financial privacy requirements, mandate
                                       specific business practices, and prohibit
                                       unfair and deceptive trade practices. In
                                       addition, licensing requirements may be
                                       imposed on persons that broker,
                                       originate, service or collect mortgage
                                       loans. Additional requirements may be
                                       imposed under federal, state or local
                                       laws on so-called "high cost" mortgage
                                       loans, which typically are defined as
                                       loans that have interest rates or
                                       origination costs in excess of prescribed
                                       levels. These laws may limit certain loan
                                       terms, such as prepayment penalties, or
                                       the ability of a creditor to refinance a
                                       loan unless it is in the borrower's
                                       interest. In addition, certain of these
                                       laws may allow claims against loan
                                       brokers or mortgage originators,
                                       including claims based on fraud or
                                       misrepresentation, to be asserted against
                                       person acquiring the mortgage loans, such
                                       as the trust fund.

                                       The federal laws that may apply to loans held in the trust fund include the following:

                                       o   the Truth in Lending Act and
                                           Regulation Z promulgated under that
                                           act, which require certain
                                           disclosures to the borrowers
                                           regarding the terms of the
                                           residential loans;

                                       o   the Equal Credit Opportunity Act and
                                           Regulation B promulgated under that
                                           act, which prohibit discrimination on
                                           the basis of age, race, color, sex,
                                           religion, marital status, national
                                           origin, receipt of public assistance
                                           or the exercise of any right under
                                           the Consumer Credit Protection Act,
                                           in the extension of credit;

                                       o   The Fair Credit Reporting Act, which
                                           regulates the use and reporting of
                                           information related to the borrower's
                                           credit experience; and

                                       o   the Home Equity Loan Consumer
                                           Protection Act of 1988, which
                                           requires additional disclosures,
                                           limits changes that may be made to
                                           the loan documents without the
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

                                           borrower's consent. This act also
                                           restricts a lender's ability to
                                           declare a default or to suspend or
                                           reduce a borrower's credit limit to
                                           certain enumerated events.

                                           Certain mortgage loans may be subject
                                           to the Home Ownership and Equity
                                           Protection Act of 1994. The
                                           provisions of this act may:

                                       o   impose additional disclosure and
                                           other requirements on creditors with
                                           respect to non purchase money
                                           mortgage loans with high interest
                                           rates or high up-front fees and
                                           charges;

                                       o   impose specific statutory liabilities
                                           on creditors who fail to comply with
                                           their provisions; and

                                       o   affect the enforceability of the
                                           related loans.

                                       In addition, any assignee of the
                                       creditor, including the applicable trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

                                       The home improvement contracts are also
                                       subject to the so-called holder in due
                                       course rules which comprise the
                                       Preservation of Consumers' Claims and
                                       Defenses regulations of the Federal Trade
                                       Commission and other similar federal and state statutes and regulations. These laws

                                       o   protect the homeowner from defective
                                           craftsmanship or incomplete work by a
                                           contractor;

                                       o   permit the obligated party to
                                           withhold payment if the work does not
                                           meet the quality and durability
                                           standards agreed to by the homeowner
                                           and the contractor; and

                                       o   subject any person to whom the seller
                                           assigns its consumer credit
                                           transaction to all claims and
                                           defenses which the obligor in a
                                           credit sale transaction could assert
                                           against the seller of the goods.

                                       Some violations of these federal laws may limit the ability to collect the principal or interest on the loans held in the trust fund, and in addition could subject the trust fund to damages and administrative enforcement. Losses on loans from the application of those laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages
   Are Borne by You.................   Some of the mortgage loans held in the
                                       trust fund may not be fully amortizing
                                       over their terms to maturity and, thus,
                                       will require substantial principal
                                       payments (that is, balloon payments) at
                                       their stated maturity. Loans with balloon
                                       payments involve a greater degree of risk
                                       than fully amortizing loans because
                                       typically the borrower must be able to
                                       refinance the loan or sell the property
                                       to make the balloon payment at maturity.
                                       The ability of a borrower to do this will
                                       depend on factors such as mortgage rates
                                       at the time of sale or refinancing, the
                                       borrower's equity in the property, the
                                       relative strength of the local housing
                                       market, the financial condition of the
                                       borrower, and tax laws. Losses on these
                                       loans that are not
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

                                       otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

Your Risk of Loss May Be Higher than
   You Expect If Your Securities Are
   Backed by Loans that Were
   Underwritten to Standards which
   do not Conform to the Standards
   of Freddie Mac or Fannie Mae.....   The trust fund may also include loans
                                       that were originated under standards that
                                       were less stringent than the standards
                                       generally acceptable to Freddie Mac and
                                       Fannie Mae with regard to the borrower's
                                       credit standing and repayment ability.
                                       The related borrowers may have payment
                                       histories and debt-to-income ratios which
                                       would not satisfy Freddie Mac and Fannie
                                       Mae underwriting guidelines and may have
                                       a record of major derogatory credit items
                                       such as outstanding judgments or prior
                                       bankruptcies. On a case by case basis,
                                       the related seller may determine that,
                                       based upon compensating factors, a
                                       prospective borrower not strictly
                                       qualifying under its applicable
                                       underwriting risk category guidelines
                                       warrants an underwriting exception.

                                       As a result of the application of less
                                       stringent underwriting standards, certain mortgage loans in a mortgage pool may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Furthermore, changes in the values of the related mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of these mortgage loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgage properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Your Risk of Loss May Be Higher than
   You Expect If Your Securities Are
   Backed by Partially Unsecured
   Home Equity Loans................   The trust fund may also include home
                                       equity loans that were originated with
                                       loan-to-value ratios or combined
                                       loan-to-value ratios in excess of the
                                       value of the related mortgaged property.
                                       Under these circumstances, the trust fund
                                       could be treated as a general unsecured
                                       creditor as to any unsecured portion of
                                       any related loan. In the event of a
                                       default under a loan that is unsecured in
                                       part, the trust fund will have recourse
                                       only against the borrower's assets
                                       generally for the unsecured portion of
                                       the loan, along with all other general
                                       unsecured creditors of the borrower.

The Prepayment Rate on Home Equity
   Loans and Home Improvement
   Contracts is Uncertain...........   Home equity loans and home improvement
                                       contracts have been originated in
                                       significant volume only during the past
                                       few years and the depositor is not aware
                                       of any publicly available studies or
                                       statistics on the rate of prepayment of
                                       these types of loans.
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
                                       Generally, if prevailing interest rates
                                       fall significantly below the coupon rates
                                       on the loans, the loans are likely to be
                                       subject to higher prepayment rates than
                                       if prevailing rates remain at or above
                                       the coupon rates on the loans.
                                       Conversely, if prevailing interest rates
                                       rise significantly above the coupon rate
                                       on the home equity loans, the rate of
                                       prepayments is likely to decrease. The
                                       average life of your securities and, if
                                       purchased at other than par, the yields
                                       realized by you will be sensitive to
                                       levels of payment (including prepayments)
                                       on the loans.

                                       In general, if you purchase a security at a premium to the outstanding principal amount of the security, the yield on your security may be adversely affected by a higher than anticipated level of prepayments of the loans. Conversely, if you purchase a security at a discount to the outstanding principal balance of the security, the yield on your security may be adversely affected by a lower than anticipated level of prepayments.

You May be Unable to Reinvest
   Distributions in Comparable
   Investments......................   Asset-backed securities usually produce
                                       more returns of principal to investors
                                       when market interest rates fall below the
                                       interest rates on the loans and produce
                                       less returns on principal when market
                                       interest rates rise above the interest
                                       rates on the loans. If borrowers
                                       refinance their loans as a result of
                                       lower interest rates, you will receive an
                                       unanticipated payment of principal. As a
                                       result, you are likely to receive more
                                       money to reinvest at a time when other
                                       investments generally are producing a
                                       lower yield than that on the securities,
                                       and are likely to receive less money to
                                       reinvest when other investments generally
                                       are producing a higher yield than that on
                                       the securities. You will bear the risk
                                       that the timing and amount of
                                       distributions on your securities will
                                       prevent you from obtaining your desired
                                       yield.

You Could Be Adversely Affected by
   Violations of Environmental
   Laws.............................   Federal, state, and local laws and
                                       regulations impose a wide range of
                                       requirements on activities that may
                                       affect the environment, health, and
                                       safety. In some circumstances, these laws
                                       and regulations impose obligations on
                                       owners or operators of residential
                                       properties such as those that secure the
                                       loans held in the trust fund. Failure to
                                       comply with these laws and regulations
                                       can result in fines and penalties that
                                       could be assessed against the trust as
                                       owner of the related property.

                                       In some states, a lien on the property
                                       due to contamination has priority over
                                       the lien of an existing mortgage. Also, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under some circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings of the Securities Do Not
   Assure Their Payment.............   Any class of securities issued under this
                                       prospectus and the accompanying
                                       prospectus supplement may be rated by one
                                       or more nationally recognized rating
                                       agencies. A rating is based on the
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
                                       adequacy of the value of the trust assets
                                       and any credit enhancement for that
                                       class, and reflects the rating agency's
                                       assessment of how likely it is that
                                       holders of the class of securities will
                                       receive the payments to which they are
                                       entitled. A rating does not constitute an
                                       assessment of how likely it is that
                                       principal prepayments on the underlying
                                       loans will be made, the degree to which
                                       the rate of prepayments might differ from
                                       that originally anticipated, or the
                                       likelihood that the securities will be
                                       redeemed early. A rating is not a
                                       recommendation to purchase, hold, or sell
                                       securities because it does not address
                                       the market price of the securities or the
                                       suitability of the securities for any
                                       particular investor.

                                       A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                       o   a decrease in the adequacy of the
                                           value of the trust assets or any
                                           related credit enhancement,

                                       o   an adverse change in the financial or
                                           other condition of a credit
                                           enhancement provider, or

                                       o   a change in the rating of the credit
                                           enhancement provider's long-term
                                           debt.

                                       The amount, type, and nature of credit
                                       enhancement established for a class of
                                       securities will be determined on the
                                       basis of criteria established by each
                                       rating agency rating classes of the
                                       securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

You May Have Difficulty Reselling
   Your Securities Due to a Lack of
   a Secondary Market, Fluctuating
   Market Values or Periods of
   Illiquidity......................   No market for any of the securities will
                                       exist before they are issued. We cannot
                                       assure you that a secondary market will
                                       develop or, if it develops, that it will
                                       continue. Consequently, you may not be
                                       able
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                                      -13-





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
                                       to sell your securities readily or at
                                       prices that will enable you to realize
                                       your desired return or yield to maturity.
                                       The market values of the securities are
                                       likely to fluctuate; these fluctuations
                                       may be significant and could result in
                                       significant losses to you. The secondary markets for mortgage and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.

                                       Illiquidity can have a severely adverse
                                       effect on the prices of securities that
                                       are especially sensitive to prepayment,
                                       credit, or interest rate risk.
                                       Illiquidity can also have an adverse
                                       effect on the price of securities that
                                       have been structured to support other
                                       classes of certificates or that have been structured to meet the investment requirements of limited categories of investors. For example, a particular investor may require a security with a specified maturity date, a call protection feature, or a specific type of amortization feature. The unique nature of the security may inhibit its marketability to other investors.

Book-entry Registration Limited
   Liquidity........................   Securities issued in book-entry form may
                                       have only limited liquidity in the resale
                                       market, since investors may be unwilling
                                       to purchase securities for which they
                                       cannot obtain physical instruments.

Limit on Ability to Transfer or
   Pledge...........................   Transactions in book-entry securities can
                                       be effected only through The Depository
                                       Trust Company, its participating
                                       organizations, its indirect participants,
                                       and some banks. Therefore, your ability
                                       to transfer or pledge securities issued
                                       in book-entry form may be limited.

Delays in Distributions.............   You may experience some delay in the
                                       receipt of distributions on book-entry
                                       securities since the distributions will
                                       be forwarded by the trustee to The
                                       Depository Trust Company for it to credit
                                       the accounts of its participants. In
                                       turn, these participants will then credit
                                       the distributions to your account either
                                       directly or indirectly through indirect
                                       participants.

Bankruptcy or Insolvency May Affect
   the Timing and Amount of
   Distributions on The
   Securities.......................   The seller and the depositor will treat
                                       the transfer of the loans held in the
                                       trust fund by the seller to the depositor
                                       as a sale for accounting purposes. The
                                       depositor and the trust fund will treat
                                       the transfer of the loans from the
                                       depositor to the trust fund as a sale for
                                       accounting purposes. If these
                                       characterizations are correct, then if
                                       the seller were to become bankrupt, the
                                       loans would not be part of the seller's
                                       bankruptcy estate and would not be
                                       available to the seller's creditors. On
                                       the other hand, if the seller becomes
                                       bankrupt, its bankruptcy trustee or one
                                       of its creditors may attempt to
                                       recharacterize the sale of the loans as a
                                       borrowing by the seller, secured by a
                                       pledge of the loans. Presenting this
                                       position to a bankruptcy court could
                                       prevent timely payments on the securities
                                       and even reduce the payments on the
                                       securities. Similarly, if the
                                       characterizations of the transfers as
                                       sales are correct, then if the depositor
                                       were to become bankrupt, the loans would
                                       not be part of the depositor's bankruptcy
                                       estate and would not be available to the
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                                      -14-





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
                                       depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

                                       If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing.
                                       Collections commingled less than ten days but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them.
                                       Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

                                       Federal and state statutory provisions
                                       affording protection or relief to
                                       distressed borrowers may affect the
                                       ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy
                                       Code, a lender may not foreclose on a
                                       mortgaged property without the permission of the bankruptcy court and in some instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount of Securities
   May Exceed the Market Value of
   the Trust Fund Assets............   The market value of the assets relating
                                       to a series of securities at any time may
                                       be less than the principal amount of the
                                       securities of that series then
                                       outstanding, plus accrued interest. After
                                       an event of default and a sale of the
                                       assets relating to a series of
                                       securities, the trustee, the master
                                       servicer, the credit enhancer, if any,
                                       and any other service provider specified
                                       in the related prospectus supplement
                                       generally will be entitled to receive the
                                       proceeds of that sale to the extent of
                                       unpaid fees and other amounts owing to
                                       them under the related transaction
                                       document prior to distributions to
                                       securityholders. Upon any such sale, the
                                       proceeds may be insufficient to pay in
                                       full the principal of and interest on the
                                       securities of the related series.
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                                      -15-





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     Some capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of
Defined Terms" beginning on page 118.

                                 THE TRUST FUND

General

     The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.(1) The pool will be created on the first day of the month of the issuance of the related series of securities or another date as may be specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

     The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program --
Underwriting Standards" or as otherwise described in the related prospectus supplement. See "Loan Program -- Underwriting Standards."

     The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a "Sale and Servicing Agreement") among the trustee, the seller, the issuer, the depositor and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for those services. See "Loan
Program" and "The Agreements." With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing the loans.

     As used in this prospectus, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture (as defined below) and the Sale and Servicing Agreement, as the context requires.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a statutory trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of the trust fund.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities.
No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions

----------
(1) Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass-Through Rate" will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.


                                      -16-






thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor's rights with respect to those representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets." The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under "Loan Program -- Representations by Sellers; Repurchases" and "The Agreements -- Sub-Servicing By Sellers" and " -- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under "Description of the Securities -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

     The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission after the initial issuance of the securities (the "Detailed Description"). A copy of the Agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities. No more than 5% of the loans relative to the pool principal balance as of the related cut-off date will deviate from the loan characteristics described in the related prospectus supplement.

The Loans

     General. Loans will consist of single family mortgage loans, home equity loans or home improvement contracts. For purposes hereof, "home equity loans" includes "closed-end loans" and "revolving credit line loans." If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA"). In addition, the loans may have been underwritten to standards that are less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower's credit standing and repayment ability because the standards focus more on the value of the mortgaged property.

     The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

     o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

     o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the "Properties." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios (as defined below) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance

Policy"). The existence, extent and duration of coverage under a Primary Mortgage Insurance Policy will be described in the applicable prospectus supplement.

     The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties (as defined below), but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

     Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     Home Improvement Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement contracts will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

     Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

     o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

     o the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives other real property or home improvements),

     o    the original terms to maturity of the loans,

     o the largest principal balance and the smallest principal balance of any of the loans,

     o the earliest origination date and latest maturity date of any of the loans,

     o the Loan-to-Value Ratios or Combined Loan-to-Value Ratios (as defined hereafter), as applicable, of the loans,

     o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the loans,

     o    the maximum and minimum per annum Loan Rates and

     o    the geographical distribution of the loans.

     If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

     The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to
(ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than for loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Participation Certificates

     The Trust Fund Assets may include participation certificates evidencing interests in loans or contracts, including:

     o first lien mortgage loans secured by one- to four-family residential properties,

     o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties,

     o closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties, or

     o home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties.

     If those participation certificates were issued by an issuer that is not affiliated with the depositor, the depositor must have acquired them from one or more entities unaffiliated with the depositor in one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act of 1933, as amended (the "Securities Act"), or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act. If those participation certificates were issued by the depositor or an affiliate of the depositor, they must be registered under the Securities Act concurrently with the offering of the securities under the related prospectus supplement.

Agency Securities

     Agency securities are mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. All of the agency securities will be registered in the name of the trustee or its nominee or, in the case of agency securities issued only in book-entry form, a financial intermediary that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. The financial intermediary may be the same entity as the trustee for a series of certificates. Each agency security will evidence an interest in a pool of mortgage loans or cooperative loans and in principal distributions and interest distributions on those loans.

     The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. Ginnie Mae, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans.

     In addition, any of the issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any certificates to be included in a trust fund and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any certificates that are actually included in a trust fund.

     Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under this guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae Certificate relating to a series, which may be a "Ginnie Mae I Certificate" or a "Ginnie Mae II Certificate" as referred to by Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage-backed securities guaranteed by Ginnie Mae or any real estate mortgage investment conduit ("REMIC") securities issued by Ginnie Mae. The characteristics of any Ginnie Mae Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

     Freddie Mac. Freddie Mac is a corporate instrumentality of the United States created pursuant to the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac Certificates. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac Certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet specific standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type as to meet generally the purchase standards imposed by private institutional mortgage investors. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

     Freddie Mac Certificates. Each Freddie Mac Certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, FHA Loans or VA Loans purchased by Freddie Mac, except with respect to any stripped mortgage-backed securities issued by Freddie Mac. Each pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the related prospectus supplement, are secured by five or more family residential properties. The characteristics of any Freddie Mac Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

     Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. 'SS' 1716 et. Seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

     Fannie Mae Certificates. Each Fannie Mae Certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae Certificates will consist of fixed, variable or adjustable rate conventional mortgage loans or fixed-rate FHA Loans or VA Loans. Those mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

Private Mortgage-Backed Securities

     Private mortgage-backed securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on some mortgage loans. Private mortgage-backed securities will have been issued pursuant to a Pooling and Servicing Agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a Pooling and Servicing Agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the Pooling and Servicing Agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

     The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of private mortgage-backed securities may be an affiliate of the depositor. The obligations of the issuer of private mortgage-backed securities will generally be limited to its representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of private mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the private mortgage-backed securities issued under the Pooling and Servicing Agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the private trustee or the private servicer. The issuer of private mortgage-backed securities or the private servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specific date or under other circumstances specified in the related prospectus supplement.

     The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

     The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund and specific characteristics of the mortgage loans that comprise the underlying assets for the private mortgage-backed securities, including:

     o    the payment features of the mortgage loans,

     o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

     o the servicing fee or range of servicing fees with respect to the mortgage loans and

     o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     o the maximum original term-to-stated maturity of the private mortgage-backed securities;

     o the weighted average term-to stated maturity of the private mortgage-backed securities;

     o the pass-through or certificate rate of the private mortgage-backed securities;

     o the weighted average pass-through or certificate rate of the private mortgage-backed securities;

     o the issuer, the servicer and the trustee of the private mortgage-backed securities;

     o certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

     o the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities; and

     o the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

     Private mortgage-backed securities included in the trust fund for a series of securities that were issued by an issuer of private mortgage-backed securities that is not affiliated with the depositor must be acquired from one or more entities unaffiliated with the depositor in one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act. Private mortgaged-backed securities included in the trust fund for a series of securities that were issued by the depositor or an affiliate of the depositor must be registered under the Securities Act concurrently with the offering of the securities under the related prospectus supplement.

Substitution of Trust Fund Assets

     Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which substitution will be permitted generally will be indicated in the related prospectus supplement.

                              AVAILABLE INFORMATION

     The depositor has filed with the Securities & Exchange Commission ("SEC") a Registration Statement under the Securities Act covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

     This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed under the name of First Horizon Asset Securities Inc. and/or the name of the trust referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                           REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, these reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities -- Reports to Securityholders."

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the securities will be applied by the depositor to acquire the related Trust Fund Assets and for other general corporate purposes consistent with the limitations set forth in its charter documents. See "The Depositor." The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

     First Horizon Asset Securities Inc., a Delaware corporation, the depositor, was incorporated in March 9, 1999 for the limited purpose of acquiring, owning and transferring mortgage collateral and selling interests in mortgage collateral or bonds secured by mortgage collateral. The depositor is a wholly owned limited purpose finance subsidiary of First Horizon Home Loan Corporation, a Kansas corporation ("First Horizon"). The depositor maintains its principal office at 4000 Horizon Way, Irving, Texas 75063. Its telephone number is (214) 441-4000.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

     The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

Underwriting Standards

     General Standards for First Lien Mortgage Loans. First Horizon's underwriting standards with respect to first lien mortgage loans will generally conform to those published in First Horizon's guide for alternative documentation programs for first lien mortgage loans (the "Guide"). The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor's mortgage pass-through certificates. The mortgage loans may be underwritten by First Horizon or by a designated third party. See " -- Qualifications of Sellers." First Horizon may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards.

     First Horizon's underwriting standards, as well as any other underwriting standards that may be applicable to any first lien mortgage loans, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

     The level of review by First Horizon, if any, of any mortgage loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

     o    factors relating to the experience and status of the seller,

     o characteristics of the specific mortgage loan, including the principal balance, the Loan-to-Value Ratio, the loan type or loan program, and

     o the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to First Horizon.

     Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum Loan-to-Value Ratio, property type and use, and documentation level, may depend on the borrower's credit score.

     First Horizon's underwriting standards are intended to evaluate the prospective mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, the related prospectus supplement generally will not distinguish among the various underwriting standards applicable to the mortgage loans nor describe any review for compliance with applicable underwriting standards performed by First Horizon. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances. In the loan application process, prospective mortgagors will be required to provide information regarding such factors as their assets, liabilities income, credit history, employment history and other related items. Each prospective mortgagor will also provide an authorization to apply for a credit report which summarizes the mortgagor's credit history. With respect to establishing the prospective mortgagor's ability to make timely payments, First Horizon will require evidence regarding the mortgagor's employment and income, and of the amount of deposits made to financial institutions where the mortgagor maintains demand or savings accounts. In some instances, mortgage loans which were originated under a limited documentation origination program may be sold to or originated by First Horizon. For a mortgage loan originated under a limited documentation origination program to qualify for First Horizon, the prospective mortgagor must have a good credit history and be financially capable of making a larger cash down payment, in a purchase, or be willing to finance less of the appraised value, in a refinancing, than would otherwise be required by First Horizon. Currently, First Horizon's underwriting standards provide that only mortgage loans with certain Loan-to-Value ratios will qualify. If the mortgage loan qualifies, First Horizon waives some of its documentation requirements and may eliminate verification of income, employment or assets for the prospective mortgagor.

     First Horizon's underwriting standards generally follow guidelines acceptable to Fannie Mae and Freddie Mac, except for maximum loan size. In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property.

     The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the Property for repayment in the event of foreclosure. See "Legal Aspects of the Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders." First Horizon's underwriting standards applicable to all states, including anti-deficiency states, require that the value of the Property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value of the Property will continue to support the loan balance in the future.

     General Standards for Home Equity and Home Improvement Loans. The applicable prospectus supplement may provide for the seller's representations and warranties relating to the home equity/home improvement loans, but if it does not, each seller will represent and warrant that all home equity/home improvement loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a home equity/home improvement loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the Property to be used as collateral, an appraisal will generally be made of each Property considered for financing. The appraiser is generally required to inspect the Property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the Property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low Loan-to-Value Ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

     Each seller's underwriting standards will generally permit home equity/home improvement loans with Loan-to-Value Ratios at origination of up to 125% depending on the loan program, type and use of the Property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit home equity/home improvement loans with Loan-to-Value Ratios at origination in excess of 125%, such as for debt consolidation or home improvement purposes. Loan-to-Value Ratios may not be evaluated in the case of Title I loans.

     After obtaining all applicable employment, credit and Property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

     In the case of a home equity/home improvement loan secured by a leasehold interest in Property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the home equity/home improvement loan.

     Certain of the types of home equity/home improvement loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the loans may provide for escalating or variable payments by the borrower. These types of home equity/home improvement loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as those payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

     Each seller will be required to satisfy the following qualifications. Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the FDIC.

Representations by Sellers; Repurchases

     Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by all, or a part, of a series of securities. These representations and warranties may include, among other things:

     o that title insurance (or in the case of Properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

     o that the seller had good title to each loan and the loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     o that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;

     o that there were no delinquent tax or assessment liens against the Property;

     o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

     o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

     As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related Property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

     The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller cannot cure the breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then the seller will be obligated either

     o to repurchase the loan from the trust fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any advances or amount payable as related servicing compensation if the seller is the master servicer) or

     o substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

     If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for these tax payments from the assets of the related trust fund or from any holder of the related residual certificates. See "Description of the Securities -- General." Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

     Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under "The Agreements -- Assignment of the Trust Fund Assets."

                          DESCRIPTION OF THE SECURITIES

     Each series of certificates will be issued pursuant to separate agreements (each, a Pooling and Servicing Agreement or a "Trust Agreement") among the depositor, the master servicer and the trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the series, and the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement. A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of the series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to First Horizon Asset Securities Inc., 4000 Horizon Way, Irving, Texas 75063, Attention: Secretary.

General

     The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

     o the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the "Cut-off Date Principal Balance"));

     o the assets required to be deposited in the related Security Account from time to time;

     o Property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

     If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

     The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a class of securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related loans or a class of securities entitled to receive payments of interest and principal on the loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested) subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended (the "Code"), may result in prohibited transactions, within the meaning of ERISA and the Code. See "ERISA Considerations." The applicable prospectus supplement may provide for the conditions for transferring a security of that type of class, but if it does not, the transfer of securities of that class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of a plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the Agreements.

     As to each series, an election may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any series for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for these payments from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Securities

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit

Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the series.

     Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

     Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security Account for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the prospectus supplement), and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of the class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding the distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

     With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of the class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Prior to that time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of the class of accrued securities, as reflected in the aggregate Class Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to that class on the distribution date. The class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the prospectus supplement, reduced by all distributions reported to the holders of the securities as allocable to principal and,

     o in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities; and

     o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The allocation of Principal Prepayments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement -- Subordination."

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

     To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as that term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer's determination that those advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds (as defined below) or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which those advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described in this prospectus under "Credit Enhancement," in each case as described in the related prospectus supplement.

     In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities -- Distributions on Securities."

Reports to Securityholders

     Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

     o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in the distribution;

     o    the amount of the distribution allocable to interest;

     o    the amount of any advance;

     o the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on the distribution date, and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the Senior Securityholders;

     o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

     o the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

     o the percentage of Principal Prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

     o the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

     o the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

     o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     o the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

     o if applicable, the amount remaining in any reserve fund at the close of business on the distribution date;

     o if applicable, the amount of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans (as defined herein) during the preceding collection period;

     o the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date;

     o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement; and

     o the servicing fee payable to the master servicer and any subservicer, if applicable.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report as to
(a) the aggregate of amounts reported pursuant to (i) and (ii) above for that calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of that calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

     The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

CATEGORIES OF CLASSES                                 DEFINITION
---------------------                                 ----------
Principal Types

Accretion Directed..................   A class that receives principal payments
                                       from the accreted interest from specified
                                       Accrual classes. An accretion directed
                                       class also may receive principal payments
                                       from principal paid on the underlying
                                       Trust Fund Assets for the related series.

Component Securities................   A class consisting of "components." The
                                       components of a class of component
                                       securities may have different principal
                                       and/or interest payment characteristics
                                       but together constitute a single class.
                                       Each component of a class of component
                                       securities may be

CATEGORIES OF CLASSES                                 DEFINITION
---------------------                                 ----------
                                       identified as falling into one or more of
                                       the categories in this chart.

Notional Amount Securities..........   A class having no principal balance and
                                       bearing interest on the related notional
                                       amount. The notional amount is used for
                                       purposes of the determination of interest
                                       distributions.

Planned Principal Class or PAC'S....   A class that is designed to receive
                                       principal payments using a predetermined
                                       principal balance schedule derived by
                                       assuming two constant prepayment rates
                                       for the underlying Trust Fund Assets.
                                       These two rates are the endpoints for the
                                       "structuring range" for the planned
                                       principal class. The planned principal
                                       classes in any series of certificates may
                                       be subdivided into different categories
                                       (e.g., primary planned principal classes,
                                       secondary planned principal classes and
                                       so forth) having different effective
                                       structuring ranges and different
                                       principal payment priorities. The
                                       structuring range for the secondary
                                       planned principal class of a series of
                                       certificates will be narrower than that
                                       for the primary planned principal class
                                       of the series.

Scheduled Principal Class...........   A class that is designed to receive
                                       principal payments using a predetermined
                                       principal balance schedule but is not
                                       designated as a Planned Principal Class
                                       or Targeted Principal class. In many
                                       cases, the schedule is derived by
                                       assuming two constant prepayment rates
                                       for the underlying Trust Fund Assets.
                                       These two rates are the endpoints for the
                                       "structuring range" for the scheduled
                                       principal class.

Sequential Pay......................   Classes that receive principal payments
                                       in a prescribed sequence, that do not
                                       have predetermined principal balance
                                       schedules and that under all
                                       circumstances receive payments of
                                       principal continuously from the first
                                       distribution date on which they receive
                                       principal until they are retired. A
                                       single class that receives principal
                                       payments before or after all other
                                       classes in the same series of securities
                                       may be identified as a sequential pay
                                       class.

Strip...............................   A class that receives a constant
                                       proportion, or "strip," of the principal
                                       payments on the underlying Trust Fund
                                       Assets.

Support Class (also sometimes
   referred to as "companion
   classes")........................   A class that receives principal payments
                                       on any distribution date only if
                                       scheduled payments have been made on
                                       specified planned principal classes,
                                       targeted principal classes and/or
                                       Scheduled Principal Classes.

Targeted Principal Class or TACs....   A class that is designed to receive
                                       principal payments using a predetermined
                                       principal balance schedule derived by
                                       assuming a single constant prepayment
                                       rate for the underlying Trust Fund
                                       Assets.

Interest Types

CATEGORIES OF CLASSES                                 DEFINITION
---------------------                                 ----------
Fixed Rate..........................   A class with an interest rate that is
                                       fixed throughout the life of the class.

Floating Rate.......................   A class with an interest rate that resets
                                       periodically based upon a designated
                                       index and that varies directly with
                                       changes in the index.

Inverse Floating Rate...............   A class with an interest rate that resets
                                       periodically based upon a designated
                                       index and that varies inversely with
                                       changes in the index.

Variable Rate.......................   A class with an interest rate that resets
                                       periodically and is calculated by
                                       reference to the rate or rates of
                                       interest applicable to specified assets
                                       or instruments (e.g., the Loan Rates
                                       borne by the underlying loans).

Interest Only.......................   A class that receives some or all of the
                                       interest payments made on the underlying
                                       Trust Fund Assets and little or no
                                       principal. Interest Only classes have
                                       either a nominal principal balance or a
                                       notional amount. A nominal principal
                                       balance represents actual principal that
                                       will be paid on the class. It is referred
                                       to as nominal since it is extremely small
                                       compared to other classes. A notional
                                       amount is the amount used as a reference
                                       to calculate the amount of interest due
                                       on an Interest Only class that is not
                                       entitled to any distributions in respect
                                       of principal.

Principal Only......................   A class that does not bear interest and
                                       is entitled to receive only distributions
                                       in respect of principal.

Partial Accrual.....................   A class that accretes a portion of the
                                       amount of accrued interest thereon, which
                                       amount will be added to the principal
                                       balance of that class on each applicable
                                       distribution date, with the remainder of
                                       the accrued interest to be distributed
                                       currently as interest on that class. This
                                       accretion may continue until a specified
                                       event has occurred or until the Partial
                                       Accrual class is retired.

Accrual.............................   A class that accretes the amount of
                                       accrued interest otherwise distributable
                                       on that class, which amount will be added
                                       as principal to the principal balance of
                                       that class on each applicable
                                       distribution date. The accretion may
                                       continue until some specified event has
                                       occurred or until the Accrual class is
                                       retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

     The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related Pooling and Servicing Agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

     If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

     Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

     (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

     (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

     o    LIBOR as determined on the previous LIBOR determination date, or

     o    the reserve interest rate.

     The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

     o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

     o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

     (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

     If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The

Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it its due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

     The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

     The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as that term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-entry Registration of Securities

     As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities ("Security Owners") will hold their securities through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold those positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream, Luxembourg and JP Morgan Chase Bank will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European Depositories"). Except as described below, no person acquiring a book-entry security (each, a "beneficial owner") will be entitled to receive a physical certificate representing the security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "securityholders" of the securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

     A Security Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the securities from the applicable trustee through DTC and DTC participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC must make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other indirect participants that clear through or maintain a custodial relationship with a participant, with whom Security Owners have accounts for securities are similarly required to make book-entry transfers and receive and transmit those distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing them to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the notes, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and " -- Tax Consequences to Holders of the Notes -- Backup Withholding" in this prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I attached to this prospectus.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European Depositories.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A," a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. Subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche Borse Clearing AG's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." With effect from January 14, 2000 New Cedel International has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 Deutsche Borse Clearing AG was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. participants are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System ("MGT/EOC") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and deals with domestic securities markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by MGT/EOC under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by MGT/EOC, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems, S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     MGT/EOC is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with MGT/EOC are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. MGT/EOC acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and " -- Tax Consequences to Holders of the Notes -- Backup Withholding" in this prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I attached to this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Security Owner to pledge book-entry securities to persons or entities that do not participate in the depository system may be limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Security Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the book-entry securities of those Security Owners are credited.

     DTC has advised the depositor and the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of Financial Intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or MGT/EOC, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

     The applicable prospectus supplement may specify when and for what reasons Definitive Securities may be issued, but if it does not, Definitive Securities will be issued to Security Owners or their nominees, rather than to DTC, only if

     o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor;

     o the depositor, at its sole option, elects to terminate the book-entry system through DTC; or

     o after the occurrence of an event of default under the applicable Agreement, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and the DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

     Upon the availability of Definitive Securities, the applicable trustee will be required to notify all Security Owners of the occurrence of the event resulting in their availability and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the applicable trustee will issue Definitive Securities, and thereafter the applicable trustee will recognize the holders of Definitive Securities as securityholders under the applicable Agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

     The foregoing information with respect to DTC, Clearstream, Luxembourg and Euroclear has been provided for informational purposes only and is not a representation, warranty or contract modification of any kind by DTC, Clearstream, Luxembourg or Euroclear.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

General

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated in this prospectus or described in the related prospectus supplement, or any combination of the foregoing. See "The Agreements -- Realization upon Defaulted Loans -- FHA Insurance; VA Guaranties" for a description of FHA Insurance and VA Guaranties and "-- Insurance Policies, Surety Bonds and Guaranties" for a description of guaranteed investment contracts. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

     If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest (if applicable) of the related subordinated securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Those deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

     If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements -- Termination; Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the Securities and Exchange Commission (the "SEC") as an exhibit to a Current Report on Form 8-K to be filed after the issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties (including guaranteed investment contracts) for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of those assets or a principal payment rate on those assets. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement. A copy of any related instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

Over-collateralization

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in over-collateralization.

Reserve Accounts

     If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve funds will be included in the trust fund for a series.

     The reserve fund for a series will be funded (i) by the deposit of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

     Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which may include

     (i) obligations of the United States or any agency thereof, provided those obligations are backed by the full faith and credit of the United States;

     (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency (as defined herein) rating the related series of securities;

     (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency;

     (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities;

     (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC and receiving the highest short-term debt rating of each Rating Agency;

     (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation receiving the highest short-term debt rating of each Rating Agency and containing, at the time of the issuance of the agreements, terms and conditions that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

     (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

     (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating

          Agency is Moody's or S&P (as defined herein), such rating shall be the highest commercial paper rating of Moody's or S&P, as applicable, for any such securities);

     (ix) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if Fitch is a Rating Agency and has not rated the portfolio, the highest rating assigned by Moody's) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

     (x) such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the securities by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency .

     If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

     If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in the prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

     o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

     o failure to construct a Property in accordance with plans and specifications.

     A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above and might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Special Hazard Insurance Policies

     If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage and other losses that may be specified in the related prospectus supplement. See "The Agreements -- Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

     The applicable prospectus supplement may provide for other payment coverage, but if it does not, each special hazard policy will insure against damage to mortgaged properties caused by special hazard losses in an amount equal to the lesser of:

     o    the cost of repair to or replacement of the damaged Property, or

     o upon transfer of the Property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the Property.

     If the unpaid principal balance of a mortgage loan, plus accrued interest and expenses, is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. In addition, any amount paid to repair or replace the Property will further reduce special hazard coverage by that amount.

     No special hazard policy will insure against damage that is covered by a hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer.

     So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Bankruptcy Bonds

     If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be canceled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See "Legal Aspects of the Loans -- Anti-deficiency Legislation and Other Limitations on Lenders."

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Cross Support

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

Financial Instruments

     If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

     o to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     o to provide payments in the event that any index rises above or falls below specified levels; or

     o to provide protection against interest rate changes, certain type of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

     If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included the pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

     The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, home equity loans and home improvement loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. See "Legal Aspects of the Loans -- Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

     Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for that month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those types of loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and "Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, there can be no assurance that this will be the case.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or in the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month of receipt. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of the interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See "The Agreements -- Termination; Optional Termination."

     The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

     Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. This schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

     In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or home equity loan,

     o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

     o the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

     o an assignment of the Mortgage in blank, which assignment will be in recordable form in the case of a Mortgage assignment, and any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Agreement.

     The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in those states designated by the Rating Agencies where recording is not required to protect the trustee's interest in those loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the related loans.

     If so specified in the related prospectus supplement, and in accordance with the rules of membership of Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the Mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS 'r' System. For any Mortgage held through the MERS 'r' System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS 'r' System. For each of these mortgage loans, MERS serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

     With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee (or to the custodian) for each cooperative loan,

     o the related original cooperative note endorsed without recourse in blank or to the order of the trustee or, to the extent the related Agreement so provides, a lost note affidavit,

     o    the original security agreement,

     o    the proprietary lease or occupancy agreement,

     o    the recognition agreement,

     o an executed financing agreement and the relevant stock certificate, together with the related blank stock powers, and

     o    any other document specified in the related prospectus supplement.

     The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The applicable prospectus supplement may provide for the depositor's delivery obligations in connection with home improvement contracts, but if it does not, the depositor will as to each home improvement contract, deliver or cause to be delivered to the trustee (or to the custodian) the original home improvement contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing the home improvement contract. In general, it is expected that the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of the assignment, the interest of securityholders in the home improvement contracts could be defeated. See "Legal Aspects of the Loans -- Home Improvement Contracts."

     The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meets certain requirements set forth in the related prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "Loan Program -- Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace a loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

     The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of a representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related prospectus supplement, replace the loan. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer.

     Assignment of Agency Securities. The depositor will cause the agency securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each agency security will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

     Assignment of Private Mortgage-Backed Securities. The depositor will cause the private mortgage-backed securities to be registered in the name of the trustee. The trustee or the custodian will have possession of any certificated private mortgage-backed securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Fund -- Private Mortgage-Backed Securities." Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each private mortgage-backed security conveyed to the trustee.

     Conveyance of Subsequent Loans. With respect to a series of securities for which a Pre-Funding Arrangement is provided, in connection with any conveyance of Subsequent Loans to the trust fund after the issuance of the related securities, the related Agreement will require the seller and the depositor to satisfy the following conditions, among others:

     o each Subsequent loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related Agreement;

     o the seller will not select the Subsequent Loans in a manner that it believes is adverse to the interests of the securityholders;

     o as of the related cut-off date, all of the loans in the loan pool at that time, including the Subsequent Loans purchased after the closing date, will satisfy the criteria set forth in the related Agreement;

     o the Subsequent Loans will have been approved by any third party provider of credit enhancement, if applicable; and

     o before the purchase of each Subsequent loan the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent loan.

     The Subsequent loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any Subsequent Loans will be subject to the review by any third party provider of credit enhancement, if applicable, the rating agencies and the seller's accountants of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related Agreement.

     Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Payments on Loans; Deposits to Security Account

     The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities,
(ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held in a Security Account may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

     o all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

     o all payments on account of interest on the loans, net of applicable servicing compensation;

     o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent those proceeds are not applied to the restoration of the Property or released to the Mortgagor in accordance with the master servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o all proceeds of any loan or Property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Loan Program -- Representations by Sellers; Repurchases" or " -- Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under " -- Termination; Optional Termination" below;

     o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance" below;

     o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     o all other amounts required to be deposited in the Security Account pursuant to the Agreement.

     The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

     o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

     o to reimburse the master servicer for advances, this right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

     o to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

     o to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

     o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, this right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

     o to pay to the master servicer, with respect to each loan or Property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of the repurchased loan;

     o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

     o to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

     o to clear and terminate the Security Account upon termination of the Agreement.

     In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Pre-Funding Account

     If so provided in the related prospectus supplement, the master servicer will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by the trustee during the period from the closing date to a date not more than a year after the closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during the Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. See "Credit Enhancement -- Reserve Accounts" for a description of the types of investments which may constitute "Permitted Investments." Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Prior to or concurrently with each distribution on a distribution date within the Funding Period, the master servicer or the trustee will furnish to each securityholder of record of the related series of securities a statement setting forth the amounts of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans during the preceding collection period. The depositor will file or cause such statement to be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days after the related distribution date. See "Description of the Securities -- Reports to Securityholders." The underwriting standards for the Subsequent Loans will not materially differ from the underwriting standards for the mortgage loans initially included in the trust fund.

     In addition, if so provided in the related prospectus supplement, on the related closing date the depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding

Account as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Sub-servicing by Sellers

     Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

     The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty (as defined herein), bankruptcy bond or alternative arrangements, follow those collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

     In any case in which Property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the Property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Loans -- Due-on-Sale Clauses." In connection with the assumption of any loan, the terms of the related loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Legal Aspects of the Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     In general a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain


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

interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code
Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

     In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. This coverage will be in an amount that is at least equal to the lesser of

     o the maximum insurable value of the improvements securing the loan or the greater of

     (1)  the outstanding principal balance of the loan, and

     (2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

     All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. This blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited in the Security Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally 80% to 90%) of the full replacement value of the insured Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of


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

     o the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or

     o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged Property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement."

     The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the Property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged Property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit support.

     If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the related expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the related loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement. In the unlikely event that any liquidation proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the master servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to those expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement."


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

     The proceeds from any liquidation of a loan will be applied in the following order of priority: first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan; second, to reimburse the master servicer for any unreimbursed advances with respect to the loan; third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and fourth, as a recovery of principal of the loan.

Realization upon Defaulted Loans

     Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which this type of coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

     FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Legal Aspects of the Loans -- The Title I Program," certain loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

     Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA Guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

Servicing and Other Compensation and Payment of Expenses

     The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and this compensation will be retained by it from collections of interest on the loan in the related trust fund (the "Master Servicing Fee"). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

     The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying


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

agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds, including insurance proceeds.

Evidence as to Compliance

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

     The applicable prospectus supplement may provide that another entity will act as the master servicer under a Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, but if it does not, the master servicer will be First Horizon. First Horizon is an indirect wholly owned subsidiary of First Tennessee National Corporation, a Tennessee corporation incorporated in 1968 and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. First Horizon is not a party to any legal proceedings that could have a material impact on its ability to service the mortgage loans under the applicable Agreement. First Horizon maintains its principal office at 4000 Horizon Way, Dallas, Texas 75063. Its telephone number is (214) 441-4000.

     First Horizon or any other entity acting as master servicer under a Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, may have normal business relationships with the depositor or the depositor's affiliates.

     Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any


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

director, officer, employee or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except for any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

     In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that

     o that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and

     o the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

Events of Default; Rights upon Event of Default

     Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other "Events of Default" under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of

     o any failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment (other than an advance) which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of the class evidencing not less than 25% of the total distributions allocated to the class ("percentage interests");

     o any failure by the master servicer to make an advance as required under the Agreement, unless cured as specified in the Agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class; and

     o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.


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     If specified in the related Prospectus Supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class and under such other circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor to the master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of the series evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

     Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

     o a default in the payment of any principal of or interest on any note of the series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

     o failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

     o any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

     If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount (or, if the notes of the series have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of the series, as provided in the related prospectus supplement) of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of the series.


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

     If, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

     o the holders of 100% of the percentage interests of the notes of the series consent to the sale,

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of the series.

     In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture provides that the trustee will have a prior lien on the related liquidation proceeds for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of such an Event of Default.

     In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby.

Amendment

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders,


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

     (a)  to cure any ambiguity;

     (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it; or

     (c) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it,

provided that the action will not adversely affect in any material respect the interests of any securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

     In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of the series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment may

     o reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of the security, or

     o reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment,

in each case without the consent of the holders of all securities of the class covered by the Agreement then outstanding.

     If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

     Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the Agreement following the later of

     (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all Property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund, and


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

     (ii) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Material Federal Income Tax Consequences" below), from the related trust fund of all of the remaining Trust Fund Assets and all Property acquired in respect of the Trust Fund Assets.

     Any purchase of Trust Fund Assets and Property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

     In addition to the discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of any defeasance and discharge of notes of a series, holders of notes of the series would be able to look only to this money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

     The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                           LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

     The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the Property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the Property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments.


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

Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject Property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the Property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the Property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (including California), the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of


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

any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the Property, including any junior lienholders. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specified period of time in one or more newspapers. These notice provisions require that a copy of the notice of sale be posted on the Property and sent to all parties having an interest of record in the Property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the Property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the Property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholders no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of a sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the Property, the possible deterioration of the Property during the foreclosure proceedings and a requirement that the purchaser pay for the Property in cash or by cashier's check. Thus the foreclosing lender often purchases the Property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the Property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the Property. Depending upon market conditions, the ultimate proceeds of the sale of the Property may not equal the lender's investment in the Property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.


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

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages and Rights of Senior Mortgagees" below.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the Property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.


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

Environmental Risks

     Property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a Property may give rise to a lien on the Property to assure the payment of the costs of clean-up. In several states this type of lien has priority over the lien of an existing mortgage against the Property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the EPA may impose a lien on Property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or Property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or Property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or Property as an investment (including leasing the facility or Property to third party), or fails to market the Property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a Property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. This legislation provides that in order to be deemed to have participated in the management of a Property, a lender must actually participate in the operational affairs of the Property or the borrower. The legislation also provides that participation in the management of the Property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the Property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed


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

by state law, which may not provide for any specific protection for secured creditors or, alternatively, may not impose liability on secured creditors at all.

     In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the Property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the Property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem Property after a trustee's sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California) statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the Property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular Property and a loan secured by a junior lien on the same Property, the lender, as the holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the Property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.


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

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of these types of proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

Due-on-Sale Clauses

     Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce due-on-sale clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of widow period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the Property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for


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prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of a prepayment penalty, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the those loans or contracts. Late charges and prepayment penalties are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted these laws prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Home Improvement Contracts

     General. Some home improvement contracts may in addition to being secured by mortgages on real estate, also be secured by purchase money security interests in home improvements financed thereby (these home improvement contracts are referred to in this section as "contracts"). These contracts generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. In general, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by the home improvements financed thereby grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose this characterization upon incorporation of the materials into the related Property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary


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surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws. The so-called holder in due course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V, provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

     The loans may also consist of installment contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the Property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the Property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the Property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the Property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by


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the borrower, the borrower loses his or her right to occupy the Property, the entire indebtedness is accelerated, and the buyer's equitable interest in the Property is forfeited. The lender in this type of situation does not have to foreclose in order to obtain title to the Property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the Property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the Property under an installment contract for the sale of real estate to share in the proceeds of sale of the Property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a Property subject to one or more liens.

Servicemembers Civil Relief Act

     Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of the borrower's loan (including a borrower who is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The California Military and Veterans Code (the "California Military Code") provides protection equivalent to that provided by the Relief Act to California National Guard members called up to active service by the Governor of California, California National Guard members called up to active service by the President of the United States and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act and the California Military Code could result in losses to securityholders. The Relief Act and the California Military Code also impose limitations which would impair the ability of the master servicer to foreclose on an affected loan or enforce rights under a home improvement contract during the borrower's period of active duty status and, under certain circumstances, during an additional three month period after that period. Moreover, the Relief Act and the California Military Code permit the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is subject to the Relief Act or the California Military Code goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages and Rights of Senior Mortgagees

     To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under the junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the Property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the Property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with


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

condemnation proceedings, and to apply these proceeds and awards to any indebtedness secured by the mortgage, in the order determined by the mortgagee. Thus, in the event improvements on the Property are damaged or destroyed by fire or other casualty, or in the event the Property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the Property and, when due, all encumbrances, charges and liens on the Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Property, to maintain and repair the Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any Mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

     General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a Property and includes single family improvement loans.

     There are two basic methods of lending or originating these loans which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the


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dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In this case, provided that the validity of any lien on the Property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single Property, in each case as long as the total outstanding balance of all Title I Loans in the same Property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the Property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after


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disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to the loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after the prepayment.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to the insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in the lender's FHA insurance coverage reserve account may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of the loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of the loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

     Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the Property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.


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     When a lender files an insurance claim with the FHA under the Title I
Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If a defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against Property securing the loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, the Home Equity Loan Consumer Protection Act of 1988 and related statutes and regulations. In particular, Regulation Z, requires certain disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the sellers to collect all or part of the principal of or interest on the loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.

Home Ownership and Equity Protection Act of 1994 and Similar State Laws

     Some loans and contracts, known as "High Cost Loans," may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or "Homeownership Act," if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust fund, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as recision rights if


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

appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust fund, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the home loan.

     In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in home loans that have interest rates or origination costs in excess of consummation of the home loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust fund, and other assignees of the home loans, to monetary penalties and could result in the borrowers rescinding the home loans against either the trust fund or subsequent holders of the home loans.

     Some of the mortgage loans in a mortgage pool that were originated between October 1, 2002 and March 6, 2003 may be "home loans" and also may be "covered home loans" under the Georgia Fair Lending Act, or "Georgia Act." The Georgia Act applies to any mortgage loan that is secured by a property located in the State of Georgia that is the mortgagor's principal residence and has a principal amount not in excess of the conforming loan balance limit established by Fannie Mae. These loans are referred to under the Georgia Act as "home loans." Certain home loans, which are referred to as "covered home loans," have met certain fee and finance-charge criteria. Certain covered home loans, which are referred to as "Georgia high-cost home loans," have met higher limits regarding fees and finance charges. The Georgia Act prohibits certain activities and charges in connection with home loans. Additional prohibitions apply to covered home loans and further prohibitions apply to Georgia high-cost home loans. Except in the case of a transaction in which the mortgage loans are provided by an unaffiliated seller or unless otherwise specified in the accompanying prospectus supplement, First Horizon will represent and warrant that all of the mortgage loans in the mortgage pool complied in all materials respects with all applicable local, state and federal laws at the time of origination.

     Purchasers or assignees of a Georgia high-cost home loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the home loan. Purchasers or assignees of a covered home loan, including the related trust, could be subject to defenses to foreclosure or an action to collect or to counterclaims by a mortgagor if the loan is in violation of the Georgia Act. Remedies available to a mortgagor include actual, statutory and punitive damages, costs and attorneys fees, rescission rights and other, unspecified equitable remedies. No maximum penalty has been set with respect to violations of the Georgia Act, and courts have been given discretion under the statute to fashion equitable remedies as they deem appropriate.

     With respect to loans originated during the period between October 1, 2002 and March 6, 2003, there are some uncertainties in making a determination as to whether a particular Georgia loan is a covered home loan or a Georgia high-cost home loan, and in determining whether a loan complies with all of the provisions of the Georgia Act. Although First Horizon will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the certificateholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to the Georgia Act.

     The Georgia Act was amended on March 7, 2003. Mortgage loans originated on or after that date are subject to a less stringent version of the Georgia Act.

     Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     The following discussion is the opinion of Andrews Kurth LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, U.S. expatriates and persons in special situations, such as those who hold securities as part of a straddle, hedge, conversion transaction, or other integrated investment. This discussion focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. If a partnership holds securities, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding securities should consult their tax advisors. Prospective investors are encouraged to consult their own tax advisers concerning the particular federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The federal income tax consequences to holders will vary depending on whether

     o    the securities of a series are classified as indebtedness;

     o an election is made to treat the trust fund relating to a particular series of securities, or a portion of the trust fund, as a REMIC under the Code;

     o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

     o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

     The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. Prior to issuance of each series of securities, the depositor shall file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Andrews Kurth LLP adopting the discussion set forth under "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

     For purposes of this discussion, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also shall be considered U.S. Persons.

     A "Non-U.S. Person" is any person that is not a U.S. Person.


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

Taxation of Debt Securities

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount or "OID") on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to collectively as "Debt securities" in this section.

     Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with OID. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the related Treasury regulations (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include the OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero if it is less than a de minimis amount determined under the Code or OID Regulations.

     The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class is sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on the Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments may be included in the Debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt securities will include all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a Debt security is either longer or shorter than the interval between subsequent distribution dates, all or part of any interest foregone, in the case of the longer interval, and all of any additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity. Holders of Debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt security.

     Under the de minimis rule, OID on a Debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. For this purpose, the weighted average maturity of the Debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt security and the denominator of which is the stated redemption price at maturity of the Debt security. Although it is not entirely free from doubt, in the case of a pre-payable Debt security, the weighted average maturity of the Debt security should be determined with reference to the Prepayment Assumption (as defined below). Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

     o    the interest is unconditionally payable at least annually,

     o the issue price of the debt instrument does not exceed the total noncontingent principal payments by more than a specified amount and

     o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the Debt security.

     In the case of Compound Interest securities, certain Interest Weighted Securities (as defined below), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     Treasury regulations governing the calculation of OID on instruments having contingent interest payments (the "Contingent Regulations") specifically do not apply for purposes of calculating OID on debt instruments that are REMIC regular interests or that may be accelerated by reason of prepayments of other debt instruments securing them, and thus are subject to Code Section 1272(a)(6), such as the Debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in the following paragraphs of this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

     The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt security, the sum of the "daily portions" of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the Debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the Debt security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

     The depositor may adjust the accrual of OID on a class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for these adjustments. If the IRS were to require that OID be accrued without these adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt security will also be required to include OID in gross income, but a subsequent holder who purchases the Debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt security's issue price) to offset the OID by comparable economic accruals of portions of the excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of any losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under " -- Tax Status as a Grantor Trust - General" in this prospectus) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if the holder has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See " -- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities."


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

     Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of those Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt securities, should be calculated as if the interest index remained at its value as of the issue date of those securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes. In the case of any REMIC, no class of Regular Interest Security (or other regular interest in a REMIC) will bear interest based on an objective rate (other than two or more qualified floating rates).

     Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt security, or the adjusted issue price if the Debt security is issued with OID, over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, this market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a Prepayment Assumption) or (ii) in the ratio of (a) in the case of securities (or in the case of a Pass-Through Security, as set forth below, the loans underlying the security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     The excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply. Holders are encouraged to consult their own tax advisers before making this election.

     Premium. A holder who purchases a Debt security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which the holder may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the Prepayment Assumption used in pricing the class. If a holder makes an election to amortize premium on a Debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their own tax advisers regarding the election to amortize premium and the method to be employed.

     Treasury regulations dealing with amortizable bond premium (the "Final Bond Premium Regulations") specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Debt securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their own tax advisers regarding the possible application of the Final Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for debt. If this election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt security acquires during the year of the election or thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable. Holders are encouraged to consult their own tax advisers before making this election.

Taxation of the REMIC and its Holders

     General. In the opinion of Andrews Kurth LLP, special counsel to the depositor, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are real estate assets). If less than 95% of the REMIC's assets consist of assets described in Code Section 7701(a)(19)(C), then securities held by a domestic building and loan association will represent assets described in Code Section 7701(a)(19)(C) in the same proportion that the REMIC assets would be so treated. Similarly, if less than 95% of the REMIC's assets consist of "real estate assets" under Code Section 856(c)(5)(B), then securities held by a real estate investment trust will represent "real estate assets" in the same proportion that the REMIC's assets would be so treated and income on the securities certificates will represent "interests on obligations secured by mortgages on real property or on interests in real property" in the same proportion that the income on the REMIC's assets would be so treated.

REMIC Expenses; Single Class REMICs

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder," including certain pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the specified amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of

     o 3% of the excess of adjusted gross income over the specified amount, or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either

     o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

     o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

     The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

Taxation of the REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the Regular Interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

     o the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and

     o deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

     A holder of a Residual Interest Security (as defined below) that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed two percent of the holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on these loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount, i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include this discount in income, but without regard to the de minimis rules. See "-- Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before this date, it is possible that this premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     o subject to a limited exception, the sale or other disposition of a cash flow investment;

     o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

     o the receipt of any fees or other compensation for services rendered by the REMIC.

     It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of these taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, these taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

     The holder of a security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interest Securities in proportion to their respective holdings on that day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     Treasury regulations have been proposed regarding the federal income tax treatment of "inducement fees" received by transferees of REMIC residual interests determined to be noneconomic residual interests. The proposed regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. The proposed regulations provide that the final regulations will be applicable to taxable years ending on or after the date final regulations are published, and thus yet to be issued final regulations may apply to the treatment of any inducement fee received in connection with the acquisition of a Residual Certificate. Prospective purchaser of Residual Interest Securities are encouraged to consult with their own tax advisors regarding the effect of these proposed regulations.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of this type of a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a Residual Interest Security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which the holders are encouraged consult their own tax advisers.

     Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of the payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in Treasury regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a Non-U.S. Person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. Please read "Tax Treatment of Foreign Investors."

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for the quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of the Residual Interest Security at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. In the case of a Residual Interest Security having no economic value, the issue price will generally remain at zero, and all income allocated to the Residual Interest Security will be excess inclusions. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Treasury regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. Please read "-- Restrictions on Ownership and Transfer of Residual Interest Securities" and " -- Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1400C of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee) that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. If an "electing large partnership" holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under Section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership. For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than some service partnerships and commodity pools, which elects to apply simplified reporting provisions under the Code.

     Under the REMIC Treasury regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer

     o the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate for the year in which the transfer occurs, and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The REMIC Treasury regulations presume that the transferor of a REMIC residual interest did not have impeding the assessment or collection of tax as a significant purpose of the transfer if it: (i) conducts a reasonable investigation of the transferee's financial condition and concludes that the transferee has historically paid its debts as they come due and finds no significant evidence indicating that the transferee will not continue to pay its debts as they come due in the future, and (ii) receives a representation from the transferee that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes as they come due.

     Final Treasury regulations issued on July 19, 2002 (the "Final Regulations") provide a safe harbor under which transfers of noneconomic residual interests are treated as not disregarded for federal income tax purposes. Under the Final Regulations, a transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the applicable federal short-term rate.

     The Final Regulations provide an additional safe harbor for transfers of noneconomic residual interests to purchasers that are domestic, taxable C corporations (other than real estate investment trusts, regulated investment companies or REMICs). A transfer generally satisfies the this safe harbor if (1) at the time of the transfer, and at the close of each of the purchaser's two fiscal years preceding the year of transfer, the purchaser's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (2) the purchaser makes a written agreement that any subsequent transfer of the interest will be to another taxable, domestic C corporation in a transaction that satisfies the safe harbor, and (3) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with the residual interest will not be paid. For these purposes a transferor will be deemed to know that the taxes associated with the residual interest will not be paid if the amount of any inducement payment to be made to the purchaser relative to the liabilities assumed reasonably indicates that the taxes associated with holding the residual interest will not be paid. In addition, the transfer must meet the other conditions, described in the prospectus, requiring the transferor to investigate the financial condition of the purchaser and get a statement from the purchaser that it understands the tax nature of a noneconomic residual interest and intends to pay the taxes associated with holding the interest.

     The Final Regulations further provide that transfers to a foreign branch of a corporation that would be subject to tax on a net basis in the foreign jurisdiction on the income associated with the noneconomic residual interest are not eligible for safe harbor treatment.

     The Final Regulations generally apply to transfers of noneconomic residual interests after February 3, 2000, and thus generally apply to transfers of REMIC residual interests should they be determined to be noneconomic residual interests. The Final Regulations contain additional detail regarding their application and prospective investors in the REMIC residual interest are encouraged to consult their own tax advisors regarding the application of the Final Regulations to a transfer of such REMIC residual interests.

     If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Treasury regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. Please see "-- Tax Treatment of Foreign Investors" below.

     In addition, legislation has been proposed under which a REMIC would be secondarily liable for the tax liability of its residual interest. It is unknown whether this provision will be enacted. Prospective investors in REMIC residual interests are encouraged to consult their own tax advisors regarding proposed regulations and proposed legislation.

     Mark to Market Rules. A REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

     General. As specified in the related prospectus supplement if a REMIC or partnership election is not made, in the opinion of Andrews Kurth LLP, special counsel to the depositor, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under subpart E, Part I of Subchapter J of chapter 1 of subtitle A of the Code and not as an association taxable as a corporation (the securities of the series, "Pass-Through Securities"). In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases ("Stripped Securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

     Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, the income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent "reasonable" compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the specified amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, because the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the certificate, rather than with respect to the security. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. Please read "-- Taxation of Debt Securities -- Market Discount" and " -- Premium" above.

     In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each loan. The separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. The OID rules apply to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

     Servicing fees in excess of reasonable servicing fees ("excess servicing fees") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no Prepayment Assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

     The OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a Prepayment Assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. For tax years beginning after August 5, 1997 the Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that this method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

     Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

     o in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

     o the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

     o each Interest Weighted Stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are encouraged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in these circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price the holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security. In general, the maximum tax rate on ordinary income for individual taxpayers is greater than the maximum tax rate on long-term capital gains for individual taxpayers. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

Miscellaneous Tax Aspects

     Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a Holder, other than a holder of a REMIC Residual security, may, under certain circumstances, be subject to "backup withholding" at a rate of 28% (which rate will be increased to 31% for payments made after December31, 2010) with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

     o fails to furnish the trustee with its taxpayer identification number ("TIN");

     o    furnishes the trustee an incorrect TIN;


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

     o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     o under certain circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Non-U.S. Persons. Holders are encouraged to consult their own tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during the year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a Non-U.S. Person, the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from those interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless this rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Non-U.S. Persons. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

     Interest and OID of Holders who are Non-U.S. Persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are Non-U.S. Persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that this income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. These regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value.

     Under the REMIC Treasury regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Non-U.S. Person will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Non-U.S. Person transfers a Residual Interest Security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. Please read "-- Excess Inclusions."

Tax Characterization of the Trust Fund as a Partnership

     Andrews Kurth LLP, special counsel to the depositor, will deliver its opinion that a trust fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for the amount of tax that is not otherwise paid by the trust fund.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. In the case of notes for which a REMIC election is not made, the trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, except as otherwise provided in the related prospectus supplement, advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made, or accrued, to a noteholder who is a Non-U.S. Person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person

     o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and

     o provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Non-U.S. Person and providing the Non-U.S. Person's name and address.

     If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 BEN or substitute form provided by the Non-U.S. Person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold 28% (which rate will be increased to 31% for payments made after December31, 2010) of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates for a Trust Fund Treated as a Partnership

     Treatment of the Trust Fund as a Partnership. If the trust fund is to be treated as a partnership for tax purposes, the trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. This allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor or an affiliate. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay the taxes.

In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

     An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership and a sale of certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to the special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make this election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward this information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person,
(y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish this information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     Unless otherwise specified in the related prospectus supplement, the depositor will be designated as the tax matters partner in the related Trust Agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to certificateholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and at the highest federal income tax rate applicable to U.S. individual taxpayers for all other Non-U.S. Persons. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on an applicable IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each holder that is a Non-U.S. Person might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each holder that is a Non-U.S. Person must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8 BEN in order to assure appropriate crediting of the taxes withheld. A holder that is a Non-U.S. Person generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a Non-U.S. Person generally will be considered guaranteed payments to the extent those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a holder that is a Non-U.S. Person would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 28% (which rate will be increased to 31% for payments made after December 31, 2010) if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to those securities.

     ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA or to Section 4975 of the Code and on persons who are fiduciaries with respect to those Plans and other persons who bear specified relationships to Plans ("Parties in Interest"). Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of those plans may be invested in securities without regard to ERISA's requirements, but are subject to the provisions of applicable federal or state law. Any of those plans which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code
Section 503.

     On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101). Under this "Plan Asset Regulation," the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an "equity interest" could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Asset Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer could be deemed to be fiduciaries or other Parties in Interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. However, the regulation generally provides that, in addition to certain other technical exceptions, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the loans may be deemed plan assets of each Plan that purchases securities, an investment in the securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

     In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in securities that represent interests in a pool consisting of loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving subordinate securities. Accordingly, unless otherwise provided in the related prospectus supplement, no transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) securities issued in a series consisting of only a single class of securities; and (ii) senior securities issued in a series in which there is only one class of senior securities; provided that the securities in the case of clause (i), or the senior securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage (greater than 0%) of future interest payments and a specified percentage (greater than 0%) of future principal payments on the loans. It is not clear whether a class of securities that evidences beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

     o the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

     o the existence of a pool trustee who is not an affiliate of the pool sponsor; and

     o a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

     The depositor believes that the first general condition referred to above will be satisfied with respect to the securities in a series issued without a subordination feature, or the senior securities only in a series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. In any event, the trustee will not be affiliated with the depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates in pass-through trusts that consist of certain receivables, loans and other obligations, and the servicing, operation and management of those asset-back pass-through trusts, provided the conditions and requirements of the Underwriter Exemptions are met.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

     (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund, unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property (a "Designated Transaction");

     (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch");

     (4) the trustee must not be an affiliate of any other member of the Restricted Group as defined below, other than an underwriter;

     (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith;

     (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act; and

     (7) for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

     If an issuer holds obligations that have high Loan-to-Value Ratios, the Underwriter Exemption may apply to the issuer's non-subordinated certificates rated in one of the two highest generic rating categories by at least one of the rating agencies if the obligations are residential or home equity loans, and the fair market value of the collateral on the closing date is at least 80% of the sum of the outstanding principal balance of the obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

     The trust fund must also meet the following requirements:

     (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories (or four, in a Designated Transaction) of S&P (as defined below), Moody's or Fitch for at least one year prior to the Plan's acquisition of certificates; and

     (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

     o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

     o the fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

     o the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

     o immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Underwriter Exemptions generally do not apply to Plans sponsored by the seller, and underwriter, the trustee, the servicer, any insurer with respect to the loans, any obligor with respect to loans included in the trust fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "Restricted Group").

     The Underwriter Exemptions provide exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Underwriter Exemptions. Mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date (the "Pre-Funding Period"), instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

     (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent (25%).

     (2) All Obligations transferred after the closing date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a Rating Agency.

     (3) The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Underwriter Exemption receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

     (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date.

     (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the trust fund:

          (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

          (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the closing date.

     (6) The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the Pooling and Servicing Agreement or an Event of Default occurs.

     (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments ("Certain Investments").

     (8)  The related prospectus or prospectus supplement must describe:

          (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

          (ii) the duration of the Pre-Funding Period;

          (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and

          (iv) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

     (9) The related Pooling and Servicing Agreement must describe the Certain Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

     The rating of a security may change. If a class of securities no longer has a permitted rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it).

     The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted this legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

     All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets.

Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

     o by negotiated firm commitment underwriting and public reoffering by underwriters;

     o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     o    by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which that series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     This prospectus, together with the related prospectus supplement, may be used by FTN Financial Securities Corp., an affiliate of First Horizon Asset Securities Inc. and First Horizon Home Loan Corporation, in connection with offers and sales related to market making transactions in the securities in which FTN Financial Securities Corp. acts as principal. FTN Financial Securities Corp. may also act as agent in those transactions. Sales in those transactions will be made at prices related to prevailing prices at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which those underwriters or agents may be required to make in respect thereof.

     If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  LEGAL MATTERS

     The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

     A rating is based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to a class of securities and will reflect the Rating Agency's assessment solely of the likelihood that holders of that class of securities will receive payments to which the holders are entitled under the related Agreement. A rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. This analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, they will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                                     ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the book-entry securities will be available only in book-entry form. Investors in the book-entry securities may hold them through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The book-entry securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in book-entry securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg or Euroclear and investors holding interests in book-entry securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

     Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the book-entry securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S. holders (as described below) of book-entry securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

                               INITIAL SETTLEMENT

     The book-entry securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

     Investors electing to hold interests in book-entry securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold interests in book-entry securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in book-entry securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                            SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

     Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in book-entry securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Transfers between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When interests in book-entry securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the book-entry securities against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the book-entry securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the book-entry securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the book-entry securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in book-entry securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the book-entry securities were credited to their accounts. However, interest on the book-entry securities would accrue from the value date. Therefore, the investment income on the interest in the book-entry securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

     Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in book-entry securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

     Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in book-entry securities from DTC participants or sellers settling through them for delivery to

Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques SHOULD be available to eliminate this potential condition:

     (a) borrowing interests in book-entry securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing interests in book-entry securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

     Transfers between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in book-entry securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the book-entry securities to the DTC participant's account against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of book-entry securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of notes that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change.

     Exemption for Non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

     Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     Form W-8BEN and Form W-8ECI are effective until the last day of the third succeeding calendar year from the date the form is signed, unless a change in circumstance makes any information on the form incorrect.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This discussion does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the book-entry securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

                             INDEX OF DEFINED TERMS

                                                                            Page
                                                                            ----
10 percent shareholder........................................................99
accredited investor..........................................................106
Additional Obligations.......................................................107
Agreement.....................................................................16
APR...........................................................................20
Available Funds...............................................................32
backup.......................................................................103
backup withholding............................................................96
beneficial owner..............................................................41
BIF...........................................................................56
borrower......................................................................76
California Military Code......................................................77
capital assets................................................................83
Capitalized Interest Account..................................................58
Cash Flow Bond Method.........................................................95
CERCLA........................................................................72
Certain Investments..........................................................108
Claimable Amount..............................................................81
Class Security Balance........................................................32
Code..........................................................................31
COFI securities...............................................................39
Collateral Value..............................................................20
Combined Loan-to-Value Ratio..................................................20
commercially reasonable.......................................................71
companion classes.............................................................36
constant maturity.............................................................40
Contingent Regulations........................................................85
contracts.....................................................................75
controlled foreign corporation................................................99
cooperative housing corporation...............................................59 cooperative loans.............................................................17
cooperatives..................................................................17
covered home loans............................................................82
Cut-off Date Principal Balance................................................30
daily portions................................................................85
Debt securities...............................................................84
debt-to-income ratio..........................................................28
Definitive Security...........................................................41
Designated Transaction.......................................................106
Detailed Description..........................................................17
DOL..........................................................................104
DTC......................................................................41, 112
due-on-sale...............................................................18, 51
effectively connected.........................................................97
Eleventh District.............................................................39
encourage.....................................................................74
equity interest..............................................................104
ERISA.........................................................................31
European Depositories.........................................................41
Events of Default.............................................................64
excess inclusion..............................................................91
excess servicing fees.........................................................95

FHA...........................................................................17
FHLBSF........................................................................39
Final Bond Premium Regulations................................................87
Final Regulations.............................................................92
Financial Intermediary........................................................41
First Horizon.................................................................25
Fitch........................................................................106
foreign person................................................................99
fully modified pass-through...................................................21
Funding Period................................................................58
Garn-St Germain Act...........................................................74
Georgia Act...................................................................82
Ginnie Mae I Certificate......................................................21
Ginnie Mae II Certificate.....................................................21
Guide.........................................................................25
high cost......................................................................9
High Cost Loans...............................................................81
high-risk mortgage securities................................................109
home loans....................................................................82
Homeownership Act.............................................................81
Indenture.....................................................................30
inducement fees...............................................................90
Insurance Proceeds............................................................57
Insured Expenses..............................................................57
Interest Settlement Rate......................................................38
Interest Weighted Securities..................................................86
L/C Bank......................................................................46
L/C Percentage................................................................46
lender........................................................................76
LIBO Method...................................................................39
Liquidation Expenses..........................................................57
Liquidation Proceeds..........................................................57
Loan Rate.....................................................................18
Loan-to-Value Ratio...........................................................20
lock-up......................................................................112
market discount...............................................................87
Master Servicing Fee..........................................................62
MGT/EOC.......................................................................43
Money Rates...................................................................40
Moody's..................................................................47, 106
Mortgage......................................................................54
mortgage pass-through certificate............................................105 mortgage pool pass-through certificates......................................104 mortgage related securities..................................................109
National Cost of Funds Index..................................................40
NCUA.........................................................................109
new partnership..............................................................101
Non-U.S. Person...............................................................83
objective rate................................................................85
Obligations..................................................................107
OID...........................................................................84
OID Regulations...............................................................84
old partnership..............................................................101
operator..................................................................12, 72
ortgage related securities...................................................109
OTS...........................................................................40

owner.....................................................................12, 72
Parties in Interest..........................................................104
Pass-Through Rate.............................................................16
Pass-Through Securities.......................................................94
Pay-Through Security..........................................................85
percentage interests..........................................................64
Permitted Investments.........................................................47
Plans........................................................................104
Policy Statement.............................................................109
Pool Insurance Policy.........................................................48
Pool Insurer..................................................................48
Pooling and Servicing Agreement...............................................16
portfolio interest.......................................................91, 103
Pre-Funded Amount.............................................................58
Pre-Funding Account...........................................................58
Pre-Funding Limit............................................................107
Pre-Funding Period...........................................................107
Prepayment Assumption.........................................................85
Primary Mortgage Insurance Policy.............................................19
Prime Rate....................................................................40
Principal Prepayments.........................................................33
Property Improvement Loans....................................................78
prudent investor.............................................................109
PTE 83-1.....................................................................104
Purchase Price................................................................29
qualified floating rate.......................................................85
qualified floating rates......................................................85
qualified liquidation.........................................................68
qualified stated interest.................................................84, 98
Rating Agency................................................................111
Ratio Strip Securities........................................................95
RCRA..........................................................................72
real estate assets........................................................88, 96
real estate mortgage investment conduit.......................................31
Record Date...................................................................31
Refinance Loan................................................................20
Regular Interest Securities...................................................84
Regular Interests.............................................................88
related person................................................................99
Relevant Depositary...........................................................41
Relief Act....................................................................77
REMIC.........................................................................22
reportable payments...........................................................97
Residual Interest Security....................................................90
residual interests............................................................31
Residual Interests............................................................88
responsible parties...........................................................72
Restricted Group.............................................................107
Retained Interest.............................................................30
Rules.........................................................................41
S&P..........................................................................106
SAIF..........................................................................56
Sale and Servicing Agreement..................................................16
SEC.......................................................................24, 46
secured by....................................................................95
secured creditor exclusion....................................................72

Securities Act................................................................21
Security Account..............................................................56
Security Owners...............................................................41
Security Register.............................................................31
Sellers.......................................................................16
Senior Securities.............................................................45
Servicing Fee.................................................................94
Short-Term Note...............................................................98
Single Family Properties......................................................19
Single Family Securities.....................................................104
SMMEA........................................................................109
stripped bonds................................................................95
stripped coupons..............................................................95
Stripped Securities...........................................................94
structuring range.............................................................36
Subsequent Loans..............................................................58
substantial equity features..................................................104
tenant-stockholder............................................................59
Terms and Conditions..........................................................43
TIN...........................................................................96
Title I Loans.................................................................78
Title I Program...............................................................78
Title V.......................................................................75
Trust Agreement...........................................................16, 30
Trust Fund Assets.............................................................16
U.S. Person..............................................................83, 115
UCC...........................................................................71
Underwriter Exemptions.......................................................105
unrelated business taxable income.......................................100, 101
VA............................................................................17
VA Guaranty...................................................................62
window period.................................................................74
window period states..........................................................74

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              [FIRSTHORIZON LOGO]

                          (SELLER AND MASTER SERVICER)

                FIRST HORIZON MORTGAGE PASS-THROUGH TRUST 2004-5
                                    (ISSUER)

                                  $205,377,075
                                 (APPROXIMATE)

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5

                               ------------------
                             PROSPECTUS SUPPLEMENT
                               ------------------

                            DEUTSCHE BANK SECURITIES
                                 FTN FINANCIAL

    DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL SEPTEMBER 27, 2004.

                                 JUNE 28, 2004

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          STATEMENT OF DIFFERENCES

The plus or minus sign shall be expressed as.......................... +-